As filed with the Securities and Exchange Commission on May 6, 2016.

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7381	46-0678374
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

285 North Drive

Suite D

Melbourne, FL 32904

(203) 266-2103

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

National Corporate Research, Ltd.

615 South DuPont Highway

Dover, DE 19901

(800) 483-1140

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications, including communications sent to agent for service, should be sent to:

David E. Danovitch, Esq.

Nakia Elliott, Esq.

Zachary D. Blumenthal, Esq.

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue, 9th Floor

New York, NY 10022

(212) 603-6300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	10,050,000		$0.46	$4,623,000	$465.54
Common Stock, $0.0001 par value per share, issuable upon exercise of Warrants to Purchase Common Stock	2,512,500	(3)	$0.46	$1,155,750	$116.38
Total	12,562,500		$0.46	$5,778,750	$581.92

(1)	All shares registered pursuant to this registration statement are to be offered by the selling stockholder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of additional shares of the registrant’s common stock, $0.0001 par value per share, issued to prevent dilution resulting from stock splits, stock dividends or similar events.
(2)	Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices of the registrant’s common stock on the NASDAQ Capital Market on May 2, 2016, which date is within five (5) business days of the filing of this registration statement.
(3)	Represents shares of the registrant’s common stock issuable upon exercise of warrants to purchase shares of common stock. Such warrants have been issued to the selling stockholder named in this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 6, 2016

12,562,500 Shares of Common Stock

NXT-ID, INC.

This prospectus relates to the offer and resale by the selling stockholder identified in this prospectus of up to an aggregate of 12,562,500 shares of our common stock, $0.0001 par value per share. The offered shares of common stock are issuable, or may in the future become issuable, with respect to the issuance of shares of common stock and warrants to purchase common stock (the “WVH Warrants”) issued in connection with a private placement transaction we completed between us and the selling stockholder identified in this prospectus. See “Private Placement of Securities.”

We will not receive any of the proceeds from the sale of the common stock by the selling stockholder. However, to the extent the WVH Warrants are exercised for cash, as applicable, we will receive up to $1,884,375.

The selling stockholder identified in this prospectus may offer the shares of common stock from time to time through public or private transactions at prevailing market prices or at privately negotiated prices. See “Plan of Distribution.”

We have agreed to pay certain expenses in connection with the registration of the shares of common stock.  The selling stockholder will pay all brokerage expenses, fees, discounts and selling commissions, if any, in connection with the sale of the shares of common stock.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “NXTD.” On May 2, 2016, the last reported sale price of our common stock as reported on the NASDAQ Capital Market was $0.45 per share.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 to read about factors you should consider before investing in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2016.

Neither we nor the selling stockholder have authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. The information in this prospectus or any free writing prospectus is accurate only as of its date, regardless of its time of delivery or the time of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through and including                 , 2016 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should carefully read this entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements before making a decision about whether to invest in our common stock. All references to “we,” “us,” “our,” and the “Company” refer to Nxt-ID, Inc., unless we specifically state otherwise or the context indicates otherwise.

Our Company

We are an emerging growth technology company that is focused on products, solutions, and services for security on mobile devices. Our core technologies consist of those that support digital payments, biometric identification, encryption, sensors, and miniaturization. We have three distinct lines of business that we are currently pursuing, which are in various stages of development: mobile commerce (“m-commerce”), primarily through the application of secure digital payment technologies; biometric access control applications; and Department of Defense contracting. Our initial efforts have primarily focused on the development of our secure products for the growing m-commerce market, most immediately, a secure mobile electronic smart wallet, the Wocket®. The Wocket® is a smart wallet, the next evolution in smart devices following the smartphone and smartwatch, designed to protect the identity of users and replace all the cards in their wallet, with no smart phone required. The Wocket® works almost everywhere credit cards are accepted. We are also developing a smartcard that functions in a similar manner to the Wocket® and have a distribution agreement with an international direct selling company to distribute that product. Our biometric access control applications and defense contracting opportunities are still in an emerging growth stage.

We believe that our MobileBio® products will provide distinct advantages within the m-commerce market by improving mobile security. Currently, most mobile devices continue to be protected simply by PIN numbers. This security methodology is easily duplicated on another device and can easily be spoofed or hacked. Our security paradigm is Dynamic Pairing Codes (“DPC”). DPC is a new, proprietary method to secure users, devices, accounts, locations and servers over any communication media by sharing key identifiers, including biometric-enabled identifiers, between end-points by passing dynamic pairing codes (random numbers) between end-points to establish sessions and/or transactions without exposing identifiers or keys. The recent high-level breaches of personal credit card data raises serious concerns among consumers about the safety of their money. These consumers are also resistant to letting technology companies learn even more about their personal purchasing habits.

Our plan also anticipates that we will use our core biometric facial and voice recognition algorithms to develop security applications (both cloud based and locally hosted) that can be used for companies (for industrial uses, such as enterprise computer networks) as well as individuals (for consumer uses, such as smart phones, tablets or personal computers), law enforcement, the defense industry, and the U.S. Department of Defense.

We are an emerging growth company and have incurred net losses since our inception. In order to execute our long-term strategic plan to develop and commercialize our core products, we will need to raise additional funds through public or private equity offerings, debt financings, or other means. We can give no assurance that the cash raised subsequent to December 31, 2015 or any additional funds raised will be sufficient to execute our business plan. These conditions raise substantial doubt about our ability to continue as a going concern. We can give no assurance that additional funds will be available on reasonable terms, or available at all, or that we will generate sufficient revenue to alleviate these conditions.

1

Private Placement of Securities

The shares of common stock offered by the selling stockholder pursuant to this prospectus were issued, or will be issuable, in connection with the following private placement transaction (See “Private Placement of Securities”):

Securities Purchase Agreement with WorldVentures Holdings, LLC

On December 31, 2015, we entered into a securities purchase agreement (the “WVH Purchase Agreement”) with WorldVentures Holdings, LLC (“WorldVentures” or “WVH”) providing for the issuance and sale by us of 10,050,000 shares (the “WVH Shares”) of common stock and a common stock purchase warrant (the “WVH Warrant”) to purchase 2,512,500 shares (the “WVH Warrant Shares”) of common stock for an aggregate purchase price of $2,000,000. The WVH Warrant is initially exercisable on May 31, 2016 at an exercise price equal to $0.75 per share and expires on December 31, 2018.

Corporate Information

Our principal executive offices are located at 285 North Drive, Suite D, Melbourne, FL 32934, and our telephone number is (203) 266-2103. Our website address is www.nxt-id.com. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. The information on our website is not part of this prospectus.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. We will remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenue exceed $1 billion, (ii) the date that we become a ‘‘large accelerated filer’’ as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Pursuant to Section 102 of the JOBS Act, we have provided reduced executive compensation disclosure and have omitted a compensation discussion and analysis from this prospectus. Pursuant to Section 107 of the JOBS Act, we have elected to utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

The Offering

Common Stock Offered by the Selling Stockholder:	Up to 12,562,500 shares of common stock.

Common Stock Outstanding after this Offering (assuming exercise of all of the WVH Warrants)(1):	59,902,283 shares of common stock.

Terms of the Offering:	The selling stockholder will determine when and how it sells the common stock offered in this prospectus, as described in “Plan of Distribution.”

2

Use of Proceeds:	We will not receive any of the proceeds from the sale of the shares of common stock being offered under this prospectus. However, to the extent applicable, if the WVH Warrants are exercised for cash, we will receive up to $1,884,375. See “Use of Proceeds.”

Risk Factors: NASDAQ Symbol:

You should read the “Risk Factors” section of this prospectus for a discussion of factors to carefully consider before deciding to invest in shares of our common stock.

Our common stock is listed on the NASDAQ Capital Market under the symbol “NXTD”.

(1)	The number of shares of our common stock to be issued and outstanding after this offering is based on 57,389,783 shares of common stock issued and outstanding as of May 2, 2016, which number excludes:

●	4,600 shares of common stock issuable upon the exercise of warrants issued in June 2013, which are exercisable at $1.00 per share.
●	41,539 shares of common stock issuable upon the exercise of warrants issued on January 13, 2014, which are exercisable at $3.00 per share.
●	525,000 shares of common stock issuable upon the exercise of warrants issued on January 13, 2014, which are exercisable at $2.00 per share.
●	350,000 shares of common stock issuable upon the exercise of warrants issued in June 2014, which are exercisable at $0.50 per share.
●	100,000 shares of common stock issuable upon the exercise of warrants issued on August 21, 2014, which are exercisable at $2.00 per share.
●	2,233,637 shares of common stock issuable upon the exercise of warrants issued on September 15, 2014, which are exercisable at $3.288 per share.
●	468,749 shares of common stock issuable upon the exercise of Class A Warrants issued on April 24, 2015, which are exercisable at $3.02 per share.
●	468,749 shares of common stock issuable upon the exercise of Class B Warrants issued on April 24, 2015, which are exercisable at $5.00 per share.
●	860,716 shares of common stock issuable upon the exercise of warrants issued on August 5, 2015, which are exercisable at $2.35 per share.
●	3,566,697 shares of common stock issuable upon the conversion of $838,174 in outstanding principal amount of convertible notes at a conversion price of $0.235, which convertible notes were issued on December 8, 2015.
●	2,512,500 shares of common stock issuable upon the exercise of warrants issued on December 31, 2015, which are exercisable at $0.75 per share.

●	4,166,667 shares of common stock issuable upon the conversion of $2,500,000 in stated value of Series A Convertible Preferred Stock issued on April 6, 2016, which is convertible at $0.60 per share.

3

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision. The risks and uncertainties described below are not the only risks we face. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Before making an investment decision, you should carefully consider these risks, as well as the other information we include in this prospectus.

Risks Relating to the Company’s Business

We are uncertain of our ability to continue as a going concern, indicating the possibility that we may not be able to operate in the future.

To date, we have completed only the initial stages of our business plan and we can provide no assurance that we will be able to generate a sufficient amount of revenue, if at all, from our business in order to achieve profitability.  It is not possible for us to predict at this time the potential success of our business. The revenue and income potential of our proposed business and operations are currently unknown. If we cannot continue as a viable entity, you may lose some or all of your investment in our company.

The Company is an emerging growth company and has incurred net losses of $13,076,854 for the year ended December 31, 2015. As of December 31, 2015, the Company had cash and stockholders’ equity of $418,991 and $881,333, respectively. At December 31, 2015, the Company had working capital of $508,119. Our ability to continue as a going concern is contingent upon, among other factors, our ability to raise additional cash from equity financings, secure debt financing, and/or generate revenue from the sales of our products. We cannot provide any assurance that we will be able to raise additional capital.  If we are unable to secure additional capital, we may be required to curtail our research and development initiatives and take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

Because we are an emerging growth company, we expect to incur significant additional operating losses.

The Company is an emerging growth company. The amount of future losses and when, if ever, we will achieve profitability are uncertain. Our current products have not generated significant commercial revenue for the Company and there can be no guarantee that we can generate sufficient revenues from the commercial sale of our products in the near future to fund our ongoing capital needs.

We have a limited operating history upon which you can gauge our ability to obtain profitability.

We have a limited operating history and our business and prospects must be considered in light of the risks and uncertainties to which emerging growth companies are exposed. We cannot provide assurances that our business strategy will be successful or that we will successfully address those risks and the risks described herein. Most important, if we are unable to secure future capital, we may be unable to continue our operations. We may incur losses on a quarterly or annual basis for a number of reasons, some of which may be outside our control.

If we cannot obtain additional capital required to finance our research and development efforts, our business may suffer and you may lose the value of your investment.

We may require additional funds to further execute our business plan and expand our business. If we are unable to obtain additional capital when needed, we may have to restructure our business or delay or abandon our development and expansion plans. If this occurs, you may lose part or all of your investment. We will have ongoing capital needs as we expand our business.  If we raise additional funds through the sale of equity or convertible securities, your ownership percentage of our common stock will be reduced. In addition, these transactions may dilute the value of our common stock.  We may have to issue securities that have rights, preferences and privileges senior to our common stock.  The terms of any additional indebtedness may include restrictive financial and operating covenants that would limit our ability to compete and expand. There can be no assurance that we will be able to obtain the additional financing we may need to fund our business, or that such financing will be available on terms acceptable to us.

4

We will require additional capital in the future to develop the NFC Wocket®. If we do not obtain any such additional financing, if required, our business prospects, financial condition and results of operations will be adversely affected.

We will require additional capital in the future to develop the NFC Wocket®. We may not be able to secure adequate additional financing when needed on acceptable terms, or at all. To execute our business strategy, we may issue additional equity securities in public or private offerings, potentially at a price lower than the market price of our common stock at the time of such issuance. If we cannot secure sufficient additional funding we may be forced to forego strategic opportunities or delay, scale back and eliminate future product development.

We face intense competition in our market, especially from larger, well-established companies, and we may lack sufficient financial or other resources to maintain or improve our competitive position.

A number of other companies engage in the business of developing applications for facial recognition for access control. The market for biometric security products is intensely competitive, and we expect competition to increase in the future from established competitors and new market entrants. Our current competitors include both emerging or developmental stage companies such as ourselves as well as larger companies. Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages such as:

●	Greater name recognition and longer operating histories;
●	Larger sales and marketing budgets and resources;
●	Broader distribution and established relationships with distribution partners and end-customers;
●	Greater customer support resources;
●	Greater resources to make acquisitions;
●	Larger and more mature intellectual property portfolios; and
●	Substantially greater financial, technical, and other resources.

In addition, some of our larger competitors have substantially broader product offerings and leverage their relationships based on other products or incorporate functionality into existing products to gain business in a manner that discourages users from purchasing our products, including through selling at zero or negative margins, product bundling, or closed technology platforms. Conditions in our market could change rapidly and significantly as a result of technological advancements, partnering by our competitors or continuing market consolidation. New start-up companies that innovate and large competitors that are making significant investments in research and development may invent similar or superior products and technologies that compete with our products and technology. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources.

Our markets are subject to technological change and our success depends on our ability to develop and introduce new products.

Each of the governmental and commercial markets for our products is characterized by:

●	Changing technologies;
●	Changing customer needs;
●	Frequent new product introductions and enhancements;
●	Increased integration with other functions; and
●	Product obsolescence.

5

Our success will be dependent in part on the design and development of new products. To develop new products and designs for our target markets, we must develop, gain access to and use leading technologies in a cost-effective and timely manner and continue to expand our technical and design expertise. The product development process is time-consuming and costly, and there can be no assurance that product development will be successfully completed, that necessary regulatory clearances or approvals will be granted on a timely basis, or at all, or that the potential products will achieve market acceptance. Our failure to develop, obtain necessary regulatory clearances or approvals for, or successfully market potential new products could have a material adverse effect on our business, financial condition and results of operations.

Claims by others that we infringe their intellectual property rights could increase our expenses and delay the development of our business. As a result, our business and financial condition could be harmed.

Our industries are characterized by the existence of a large number of patents as well as frequent claims and related litigation regarding patent and other intellectual property rights. We cannot be certain that our products do not and will not infringe issued patents, patents that may be issued in the future, or other intellectual property rights of others.

We do not have the resources to conduct exhaustive patent searches to determine whether the technology used in our products infringes patents held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

We may face claims by third parties that our products or technology infringe their patents or other intellectual property rights. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract the attention of our management. If any of our products are found to violate third-party proprietary rights, we may be required to pay substantial damages. In addition, we may be required to re-engineer our products or obtain licenses from third parties to continue to offer our products. Any efforts to re-engineer our products or obtain licenses on commercially reasonable terms may not be successful, which would prevent us from selling our products, and, in any case, could substantially increase our costs and have a material adverse effect on our business, financial condition and results of operations.

Existing or pending patents could adversely affect our business.

On November 12, 2015, we received a complaint that one of our technologies infringed upon one or more claims of a patent(s) issued to the claimant.  The claimant has subsequently acknowledged that we are not currently infringing on their patent(s) as the technology in question is not commercially available at the current time. We are in the process of negotiating a future royalty agreement with the claimant should we decide to introduce this technology in the future.

We may not be able to protect our intellectual property rights adequately.

Our ability to compete for government contracts is affected, in part, by our ability to protect our intellectual property rights. We rely on a combination of patents, trademarks, copyrights, trade secrets, confidentiality procedures and non-disclosure and licensing arrangements to protect our intellectual property rights. Despite these efforts, we cannot be certain that the steps we take to protect our proprietary information will be adequate to prevent misappropriation of our technology or protect that proprietary information. The validity and breadth of claims in technology patents involve complex legal and factual questions and, therefore, may be highly uncertain. Nor can we assure you that, if challenged, our patents will be found to be valid or enforceable, or that the patents of others will not have an adverse effect on our ability to do business. In addition, the enforcement of laws protecting intellectual property may be inadequate to protect our technology and proprietary information.

We may not have the resources to assert or protect our rights to our patents and other intellectual property. Any litigation or proceedings relating to our intellectual property, whether or not meritorious, will be costly and may divert the efforts and attention of our management and technical personnel.

6

We also rely on other unpatented proprietary technology, trade secrets and know-how and no assurance can be given that others will not independently develop substantially equivalent proprietary technology, techniques or processes, that such technology or know-how will not be disclosed or that we can meaningfully protect our rights to such unpatented proprietary technology, trade secrets, or know-how. Although intend to enter into non-disclosure agreements with our employees and consultants, there can be no assurance that such non-disclosure agreements will provide adequate protection for our trade secrets or other proprietary know-how.

Our success will depend, in part, on our ability to obtain new patents.

To date, we have licensed sixteen (16) United States patents and our success will depend, in part, on our ability to obtain patent and trade secret protection for proprietary technology that we currently possess or that we may develop in the future. No assurance can be given that any pending or future patent applications will be issued as patents, that the scope of any patent protection obtained will be sufficient to exclude competitors or provide competitive advantages to us, that any of our patents will be held valid if subsequently challenged or that others will not claim rights in or ownership of the patents and other proprietary rights held by us.

Furthermore, there can be no assurance that our competitors have not or will not independently develop technology, processes or products that are substantially similar or superior to ours, or that they will not duplicate any of our products or design around any patents issued or that may be issued in the future to us. In addition, whether or not patents are issued to us, others may hold or receive patents which contain claims having a scope that covers products or processes developed by us.

We may not have the resources to adequately defend any patent infringement litigation or proceedings. Any such litigation or proceedings, whether or not determined in our favor or settled by us, is costly and may divert the efforts and attention of our management and technical personnel. In addition, we may be required to obtain licenses to patents or proprietary rights from third parties. There can be no assurance that such licenses will be available on acceptable terms if at all. If we do not obtain required licenses, we could encounter delays in product development or find that the development, manufacture or sale of products requiring such licenses could be foreclosed. Accordingly, challenges to our intellectual property, whether or not ultimately successful, could have a material adverse effect on our business and results of operations.

We rely on a third party for licenses relating to a critical component of our technology. The failure of such licensor would materially and adversely affect our business and product offerings.

We currently license technology for a critical component of our current product offerings from a third party. The third party’s independent registered public accounting firm included an explanatory paragraph in its audit report as it relates to the third party’s ability to continue as a going concern in its recent financial statement. In the event that our licensor were to fail, it could impact our license arrangement and impede our ability to further commercialize our technology. In the event we were to lose our license or our license were to be renegotiated as a result of our licensor’s failure, our ability to manage our business would suffer and it would significantly harm our business, operating results and financial condition.

Our future success depends on the continued service of management, engineering and sales personnel and our ability to identify, hire and retain additional personnel.

Our success depends, to a significant extent, upon the efforts and abilities of members of senior management. We have entered into an employment agreement with our Chief Executive Officer, but have not entered into an employment agreement with our Chief Financial officer or Chief Technology Officer and we have no current plans to use employment agreements as a tool to attract and retain new hires that we may make of key personnel in the future. The loss of the services of one or more of our senior management or other key employees could adversely affect our business. We currently maintain a key person life insurance policy on our Chief Executive Officer only.

There is intense competition for qualified employees in our industry, particularly for highly skilled design, applications, engineering and sales people. We may not be able to continue to attract and retain developers, managers, or other qualified personnel necessary for the development of our business or to replace qualified individuals who may leave us at any time in the future. Our anticipated growth is expected to place increased demands on our resources, and will likely require the addition of new management and engineering staff as well as the development of additional expertise by existing management employees. If we lose the services of or fail to recruit engineers or other technical and management personnel, our business could be harmed.

7

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

Periods of rapid growth and expansion could place a significant strain on our resources, including our employee base, which could negatively impact our operating results.

We may experience periods of rapid growth and expansion, which may place significant strain and demands on our management, our operational and financial resources, customer operations, research and development, marketing and sales, administrative, and other resources. To manage our possible future growth effectively, we will be required to continue to improve our management, operational and financial systems. Future growth would also require us to successfully hire, train, motivate and manage our employees. In addition, our continued growth and the evolution of our business plan will require significant additional management, technical and administrative resources. If we are unable to manage our growth successfully we may not be able to effectively manage the growth and evolution of our current business and our operating results could suffer.

We depend on contract manufacturers, and our production and products could be harmed if it is unable to meet our volume and quality requirements and alternative sources are not available.

We rely on contract manufacturers to provide manufacturing services for our products. If these services become unavailable, we would be required to identify and enter into an agreement with a new contract manufacturer or take the manufacturing in-house. The loss of our contract manufacturers could significantly disrupt production as well as increase the cost of production, thereby increasing the prices of our products. These changes could have a material adverse effect on our business and results of operations.

If we do not effectively manage changes in our business, these changes could place a significant strain on our management and operations.

Our ability to grow successfully requires an effective planning and management process.  The expansion and growth of our business could place a significant strain on our management systems, infrastructure and other resources.  To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner.  Our controls, systems, procedures and resources may not be adequate to support a changing and growing company.  If our management fails to respond effectively to changes and growth in our business, including acquisitions, this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We may not be able to access the equity or credit markets.

We face the risk that we may not be able to access various capital sources including investors, lenders, or suppliers. Failure to access the equity or credit markets from any of these sources could have a material adverse effect on our business, financial condition, results of operations, and future prospects.

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Persistent global economic trends could adversely affect our business, liquidity and financial results.

Although improving, persistent global economic conditions, particularly the scarcity of capital available to smaller businesses, could adversely affect us, primarily through limiting our access to capital and disrupting our clients’ businesses.  In addition, continuation or worsening of general market conditions in economies important to our businesses may adversely affect our clients’ level of spending and ability to obtain financing, leading to us being unable to generate the levels of sales that we require.  Current and continued disruption of financial markets could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

We may seek or need to raise additional funds. Our ability to obtain financing for general corporate and commercial purposes or acquisitions depends on operating and financial performance, and is also subject to prevailing economic conditions and to financial, business and other factors beyond our control. The global credit markets and the financial services industry have been experiencing a period of unprecedented turmoil characterized by the bankruptcy, failure or sale of various financial institutions. An unprecedented level of intervention from the U.S. and other governments has been seen. As a result of such disruption, our ability to raise capital may be severely restricted and the cost of raising capital through such markets or privately may increase significantly at a time when we would like, or need, to do so. Either of these events could have an impact on our flexibility to fund our business operations, make capital expenditures, pursue additional expansion or acquisition opportunities, or make another discretionary use of cash and could adversely impact our financial results.

Although recent trends point to continuing improvements, there is still lingering volatility and uncertainty. A change or disruption in the global financial markets for any reason may cause consumers, businesses and governments to defer purchases in response to tighter credit, decreased cash availability and declining consumer confidence. Accordingly, demand for our products could decrease and differ materially from their current expectations. Further, some of our customers may require substantial financing in order to fund their operations and make purchases from us. The inability of these customers to obtain sufficient credit to finance purchases of our products and meet their payment obligations to us or possible insolvencies of our customers could result in decreased customer demand, an impaired ability for us to collect on outstanding accounts receivable, significant delays in accounts receivable payments, and significant write-offs of accounts receivable, each of which could adversely impact our financial results.

Risks Related to Our Biometric Recognition Applications and Related Products

Our biometric products and technologies may not be accepted by the intended commercial consumers of our products, which could harm our future financial performance.

There can be no assurance that our biometric systems will achieve wide acceptance by commercial consumers of such security-based products, and market acceptance generally. The degree of market acceptance for products and services based on our technology will also depend upon a number of factors, including the receipt and timing of regulatory approvals, if any, and the establishment and demonstration of the ability of our proposed device to provide the level of security in an efficient manner and at a reasonable cost. Our failure to develop a commercial product to compete successfully with existing security technologies could delay, limit or prevent market acceptance. Moreover, the market for new biometric-based security systems is largely undeveloped, and we believe that the overall demand for mobile biometric-based security systems technology will depend significantly upon public perception of the need for such a level of security. There can be no assurance that the public will believe that our level of security is necessary or that private-industry will actively pursue our technology as a means to solve their security issues. Long-term market acceptance of our products and services will depend, in part, on the capabilities, operating features and price of our products and technologies as compared to those of other available products and services. As a result, there can be no assurance that currently available products, or products under development for commercialization, will be able to achieve market penetration, revenue growth or profitability.

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Our biometric applications may become obsolete if we do not effectively respond to rapid technological change on a timely basis.

The biometric identification and personal identification industries are characterized by rapid technological change, frequent new product innovations, changes in customer requirements and expectations and evolving industry standards. If we are unable to keep pace with these changes, our business may be harmed. Products using new technologies, or emerging industry standards, could make our technologies less attractive. If addition, we may face unforeseen problems when developing our products, which could harm our business. Furthermore, our competitors may have access to technologies not available to us, which may enable them to produce products of greater interest to consumers or at a more competitive cost.

Our biometric applications are new and our business model is evolving.  Because of the new and evolving nature of biometric technology, it is difficult to predict the size of this specialized market, the rate at which the market for our biometric applications will grow or be accepted, if at all, or whether other biometric technologies will render our applications less competitive or obsolete.  If the market for our biometric applications fails to develop or grows slower than anticipated, our business would be significantly and materially adversely affected.

If our products and services do not achieve market acceptance, we may never have significant revenues or any profits.

If we are unable to operate our business as contemplated by our business model or if the assumptions underlying our business model prove to be unfounded, we could fail to achieve our revenue and earnings goals within the time we have projected, or at all, which would have a detrimental effect on our business.  As a result, the value of your investment could be significantly reduced or completely lost.

If WorldVentures does not accept the custom card made for them, they may decide not to distribute the product which could significantly affect our future revenues and profitability.

If WorldVentures does not accept our prototype card being developed for them or if it fails to achieve market acceptance, it could significantly affect our revenues and profits including the cancellation of part or all their disclosed purchase order. This could have a material adverse effect on our business, results of operations and future prospects.

We may in the future experience competition from other biometric application developers.

Competition in the development of biometric recognition is expected to become more intense.  Competitors range from university-based research and development graphics labs to development-stage companies and major domestic and international companies.  Many of these entities have financial, technical, marketing, sales, distribution and other resources significantly greater than those of our company.  There can be no assurance that we can continue to develop our biometric technologies or that present or future competitors will not develop technologies that render our biometric applications obsolete or less marketable or that we will be able to introduce new products and product enhancements that are competitive with other products marketed by industry participants.

We may fail to create new applications for our products and enter new markets, which would have a material adverse effect on our operations, financial condition and future prospects.

Our future success depends in part on our ability to develop and market our technology for applications other than those currently intended. If we fail in these goals, our business strategy and ability to generate revenues and cash flow would be significantly impaired. We intend to expend significant resources to develop new technology, but the successful development of new technology cannot be predicted and we cannot guarantee we will succeed in these goals.

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Our products may have defects, which could damage our reputation, decrease market acceptance of our products, cause us to lose customers and revenue and result in costly litigation or liability.

Our products may contain defects for many reasons, including defective design or manufacture, defective material or software interoperability issues. Products as complex as those we offer, frequently develop or contain undetected defects or errors. Despite testing, defects or errors may arise in our existing or new products, which could result in loss of revenue, market share, failure to achieve market acceptance, diversion of development resources, injury to our reputation, and increased service and maintenance cost. Defects or errors in our products and solutions might discourage customers from purchasing future products. Often, these defects are not detected until after the products have been shipped. If any of our products contain defects or perceived defects or have reliability, quality or compatibility problems or perceived problems, our reputation might be damaged significantly, we could lose or experience a delay in market acceptance of the affected product or products and might be unable to retain existing customers or attract new customers. In addition, these defects could interrupt or delay sales. In the event of an actual or perceived defect or other problem, we may need to invest significant capital, technical, managerial and other resources to investigate and correct the potential defect or problem and potentially divert these resources from other development efforts. If we are unable to provide a solution to the potential defect or problem that is acceptable to our customers, we may be required to incur substantial product recall, repair and replacement and even litigation costs. These costs could have a material adverse effect on our business and operating results.

We will provide warranties on certain product sales and allowances for estimated warranty costs are recorded during the period of sale. The determination of such allowances requires us to make estimates of product return rates and expected costs to repair or to replace the products under warranty. We will establish warranty reserves based on our best estimates of warranty costs for each product line combined with liability estimates based on the prior twelve months’ sales activities. If actual return rates and/or repair and replacement costs differ significantly from our estimates, adjustments to recognize additional cost of sales may be required in future periods. In addition, because our customers rely on secure authentication and identification of cardholder to prevent unauthorized access to programs, PC’s, networks, or facilities, a malfunction of or design defect in its products (or even a perceived defect) could result in legal or warranty claims against us for damages resulting from security breaches. If such claims are adversely decided against us, the potential liability could be substantial and have a material adverse effect on our business and operating results. Furthermore, the possible publicity associated with any such claim, whether or not decided against us, could adversely affect our reputation. In addition, a well-publicized security breach involving smart card-based or other security systems could adversely affect the market’s perception of products like ours in general, or our products in particular, regardless of whether the breach is actual or attributable to our products. Any of the foregoing events could cause demand for our products to decline, which would cause its business and operating results to suffer.

Risks Related to this Offering of Securities

Our stockholders may experience significant dilution.

The issuance of material amounts of common stock by us in connection with the Warrants would cause our existing stockholders to experience significant dilution in their investment in our company. In addition, if we obtain additional financing involving the issuance of equity securities or securities convertible into equity securities, our existing stockholders’ investment would be further diluted. Such dilution could cause the market price of our common stock to decline, which could impair our ability to raise additional financing.

Our insiders and affiliated parties beneficially own a significant portion of our common stock.

As of May 2, 2016, our executive officers, directors and affiliated parties beneficially own approximately 48.18% of our outstanding common stock. As a result, our executive officers, directors and affiliated parties will have significant influence to:

●	elect or defeat the election of our directors;

●	amend or prevent amendment of our articles of incorporation or bylaws; and

●	effect or prevent a merger, sale of assets or other corporate transaction.

In addition, sales of significant amounts of shares of common stock held by our directors and executive officers, or the prospect of such sales, could adversely affect the valuation of our company.

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Sales of a significant number of shares of our common stock in the public markets or significant short sales of our common stock, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, including any shares of common stock issued upon exercise of the Warrants, could depress the market price of our common stock. If there are significant short sales of our common stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the common stock to sell their shares of common stock, thereby contributing to sales of common stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

We may not be able to maintain effectiveness of the registration statement of which this prospectus forms a part, which could impact the liquidity of our common stock.

Under the terms of the WVH Registration Rights Agreement (as defined below), we are obligated to include shares of common stock issued, or issuable upon the exercise of the WVH Warrants, to the selling stockholder in an effective registration statement. See “Private Placement of Securities” below for a description of such registration rights granted to the selling stockholder. The registration statement of which this prospectus forms a part is intended to satisfy these obligations. We intend to use our best efforts to maintain the effectiveness of the registration statement, but may not be able to do so. We cannot assure you that no stop order will be issued, or if such a stop order is issued, we will be able to amend the registration statement to defeat the stop order.  If the registration statement is not effective, the selling stockholder’s ability to sell its shares of common stock may be limited, which would have a material adverse effect on the liquidity of our common stock.

The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our shares of common stock could, for example, decline precipitously in the event that a large number of shares of our common stock is sold on the market without commensurate demand. Second, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares of common stock on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock regardless of our operating performance.

If we are not able to comply with the applicable continued listing requirements or standards of the NASDAQ Capital Market, NASDAQ could delist our common stock.

Our common stock is currently listed on the NASDAQ Capital Market (“NASDAQ”). In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders' equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

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On October 6, 2015, we received a deficiency notice from NASDAQ stating that we were not in compliance with NASDAQ Listing Rule 5550(b)(2), as the Company’s Market Value of Listed Securities (“MVLS") was below $35 million for the previous thirty (30) consecutive business days. In accordance with NASDAQ Marketplace Rule 5810(c)(3), we were granted a 180 calendar day compliance period, or until April 4, 2016, to regain compliance with the minimum MVLS requirement. To regain compliance with NASDAQ listing rules, on April 11, 2016, we closed an offering of 2,500,000 shares of our Series A Convertible Preferred Stock, par value $0.0001 per share, for a purchase price of $1.00 per share. On April 14, 2016 we received notice from NASDAQ stating that we were in compliance with the $2.5 million stockholders’ equity requirement set forth in NASDAQ Listing Rule 5550(b)(1). However, if we fail to evidence such compliance upon filing of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, we may be subject to delisting from NASDAQ. There can be no assurance that we will be able to evidence compliance with the MVLS requirement or stockholders’ equity requirement or will otherwise be in compliance with other NASDAQ listing criteria.

On November 30, 2015, we received a written notification from NASDAQ indicating that we were not in compliance with NASDAQ Listing Rule 5550(a)(2), as the closing bid price for our common stock was below $1.00 per share for the last thirty (30) consecutive business days.

Pursuant to NASDAQ Listing Rule 5810(c)(3)(A), we have been granted a 180-calender day compliance period, or until May 31, 2016, to regain compliance with the minimum bid price requirement. During the compliance period, our shares of common stock will continue to be listed and traded on NASDAQ. To regain compliance, the closing bid price of our shares of common stock must meet or exceed $1.00 per share for at least ten (10) consecutive business days during the 180-calender day compliance period.

If we are not in compliance by May 31, 2016, we may be afforded a second 180-calender day compliance period. To qualify for this additional time, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for NASDAQ with the exception of the minimum bid price requirement. In addition, we will be required to notify NASDAQ of our intention to cure the minimum bid price deficiency by effecting a reverse stock split, if necessary.

If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted by NASDAQ, NASDAQ will provide notice that our shares of common stock will be subject to delisting.

In the event that our common stock is delisted from the NASDAQ Capital Market and is not eligible for quotation on another market or exchange, trading of our common stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our common stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

In the event that our common stock is delisted from NASDAQ, U.S. broker-dealers may be discouraged from effecting transactions in shares of our common stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The Securities and Exchange Commission (the “SEC”) has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of common stock have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our common stock, which could severely limit the market liquidity of such shares of common stock and impede their sale in the secondary market.

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A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

If and when a larger trading market for our common stock develops, the market price of our common stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares of common stock at or above the price at which you acquired them.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	Variations in our revenues and operating expenses;

●	Actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

●	Market conditions in our industry, the industries of our customers and the economy as a whole;

●	Actual or expected changes in our growth rates or our competitors’ growth rates;

●	Developments in the financial markets and worldwide or regional economies;

●	Announcements of innovations or new products or services by us or our competitors;

●	Announcements by the government relating to regulations that govern our industry;

●	Sales of our common stock or other securities by us or in the open market; and

●	Changes in the market valuations of other comparable companies.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares of common stock might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our common stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

We do not anticipate paying dividends in the foreseeable future. You should not buy our common stock if you expect dividends.

The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

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Our charter documents and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our common stock.

Our certificate of incorporation and our bylaws, as amended, contain provisions that could delay or prevent a change in control of our company. These provisions could also make it more difficult for stockholders to elect directors and take other corporate actions. These provisions include:

●	authorizing the board of directors to issue, without stockholder approval, preferred stock with rights senior to those of our common stock;

●	limiting the persons who may call special meetings of stockholders; and

●	requiring advance notification of stockholder nominations and proposals.

In addition, the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”) govern us. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a certain period of time without the consent of our board of directors.

These and other provisions in our certificate of incorporation and our bylaws, as amended, and under Delaware law could discourage potential takeover attempts, reduce the price that investors might be willing to pay in the future for shares of our common stock and result in the market price of our common stock being lower than it would be without these provisions. See the section entitled “Description of Securities.”

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may limit a stockholder’s ability to buy and sell our common stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

We are presently a small company with limited resources and personnel to establish a comprehensive system of internal controls. If we fail to maintain an effective system of internal controls, we would not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed. We may in the future discover areas of our internal controls that need improvement. For example, because of size and limited resources, our external auditors may determine that we lack the personnel and infrastructure necessary to properly carry out an independent audit function.  Although we believe that we have adequate internal controls for a company with our size and resources, we are not certain that the measures that we have in place will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, would harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls would also cause investors to lose confidence in our reported financial information, which would have a negative effect on our company and the trading price of our common stock.

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Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. generally accepted accounting principles. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.

We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five (5) years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three (3) year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies may also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

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USE OF PROCEEDS

The selling stockholder will receive all of the proceeds from the sale of shares of common stock under this prospectus. We will not receive any proceeds from these sales. However, we may receive up to $1,884,375 if the WVH Warrants are exercised for cash, as applicable. If some or all of the WVH Warrants are exercised for cash, the money we receive will be used for general corporate purposes, including working capital requirements.

The selling stockholder will pay any agent’s commissions and expenses it incurs for brokerage, accounting, tax or legal services or any other expenses it incurs in disposing of the shares of common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

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PRIVATE PLACEMENT OF SECURITIES

The shares of common stock offered by the selling stockholder pursuant to this prospectus were issued, or will be issuable, in connection with the private placement transaction described below.

Strategic Agreements with WorldVentures

On December 31, 2015, we entered into a Master Product Development Agreement (the “Development Agreement”) with WorldVentures. The Development Agreement commenced on December 31, 2015 and has an initial term of two (2) years (the “Initial Term”). Thereafter, the Development Agreement will automatically renew for additional successive one (1) year terms (each a “Renewal Term”) unless and until WorldVentures provides written notice of non-renewal at least thirty (30) days prior to the end of the Initial Term or the then-current Renewal Term. Each Renewal Term will commence immediately on expiration of the Initial Term or preceding Renewal Term. The Development Agreement may also be terminated earlier pursuant to certain conditions.

Pursuant to the Development Agreement, WorldVentures retained us to design, develop and manufacture a series of Proprietary Products (as defined in the Development Agreement) for distribution through WorldVentures’s network of sales representatives, members, consumers, employees, contractors or affiliates. In connection with the Development Agreement, we agreed to dedicate $1,500,000 of the $2,000,000 in total proceeds received by us pursuant to the WVH Purchase Agreement (as defined below) to the development and manufacture of such Proprietary Products for WorldVentures.

In connection with the Development Agreement, on December 31, 2015, we entered into a securities purchase agreement (the “WVH Purchase Agreement”) with WorldVentures providing for the issuance and sale by us of 10,050,000 shares (the “WVH Shares”) of common stock and a common stock purchase warrant (the “WVH Warrant”) to purchase 2,512,500 shares (the “WVH Warrant Shares”) of common stock for an aggregate purchase price of $2,000,000. The WVH Warrant is initially exercisable on May 31, 2016 at an exercise price equal to $0.75 per share and expires on December 31, 2018.

In addition, we entered into a registration rights agreement with WorldVentures, dated December 31, 2015 (the “WVH Registration Rights Agreement”), pursuant to which we agreed to register the WVH Shares and the WVH Warrant Shares on a Form S-1 or Form S-3 registration statement to be filed with the SEC within ninety (90) days after the date of the issuance of the WVH Shares and the WVH Warrants and to cause such registration statement to be declared effective under the Securities Act within one hundred eight (180) days following the filing date.

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SELLING STOCKHOLDER

The shares of common stock being offered by the selling stockholder are those issued or issuable to the selling stockholder in connection with the private placement transaction described above in “Private Placement of Securities.” We are registering the shares of common stock in order to permit the selling stockholder to offer the shares of common stock for resale from time to time.

The table below lists the selling stockholder and other information regarding the “beneficial ownership” of the shares of common stock by the selling stockholder. In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of common stock as to which the selling stockholder has sole or shared voting power or investment power and any shares of common stock the selling stockholder has the right to acquire within sixty (60) days (including shares of common stock issuable pursuant to convertible notes and warrants currently convertible or exercisable, or convertible or exercisable within sixty (60) days).

The second column indicates the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of the WVH Warrants as of May 2, 2016. The second column also assumes exercise of all the WVH Warrants held by the selling stockholder on May 2, 2016 without regard to any limitations on exercise described in this prospectus or in such WVH Warrants.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholder. Such aggregate amount of common stock does not take into account any applicable limitations on exercise of the WVH Warrants.

This prospectus covers the resale of (i) all of the shares of common stock issued and issuable upon exercise of the WVH Warrants, (ii) any additional shares of common stock issued and issuable in connection with any anti-dilution provisions in the WVH Warrants (in each case without giving effect to any limitations on exercise set forth in the WVH Warrants) and (iii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing. The selling stockholder can offer all, some or none of its shares of common stock, thus we have no way of determining the number of shares of common stock it will hold after this offering. Therefore, the fourth and fifth columns assume that the selling stockholder will sell all shares of common stock covered by this prospectus. See “Plan of Distribution.”

The selling stockholder identified below has confirmed to us that it is not a broker-dealer or an affiliate of a broker-dealer within the meaning of United States federal securities laws.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage Beneficially Owned After Offering
WorldVentures Holdings, LLC (1)	12,562,500	12,562,500	-	-

(1)	This stockholder has represented to us that Wayne Nugent is the natural person with voting and investment control over these shares of common stock. WorldVentures is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act. See “Security Ownership of Certain Beneficial Owners and Management.” WorldVentures will be subject to the short-swing profit recovery provisions of the Exchange Act and, thus, may be limited in the amount that it may be able to sell under this prospectus depending on circumstances.

Material Relationships with the Selling Stockholder

Except for the transaction described above in “Private Placement of Securities,” we have not had any material relationships with the selling stockholder in the last three (3) years.

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DESCRIPTION OF BUSINESS

Our Company

We are an emerging growth technology company that is focused on products, solutions, and services for security on mobile devices. Our core technologies consist of those that support digital payments, biometric identification, encryption, sensors, and miniaturization. We have three distinct lines of business that we are currently pursuing, which are in various stages of development: mobile commerce (“m-commerce”), primarily through the application of secure digital payment technologies; biometric access control applications; and Department of Defense contracting. Our initial efforts have primarily focused on the development of our secure products for the growing m-commerce market, most immediately, a secure mobile electronic smart wallet, the Wocket®. The Wocket® is a smart wallet, the next evolution in smart devices following the smartphone and smartwatch, designed to protect your identity and replace all the cards in your wallet, with no smart phone required. The Wocket® works almost everywhere credit cards are accepted. We are also developing a smartcard that functions in a similar manner to the Wocket® and have a distribution agreement with an international direct selling company to distribute that product. Our biometric access control applications and defense contracting opportunities are still in their emerging growths.

We believe that our MobileBio® products will provide distinct advantages within m-commerce market by improving mobile security. Currently most mobile devices continue to be protected simply by PIN numbers. This security methodology is easily duplicated on another device, and can easily be spoofed or hacked. Our security paradigm is Dynamic Pairing Codes (“DPC”). DPC is a new, proprietary method to secure users, devices, accounts, locations and servers over any communication media by sharing key identifiers, including biometric-enabled identifiers, between end-points by passing dynamic pairing codes (random numbers) between end-points to establish sessions and/or transactions without exposing identifiers or keys. The recent high-level breaches of personal credit card data raises serious concerns among consumers about the safety of their money. These consumers are also resistant to letting technology companies learn even more about their personal purchasing habits.

Our plan also anticipates that we will use our core biometric facial and voice recognition algorithms to develop security applications (both cloud based and locally hosted) that can be used for companies (for industrial uses, such as enterprise computer networks) as well as individuals (for consumer uses, such as smart phones, tablets or personal computers), law enforcement, the defense industry, and the U.S. Department of Defense.

We are an emerging growth company and have incurred net losses since our inception. In order to execute our long-term strategic plan to develop and commercialize our core products and fulfill our product development commitments, we will need to raise additional funds, through public or private equity offerings, debt financings, or other means. We can give no assurance that the cash raised subsequent to December 31, 2015 or any additional funds raised will be sufficient to execute our business plan. Should we not be successful in obtaining the necessary financing, or generate sufficient revenue to fund our operations, we would need to curtail certain of our operational activities. The accompanying financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. These conditions raise substantial doubt about our ability to continue as a going concern. We can give no assurance that additional funds will be available on reasonable terms, or available at all, or that it will generate sufficient revenue to alleviate these conditions.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as going concern.

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Our Products

Wocket®

We have developed a separate physical electronic smart wallet that is intended to hold information from credit cards, debit cards, loyalty cards, identification cards, and virtually any magnetic stripe card to allow the owner of the card to configure a single, dynamic, electronic card to replicate any of the copied cards and thereby reduce the number of physical cards carried in a wallet. As designed, users will simply scan in each card, slide through each of the scanned “soft-cards” via a touch screen display and select the card the user wishes to program. The resultant electronic card can then be swiped just like a regular credit, debit, or virtually any other card. The system consists of two devices: an electronic smart wallet “wocket” and a dynamic smart card. The electronic smart wallet is secured by an alpha numeric PIN and will also have a range of accessories that allow the user to carry a driver’s license and cash in the same device, replacing the wallet altogether. The payment information on the Wocket® smart card is erased a short time after it is enabled so that if the card is lost there is no sensitive information on the card. We commenced shipping of the Wocket® at the end of the second quarter of 2015, primarily to tech savvy consumers. The implementation of the EMV (Europay, Mastercard and Visa) chip point of sale (“POS”) terminals in the United States has limited the number of POS systems that the Wocket® works at, so we have postponed the full launch of the product in the United States until we are able to implement Near Field Communication (“NFC”) technology on the Wocket® as well as our dynamic magnetic stripe technology. NFC is a similar technology to ApplePay and GooglePay and works at many EMV enabled POS Terminals. We are also pursuing the sale of the Wocket® in certain overseas markets that have not implemented chip cards and where the Wocket® works extremely well. We intend to relaunch the Wocket® in the United States once NFC is operational. Current Wocket® inventory is hardware enabled for this purpose and we are finalizing the software arrangements with banks and major payment companies to implement this technology. We anticipate relaunching the Wocket® in the United States with NFC capability in the third quarter of 2016 and will accelerate efforts to export the product to suitable overseas markets.

Wocket®

WorldVentures SmartCard

We have entered into a distribution agreement with WorldVentures, an international travel company, which will purchase an exclusive smartcard from the Company for distribution to its membership which is in excess of 500,000 members. WorldVentures also made a strategic investment in the Company. The smartcard will be customized for WorldVentures with additional technologies and wireless features, such as the ability to seamlessly integrate with WorldVentures’ DreamTrips™ App to wirelessly check in and earn loyalty points towards free DreamTrips vacations at select restaurants. DreamTrips is a travel club and entertainment community where members enjoy exciting excursions year-round to extraordinary destinations.

The prototype is expected to be completed in May 2016 with deliveries commencing in July 2016. We have received an initial purchase order for $15 million for delivery in 2016. The order calls for monthly deliveries of $2.5 million commencing in July 2016. Subsequent deliveries after July 2016 may be modified or cancelled subject to 90 days advance notice.

For additional information on the transaction with WorldVentures, see “Private Placements of Securities” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

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Nxt-ID SmartCard

We are developing a standalone smartcard (the “NXT Smartcard”) with the ability to make payments by dynamic magnetic stripe or through interacting with a terminal through EMC, NFC or barcode functionality. We are currently pursuing significant strategic partnerships for this product.

Prototype card

Wi-Mag™

Our proprietary antenna and payment technology can be embedded in a mobile device to make wireless payments at most POS terminals which do not require NFC or EMV. This allows us to make payments at most POS terminals in the United States and abroad. According to LTP research (January 12, 2016), there are about 13.9 million POS terminals in the United States of which 57% are currently Magstripe only. The addition of NFC and contactless EMV technology will further increase the locations where our technology works. We are currently in discussions with mobile device makers to license this technology.

MobileBio VoiceMatch®

Voicematch® is a new method of recognizing both speakers and specific words providing innovative multi-factor recognition. Voice authentication is a more natural biometric method of authentication than fingerprint that allows an individual access to multiple devices. Voicematch is efficient enough to run on low-power devices and runs on mobile platforms such as Android and iOS, as well as laptops and desktops. The product helps to address the growing BYOD (Bring your own device) problem for companies by positively identifying the individual using the mobile device. Voicematch® is a potential original equipment manufacturer (“OEM”) product for smartphone manufacturers. The product can also be sold as a standard development kit (“SDK”) to provide companies the opportunity to add a further layer of biometric protection to their websites and smartphone applications for their customers.

We expect commercial versions of this product to be available in the third quarter of 2016.

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FaceMatch®

Through the acquisition of 3D-ID, LLC (“3D-ID”), the Company acquired 3D FaceMatch® and 3D SketchArtist™ facial recognition products which are available for sale. These products are primarily designed for access control, law enforcement and travel and immigration. Through 3D-ID, we are a sub-contractor to Battelle Memorial Institute on the Department of Defense Technical Information Engineering Services (“TIES”) contract with a contract ceiling of $995 million. This is an IDIQ (indefinite delivery indefinite quantity) contract and requires approved contractors to bid on task orders. We have not bid on any task orders to date.

Our Industry

The January 2016 issue of the Nilson Report shows that on a worldwide basis, transactions at merchants on the leading payment cards rose to $214 billion in 2014, of which 41.25% were generated in the United States.

It is estimated that there are approximately 180 million cardholders in the United States alone with each cardholder owning in excess of three payment cards. Several large technology companies have invested in the belief that in the foreseeable future most people will have embraced and fully adopted the use of smart-devices for purchases they make, nearly eliminating the need for cash or credit cards. They feel that the explosive growth in the use of smartphones and other mobile devices, combined with the convenience, security, and other affordances of mobile payments systems, makes these systems an obvious choice to replace established modes of payment in day-to-day commerce.

Many consumers are resistant to letting technology companies learn even more about their personal purchasing habits and are concerned with the security risk of putting their financial information on a phone. These consumers tend to prefer the use of traditional credit cards in addition to cash.

We believe that credit and debit card fraud will continue to be of concern to holders, even if the number of credit card holders/users continues to grow and with it the number of credit card transactions.

Each year approximately 12.7 million people in the United States are victims of identity theft and 44% of known causes of identity theft can be traced to a lost or stolen wallet or purse.

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We believe that our products can significantly reduce the incidence of identity theft by concealing the card holder’s personal information. The Wocket® protects personal information by storing it on an encrypted chip in the Wocket® which can only be accessed by an alpha-numeric PIN and the associated smartcard does not retain any information after the card has been swiped so, unlike the loss or theft of a wallet, the loss or theft of our products do not lead to a breach of personal information.

Rather than try to predict the winning technology in this fast paced evolving payment technology industry, our business plan is to develop secure solutions that can make payments using any form of payment technology from traditional magnetic stripe to NFC, Bluetooth, EMV and barcodes.

We believe that our Wi-Mag™ technology, possibly in combination with our voice and facial recognition biometric technologies, will provide an opportunity for smartphone manufacturers who currently do not have a payment solution on their smartphones to license that capability from us. We believe that this is a large potential opportunity for us. According to Gartner (March 2015), worldwide smartphone sales to end users were approximate 1.2 billion units in 2015. 1 billion of these units had Android operating systems.

Our Competition

The markets for our products are extremely competitive and are characterized by rapid technological change as a result of technical developments exploited by our competitors, changing technical needs of customers, and frequent introductions of new features. We expect competition to increase as other companies introduce products that are competitively priced, that may have increased performance or functionality, or that incorporate technological advances not yet developed or implemented by us. Some of our present and potential competitors may have financial, marketing, and research resources substantially greater than ours.

Competitors in the digital wallet marketplace include:

Google Wallet – A mobile payment system developed by Google that allows its users to store debit cards, credit cards, loyalty cards, and gift cards among other things, as well as redeeming sales promotions on their mobile phone.

Apple Pay – A mobile payment service that lets certain Apple mobile devices make payments at the time of retail and online checkout.

Paypal – A mobile service that can send money between other PayPal users and friends, track your balances, check in to pay from ones phone, and order ahead at restaurants.

Samsung/LoopPay – A mobile payment system that uses Magnetic Secure Transmission to broadcast a signal to a point of sale payment terminal. This company was acquired by Samsung Electronics Co. in February 2015.

The advantage of our payment products is that our products are capable of using many different methods of payment whereas most of our competitors rely solely on NFC which has limited penetration at POS terminals worldwide.

Our Business Strategy

We have established a strategic partnership with WorldVentures an international direct selling travel company, to supply them with a white label NXT Smartcard. WorldVentures intends to purchase the product from us for its membership, which is currently in excess of 500,000 members. We intend to pursue similar relationships with partners that have a connected customer base.

Increasingly mobile phones are being used as a source of payment for goods and services. We believe that worldwide mobile payment volume will continue to grow rapidly in the upcoming years. We are actively marketing our Wi-Mag™ technology to manufacturers of smartphones to enable them to compete with payment offerings from the two major brands: Samsung and Apple. We believe that this will result in significant licensing revenue and is a very scalable business model.

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The Wocket®, while technically very well received, has had a delayed expanded launch in the United States as the introduction of EMV chip technology has limited the number of POS terminals that will accept payment by the Wocket®. We are addressing this by incorporating NFC payment capability in the Wocket® as NFC is accepted at many POS terminals that are configured for EMV chip cards. The hardware element is already incorporated in current Wocket® inventory and we are in the process of working with financial institutions and payment companies to enable the processing of these transactions. We expect to have this capability enabled in the third quarter of 2016. We are also pursuing export opportunities for the Wocket® to overseas markets which have not adopted EMV chip technology and where the Wocket® has a very high rate of acceptance.

We have developed several proprietary methods of encryption and tokenization that we believe will help reduce fraud in credit card transactions. These technologies can be applied both at the point of sale and for online transactions. We intend to market our encryption capabilities to potential financial partners which, if successful could generate a significant source of recurring revenue per transaction to us.

We continue to develop opportunities for our biometric and sensor capabilities with the Department of Defense. We are partnered with established prime contractors that have or are bidding for contracts through which sales may be made. Our current partners include Battelle Memorial Institute and Verizon Federal Systems. We are a sub-contractor to Battelle Memorial Institute on the Department of Defense Technical Information Engineering Services (“TIES”) contract with a contract ceiling of $995 million. This is an IDIQ (indefinite delivery indefinite quantity) contract and requires approved contractors to bid on task orders. We have not bid on any task orders to date.

Our Intellectual Property

Our ability to compete effectively depends to a significant extent on our ability to protect our proprietary information. We currently rely and will continue to rely primarily on patents and trade secret laws and confidentiality procedures to protect our intellectual property rights. We have filed the following 19 patents:

METHOD FOR REPLACING TRADITIONAL PAYMENT AND IDENTITY MANAGEMENT SYSTEMS AND COMPONENTS TO PROVIDE ADDITIONAL SECURITY AND A SYSTEM IMPLEMENTING SAID METHOD

Filed October 8, 2013

Application Number 14/049175

THE UN-PASSWORD™: REAL-TIME MULTI-FACTOR AUTHENTICATION VIA DYNAMIC PAIRING

Filed March 17, 2013

Application Number 61/802,681

THE UN-PASSWORD™: RISK AWARE END-TO-END MULTI-FACTOR AUTHENTICATION VIA DYNAMIC PAIRING

Filed March 17, 2014

Application Number 14/217,202

UNIVERSAL AUTHENTICATION AND DATA EXCHANGE METHOD, SYSTEM AND SERVICE

Filed March 17, 2014

Application Number 14/217,289

METHODS AND SYSTEMS TO ADD ELECTRONICS TO MATERIALS TO FORM A SMART WALLET

Provisional application filed September 2, 2014

Application Number 62/044,496

METHOD TO LOCALLY VALIDATE IDENTITY WITHOUT PUTTING PRIVACY AT RISK

Non-provisional application filed September 1, 2015

Application Number 14/842,252

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DISTRIBUTED METHOD AND SYSTEM TO IMPROVE COLLABORATIVE SERVICES ACROSS MULTIPLE DEVICES

Non-provisional application filed February 8, 2016

Application Number 15/018,496

VOICE DIRECTED PAYMENT SYSTEM AND METHOD

Non-provisional application filed February 10, 2016

Application Number 15/040,984

MINIATURE, Multi-purpose ANTENNA METHOD and SYSTEM FOR Low-Power CLOSE-PROXIMITY COMMUNICATIONS and energy transfer

Provisional application filed April 3, 2015

Application Number 62/143,028

PERSONALIZED AND INTELLIGENTLY CONNECTED METHOD AND SYSTEM TO AUTHENTICATE AND BACKUP DATA ON A DEVICE

Provisional application filed June 23, 2015

Application Number 62/183,298

BEHAVIORAL-DIRECTED AUTHENTICATION METHOD AND SYSTEM

Provisional application filed July 5, 2015

Application Number 62/188,684

PERSONALIZED TOKENIZATION SYSTEM AND METHOD

Provisional application filed July 14, 2015

Application Number 62/192,218

METHOD AND SYSTEM TO SECURELY SUGGEST LOYALTY AND PAYMENT ACCOUNT INFORMATION AND ADVERTISE CONSUMER INFORMATION

Provisional application filed July 15, 2015

Application Number 62/192,688

METHODS AND SYSTEMS RELATED TO MULTI-FACTOR, MULTI-DIMENSIONAL, HIDDEN SECURITY PINS

Provisional application filed July 30, 2015

Application Number 62/198,817

ELECTRONIC CRYPTO-CURRENCY MANAGEMENT METHOD AND SYSTEM

Provisional application filed July 30, 2015

Application Number 62/198,989

Inventors D. Tunnell and Morgan

SYSTEMS AND DEVICES FOR WIRELESS CHARGING OF A POWERED TRANSACTION CARD AND EMBEDDING ELECTRONICS IN A WEARABLE ACCESSORY

Filed September 2, 2015

Application Number 14/843,925

COMPONENTS FOR ENHANCING OR AUGMENTING WEARABLE ACCESSORIES BY ADDING ELECTRONICS THERETO

Filed September 2, 2015

Application Number 14/843930

LOW BANDWIDTH CRYPTO-CURRENCY TRANSACTION EXECUTION AND SYNCHRONIZATION METHOD AND SYSTEM

Provisional application filed September 7, 2015

Application Number 62/215,066

METHOD AND SYSTEM TO ORGANIZE AND MANAGE FINANCIAL TRANSACTIONS

Provisional application filed December 2, 2015

Application Number 62/262,138

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Subsequent to the acquisition of 3D-ID, we licensed sixteen (16) other United States’ patents in the field of biometrics. We enter into confidentiality agreements with our consultants and key employees, and maintain control over access to and distribution of our technology, software and other proprietary information. The steps we have taken to protect our technology may be inadequate to prevent others from using what we regard as our technology to compete with us.

We do not generally conduct exhaustive patent searches to determine whether the technology used in our products infringes patents held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

We may face claims by third parties that our products or technology infringe their patents or other intellectual property rights in the future. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract the attention of our management. If any of our products are found to violate third-party proprietary rights, we may be required to pay substantial damages. In addition, we may be required to re-engineer our products or seek to obtain licenses from third parties to continue to offer our products. Any efforts to re-engineer our products or obtain licenses on commercially reasonable terms may not be successful, which would prevent us from selling our products, and in any case, could substantially increase our costs and have a material adverse effect on our business, financial condition and results of operations.

Corporate Information

History

We were incorporated in the state of Delaware on February 8, 2012. We are an emerging growth technology company that is focused on products, solutions, and services for security on mobile devices. The Company’s core technologies are in digital payments; biometric identification; encryption; sensors; and miniaturization. We have three distinct lines of business that we are currently pursuing: mobile commerce (“m-commerce”) primarily through the application of secure digital payment technologies; biometric access control applications; and Department of Defense contracting.

Effective June 25, 2012, the Company acquired 100% of the membership interests in 3D-ID, a limited liability company formed in Florida in February 2011 and owned by the Company’s founders. Since this was a transaction between entities under common control, in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations”, the Company recognized the net assets of 3D-ID at their carrying amounts in the accounts of the Company on the date that 3D-ID was organized, February 14, 2011.

Other

Our principal executive offices are located at 285 North Drive, Suite D, Melbourne, FL 32904, and our telephone number is (203) 266-2103. Our website address is www.nxt-id.com. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus. The information on our website is not part of this prospectus.

We are an “emerging growth company” as defined in the JOBS Act. We will remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenue exceed $1 billion, (ii) the date that we become a ‘‘large accelerated filer’’ as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Pursuant to Section 102 of the JOBS Act, we have provided reduced executive compensation disclosure and have omitted a compensation discussion and analysis from this prospectus. Pursuant to Section 107 of the JOBS Act, we have elected to utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Employees

As of December 31, 2015, we had a total of 17 full-time employees, 8 in product engineering, 3 in finance and administration and 6 in customer service and product fulfillment. None of our employees are represented by a collective bargaining agreement, nor have we experienced any work stoppage. We consider our relations with our employees to be good. Our future success depends on our continuing ability to attract and retain highly qualified engineers, graphic designers, computer scientists, sales and marketing and senior management personnel. In addition, we have independent contractors whose services we are using on an as-needed basis to assist with the engineering and design of our products.

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MARKET PRICE INFORMATION FOR OUR SECURITIES

Market Information

Our common stock trades on NASDAQ under the symbol “NXTD.” On May 2, 2016, the closing price of our shares of common stock listed on NASDAQ was $0.45 per share.

The following table shows the high and low market prices for our common stock for each fiscal quarter for the two most recent fiscal years. Market prices for our common stock have fluctuated significantly. As a result, the market prices shown in the following table may not be indicative of the market prices at which our common stock will trade after this offering.

	NASDAQ Share Price
Quarter	High	Low
Second Quarter 2016 (Through May 2, 2016)	$0.59	$0.43
First Quarter 2016	$1.35	$0.22
Fourth Quarter 2015	$1.19	$0.16
Third Quarter 2015	$2.43	$0.79
Second Quarter 2015	$3.20	$2.27
First Quarter 2015	$4.20	$2.13
Fourth Quarter 2014	$4.19	$2.00
Third Quarter 2014	$4.44	$1.36
Second Quarter 2014	$4.70	$3.00
First Quarter 2014	$5.20	$2.71

Holders of Common Stock

As of May 2, 2016, there were 57,389,783 shares of our common stock outstanding and approximately 75 holders of record of our shares of our common stock. Because shares of our common stock are held by depositories, brokers and other nominees, the number of beneficial holders of shares of our common stock is substantially larger than the number of stockholders of record. Our transfer agent and registrar is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598.

Dividends

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will depend on our financial condition, operating results, capital requirements and such other factors as our Board of Directors deems relevant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the financial statements and the related notes included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

Nxt-ID, Inc. is a Delaware corporation formed on February 8, 2012. We were initially known as Trylon Governmental Systems, Inc. We changed our name to Nxt-ID, Inc. on June 25, 2012 to reflect our primary focus on our growing biometric identification, m-commerce and secure mobile platforms.

On June 25, 2012, the Company acquired 100% of the membership interests in 3D-ID LLC (“3D-ID”), a limited liability company formed in Florida in February 2011 and owned by the Company’s founders. By acquiring 3D-ID, the Company gained the rights to a portfolio of patented technology in the field of three-dimensional facial recognition and imaging including 3D facial recognition products for access control, law enforcement and travel and immigration.  3D-ID was an early stage company engaged in the design, research and development, integration, analysis, modeling, system networking, sales and support of intelligent surveillance, three-dimensional facial recognition and three-dimensional imaging devices and systems primarily for identification and access control in the security industries. Since the Company’s acquisition of 3D-ID was a transaction between entities under common control in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations”, Nxt-ID recognized the net assets of 3D-ID at their carrying amounts in the accounts of Nxt-ID on the date that 3D-ID was organized, February 14, 2011.

We are an emerging growth technology company that is focused on products, solutions, and services for security on mobile devices. Our core technologies consist of those that support digital payments, biometric identification, encryption, sensors, and miniaturization. We have three distinct lines of business that we are currently pursuing, which are in various stages of development: mobile commerce ("m-commerce"), primarily through the application of secure digital payment technologies; biometric access control applications; and Department of Defense contracting. Our initial efforts have primarily focused on the development of our secure products for the growing m-commerce market, most immediately, a secure mobile electronic smart wallet, the Wocket®. The Wocket® is a smart wallet, the next evolution in smart devices following the smartphone and smartwatch, designed to protect your identity and replace all the cards in your wallet, with no smart phone required. The Wocket® works almost everywhere credit cards are accepted. We are also developing a smartcard that functions in a similar manner to the Wocket® and have a distribution agreement with an international direct selling company to distribute that product. Our biometric access control applications and defense contracting opportunities are still in their emerging growths.

We believe that our MobileBio® products will provide distinct advantages within m-commerce market by improving mobile security. Currently most mobile devices continue to be protected simply by PIN numbers. This security methodology is easily duplicated on another device, and can easily be spoofed or hacked. Our security paradigm is Dynamic Pairing Codes ("DPC"). DPC is a new, proprietary method, to secure users, devices, accounts, locations and servers over any communication media by sharing key identifiers, including biometric-enabled identifiers, between end-points by passing dynamic pairing codes (random numbers) between end-points to establish sessions and/or transactions without exposing identifiers or keys. The recent high-level breaches of personal credit card data raises serious concerns among consumers about the safety of their money. These consumers are also resistant to letting technology companies learn even more about their personal purchasing habits.

Our plan also anticipates that we will use our core biometric facial and voice recognition algorithms to develop security applications (both cloud based and locally hosted) that can be used for companies (for industrial uses, such as enterprise computer networks) as well as individuals (for consumer uses, such as smart phones, tablets or personal computers), law enforcement, the defense industry, and the U.S. Department of Defense.

We are an emerging growth entity and have incurred net losses since our inception. In order to execute our long-term strategic plan to develop and commercialize our core products we will need to raise additional funds through public or private equity offerings, debt financings, or other means. We can give no assurance that the cash raised subsequent to December 31, 2015 or any additional funds raised will be sufficient to execute our business plan. These conditions raise substantial doubt about our ability to continue as a going concern. We can give no assurance that additional funds will be available on reasonable terms, or available at all, or that it will generate sufficient revenue to alleviate these conditions.

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We commenced shipping of the Wocket® at the end of the second quarter of 2015, primarily to tech savvy consumers. The implementation of the EMV chip point of sale (“POS”) terminals in the United States has limited the number of POS systems that the Wocket® works at, so we have postponed the full launch of the product in the United States until we are able to implement Near Field Communication (“NFC”) technology on the Wocket® as well as our dynamic magnetic stripe technology. NFC is a similar technology to ApplePay and GooglePay and works at many EMV enabled POS Terminals. We are also pursuing the sale of the Wocket® in certain overseas markets that have not implemented chip cards and where the Wocket® works extremely well. We intend to relaunch Wocket® in the United States once NFC is operational. Current wocket inventory is hardware enabled for this purpose and we are finalizing the software arrangements with banks and major payment companies to implement this technology. We anticipate relaunching the Wocket® in the United States with NFC capability in the third quarter of 2016 and will accelerate efforts to export the product to suitable overseas markets

Results of Operations

Year ended December 31, 2015 compared with the year ended December 31, 2014.

Revenue. Our revenues for the year ended December 31, 2015 were $616,854 and we had no revenues for the year ended December 31, 2014. Our revenues for the year ended December 31, 2015 are related to shipments of the Wocket® to our early access pre-order customers as well as new customer orders placed in 2015. In addition, the revenues for the year ended December 31, 2015 included resale sales of the Wocket® to wholesale customers who resell the Wocket® through their respective distribution channels. The aggregate dollar amount of these resale sales was $167,466. The selling price per unit as it relates to wholesale sales was considerably lower than our direct selling price to our individual customers which negatively impacted our gross profit margin. The sales prices to wholesale customers were significantly discounted in order to accelerate product awareness and adoption of the Wocket®.

Cost of Revenue. Our cost of revenue includes our direct product cost to both our individual customers as well as our wholesale customers. During 2015, our gross margin on sales to our wholesale customers was considerably lower than the gross margin resulting from sales to our individual customers as discussed above.

Our cost of revenue also includes a write off of excess and obsolete inventory of $343,216 resulting from our transition to version 2 of the Wocket® which now includes NFC technology. We also recorded an unfavorable book-to-physical inventory adjustment of $131,209 as well as scrap adjustments of $375,699 relating primarily to low early stage production yield. In addition, we recorded a lower of cost or market adjustment of $149,000 in anticipation of our future sales to wholesale customers. We expect that our future selling price to wholesale customers will continue to be less on a per unit basis as compared to our selling price per unit to our direct individual customers.

Operating Expenses. Operating expenses for the year ended December 31, 2015 totaled $9,717,327 and consisted of research and development expenses of $2,728,518, selling and marketing expenses of $3,423,567 and general and administrative expenses of $3,565,242. The research and development expenses related primarily to salaries and consulting services of $1,446,657, as well as test materials and prototypes of $608,768 necessary for the design, development and manufacturing of the Wocket®. Selling and marketing expenses consisted primarily of salaries of $301,585, and consulting services of $1,471,460, that was paid in both cash and common stock and advertising and promotional expenses, including trade shows of $1,327,657. General and administrative expenses for the year ended December 31, 2015 consisted of salaries and consulting services of $1,023,843, accrued management and employee incentives of $372,000, legal, audit and accounting fees of $405,637 and consulting fees for public relations of $269,540. General and administrative expenses also include $139,921 for the waiver of a provision to satisfy accelerated installments of the December Notes (as defined below) in cash. Also included is $472,590 in non-cash stock compensation to vendors and board members.

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Operating expenses for the year ended December 31, 2014 totaled $5,246,482 and consisted of research and development expenses of $1,417,745, selling and marketing expenses of $1,396,077 and general and administrative expenses of $2,432,660. The research and development expenses related primarily to salaries and consulting services of $962,102, as well as materials including prototypes of $329,304 necessary for the design, development and manufacturing of the Wocket®. Selling and marketing expenses consisted of $1,396,077 primarily for marketing consultants of $664,079 and advertising and promotion for the pre-orders for the Wocket® of $602,492. General and administrative expenses for the period consisted of salaries of $544,483, legal, audit and accounting fees of $473,334 and consulting fees for public relations of $527,458. Also included is $283,150 in non-cash stock compensation to employees and board members.

Net Loss. The net loss for the year ended December 31, 2015 was $13,076,854 and resulted primarily from the loss on product sales of $1,206,970 and from $9,717,327 of operational expenses incurred during the year ended December 31, 2015. Also during the year ended December 31, 2015, the Company incurred inducement expense of $755,000 related to the Waiver Agreement (as defined below) that was entered into on April 23, 2015, and the change in the conversion price related to the 8% Convertible Notes (as defined below) issued on July 27, 2015, and interest expense of $1,249,961 resulting from interest on the convertible notes and the amortization of both the convertible note discount and the deferred debt issuance costs stemming from the issuances of convertible notes on April 24, 2015 and December 8, 2015. In addition, the Company incurred a loss on extinguishment of debt of $635,986 which resulted primarily from the write off of the remaining unamortized note discount and deferred debt issue costs related to the convertible notes issued on April 24, 2015 on December 7, 2015. Lastly, the Company recorded a realized gain of $47,242 and an unrealized gain of $444,728 resulting from a change in the fair value of derivative liabilities.

The net loss for the year ended December 31, 2014 was $7,076,609, including $30,744 in interest expense from the loan to the Company from Connecticut Innovations, Inc. and inducement expenses of $2,212,538 related to warrant exercises, a modification of the exercise price of certain warrants, and the issuance of unregistered shares of common stock. Also included is interest income of $1,235 and the unrealized gain on change in fair value of derivatives liabilities of $412,763 that was initially recorded in connection with the issuance of a convertible note payable and warrants issued in the Company’s private placement in January 2014. During the period, the note payable was converted into common stock and the Company successfully modified the terms of the warrants with each of the holders. As a result, no derivative liabilities existed as of December 31, 2014.

Liquidity and Capital Resources

We are an emerging growth company and have generated losses from operations since inception. In order to execute our long-term strategic plan to develop and commercialize our core products, we will need to raise additional funds, through public or private equity offerings, debt financings, or other means. As of December 31, 2015, the Company had cash of $418,991. These conditions raise substantial doubt about our ability to continue as a going concern.

In order to execute the Company's long-term strategic plan to develop and commercialize its core products, the Company will need to raise additional funds, through public or private equity offerings, debt financings, or other means. The Company can give no assurance that the cash raised subsequent to December 31, 2015 or any additional funds raised will be sufficient to execute its business plan. Additionally, the Company can give no assurance that additional funds will be available on reasonable terms, or available at all, or that it will generate sufficient revenue to alleviate the going concern. Our cash balance on April 12, 2016 was approximately $2.1 million after we received approximately $1.85 million in net proceeds on April 11, 2016 from the sale of 2,500,000 shares of the Series A Preferred Stock.

The Company’s ability to execute its business plan is dependent upon its ability to raise additional equity, secure debt financing, and/or generate revenue. Should the Company not be successful in obtaining the necessary financing, or generate sufficient revenue to fund its operations, the Company would need to curtail certain of its operational activities. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

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Cash Flows

Cash and Working Capital

We have incurred net losses of $13,076,854 and $7,076,609 for the years ended December 31, 2015 and 2014, respectively. As of December 31, 2015 the Company had cash and stockholders’ equity of $418,991 and $881,333, respectively. At December 31, 2015, the Company had working capital of $508,119. During the year ended December 31, 2015, the Company raised net proceeds of approximately $8,076,657 through the issuance of common stock, warrants, notes, and $650,000 from the exercise of common stock warrants.

Cash Used in Operating Activities

Our primary ongoing uses of operating cash relate to payments to subcontractors and vendors for research and development, salaries and related expenses and professional fees. Our vendors and subcontractors generally provide us with normal trade payment terms. During the year ended December 31, 2015, net cash used in operating activities amounted to $8,620,672 and was comprised of net loss of $13,076,854, positive adjustments to reconcile net loss to net cash used in operating activities of $4,933,745 and changes in operating assets and liabilities of negative $477,563 as compared to $5,161,002 for the year ended December 31, 2014, comprised of a net loss of $7,076,609, positive adjustments to reconcile net loss to net cash used in operating activities of $2,631,811 and changes in operating assets and liabilities of negative $716,204.

Cash Used in Investing Activities

During the year ended December 31, 2015, net cash used in investing activities amounted to $1,888,281 and was comprised of the purchases of equipment and production tooling and molds of $381,767 and changes in restricted cash of $1,506,514 which is primarily attributable to the cash proceeds received as a result of the transaction with WVH (described below). During the year ended December 31, 2014, net cash used in investing activities amounted to $166,392 and was comprised of the purchases of equipment and production tooling and molds of $137,953 and changes in restricted cash of $28,439.

Cash Provided by Financing Activities

During the year ended December 31, 2015, the Company received net proceeds of $8,076,657 from the issuance of common stock, warrants, notes, and $650,000 from the exercise of warrants. During the year ended December 31, 2014, the Company received net proceeds of $7,225,055 from the issuance of common stock and warrants and the exercise of warrants.

Financings

January 2014 Private Placement

On January 13, 2014, the Company closed a “best efforts” private offering of $1,000,000 (the “January Offering”) with a group of accredited investors (the “January Purchasers”) and the Company exercised the over-subscription amount allowed in the January Offering of $350,000, for total gross proceeds to the Company of $1,350,000 before deducting placement agent fees and other expenses. Pursuant to a securities purchase agreement with the January Purchasers (the “January Purchase Agreement”), the Company issued to the January Purchasers (i) 415,387 shares of the Company’s common stock and (ii) warrants (the “January Warrants”) to purchase 1,350,000 shares of the Company’s common stock at an exercise price of $3.25 per share. In connection with the January Offering, 138,463 units were sold at the end of December 2013 and 276,924 units were sold in January 2014, all at $3.25 per unit. As a result, the Company received aggregate gross proceeds of $450,000 in December 2013 from the issuance of 138,463 shares of common stock and 450,000 January Warrants, and the Company received $900,000 in January 2014 from the issuance of 276,924 shares of common stock and 900,000 January Warrants. Costs incurred associated with the January Offering in December 2013 and January 2014 were $56,820 and $100,006, respectively. In January 2014, the placement agent received 41,539 warrants to purchase 41,539 shares of the Company’s common stock as fees.

Pursuant to the January Purchase Agreement, the Company’s founders who are members of management (the “Founders”) agreed to cancel a corresponding number of shares to those shares issued in the January Offering and place in escrow a corresponding number of shares to be cancelled for each January Warrant Share issued. As a result, the Founders retired 138,463 and 276,924 shares of common stock in December 2013 and January 2014, respectively.

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The January Warrants are exercisable for a period of five (5) years from the original issue date. On the date of issuance, the January Warrants were recognized as derivative liabilities as they did not have fixed settlement provisions because their exercise prices could be lowered if the Company was to issue securities at a lower price in the future. As a result, the Company recorded $3,450,976 as derivative liability warrants on the consolidated balance sheet on January 13, 2014.

On February 21, 2014, the Company amended the terms of the 1,391,539 January Warrants as compensation to the placement agent to eliminate the anti-dilution provision and to lower the exercise price of the January Warrants from $3.25 to $3.00. As a result of the January Warrants’ modifications, the Company re-measured the January Warrants liability on the modification date and recorded an unrealized gain on derivative liabilities of $448,072 and reclassified the aggregate re-measured value of the January Warrants of $4,514,772 to additional paid-in capital. See Note 6 below.

On various dates, during the twelve months ended December 31, 2014, the Company received gross proceeds of $1,500,000 in connection with the exercise of 500,000 January Warrants into 500,000 shares of common stock at an exercise price of $3.00 per share, net of fees of $30,000 paid upon the exercise of the January Warrants per the terms of the placement agent’s agreement. Upon exercise of the January Warrants, the Company’s Founders cancelled a certain number of shares of common stock in accordance with the January Purchase Agreement.

On September 10, 2014, the exercise price of the January Warrants was amended to $2.00.

Effective March 5, 2015, the January Purchasers holding a majority of the securities offered in the January 2014 offering waived a provision that required certain stockholders of the Company to surrender shares of common stock proportional to the number of January Warrants exercised. To date, these stockholders have retired 697,054 shares of common stock which will remain in treasury.

On April 23, 2015, the Company entered into a waiver and termination of certain rights agreement (the “Waiver Agreement”) whereby the majority January Purchasers agreed to terminate certain provisions in the January Purchase Agreement for an aggregate of 250,000 shares of common stock. The fair value of the 250,000 shares of common stock issued on April 23, 2015 was $655,000 and was recorded as inducement expense by the Company.

June 2014 Private Placement

From June 12, 2014 to June 17, 2014, the Company conducted a private offering with a group of accredited investors (the “June Purchasers”) who had previously participated in the January Offering. Pursuant to a securities purchase agreement with the June Purchasers, the Company issued to the June Purchasers warrants (the “June Warrants”) to purchase an aggregate of 400,000 shares (the “June Shares”) of the Company’s common stock at an exercise price of $3.00 per share. On September 10, 2014, the exercise price of the June Warrants was amended to $2.00. The June Warrants are exercisable for a period of five (5) years from the original issue date. The exercise price for the June Warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

On February 23, 2016, the exercise price of the June Warrants was amended to $0.50.

In connection with the issuance of the June Warrants, the Company entered into a registration rights agreement with the June Purchasers pursuant to which the Company agreed to register the June Shares on a Form S-1 registration statement (the “June Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) ninety (90) days following the completion of an underwritten public offering (the “June Filing Date”) and to cause the June Registration Statement to be declared effective under the Securities Act within ninety (90) days following the June Filing Date (the “June Required Effective Date”).

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The June Registration Statement was not filed by the June Filing Date or declared effective by the June Required Effective Date of December 15, 2014. Under the original terms of the arrangement, the Company was required to pay partial liquidated damages to each June Purchaser in the amount equal to two percent (2%) for the purchase price paid for the June Warrants then owned by such June Purchaser for each 30-day period for which the Company is non-compliant. On January 30, 2015, the Company received signed documentation from the June Purchasers waiving their right to liquidated damages and terminating the registration rights agreement.

August 2014 Private Placement

On August 21, 2014, pursuant to a securities purchase agreement with two (2) purchasers (the “August Purchasers”) who had previously participated in the January Offering, the Company issued to the August Purchasers warrants (the “August Warrants”) to purchase an aggregate of 100,000 shares (the “August Shares”) of the Company’s common stock at an exercise price of $3.00 per share. On September 10, 2014, the exercise price of the August Warrants was amended to $2.00. The August Warrants are exercisable for a period of five (5) years from the original issue date. The exercise price for the August Warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers, or other corporate changes and dilutive issuances.

In connection with the issuance of the August Warrants, the Company entered into a registration rights agreement with the August Purchasers pursuant to which the Company agreed to register the August Shares on a Form S-1 registration statement (the “August Registration Statement”) to be filed with the SEC ninety (90) days following the filing date (the “August Filing Date”) and to cause the August Registration Statement to be declared effective under the Securities Act by the required effective date (the “August Effective Date”).

The August Registration Statement was not filed by the August Filing Date or declared effective by the August Required Effective Date. Under the original terms of the arrangement, the Company was required to pay partial liquidated damages to each August Purchaser in the amount equal to two percent (2%) for the purchase price paid for the August Warrants then owned by such August Purchaser for each 30-day period for which the Company is non-compliant. On January 30, 2015, the Company received signed documentation from the August Purchasers waiving their right to liquidated damages and terminating the registration rights agreement.

The Company determined that the effect of the issuance of the 500,000 warrants (i.e., the June Warrants and the August Warrants) was to induce the January Purchasers to exercise the January Warrants previously issued to them in the January Offering. As a result, the Company recorded inducement expense of $1,262,068 during the year ended December 31, 2014.

September 2014 Public Offering

On September 15, 2014, the Company closed on an underwritten public offering of its common stock and warrants. The Company offered 2,127,273 shares of common stock and warrants to purchase 2,127,273 shares of common stock, at a combined price to the public of $2.75 per share and related warrant. The warrants are exercisable for a period of five (5) years beginning on September 15, 2014 at an exercisable price of $3.288 per share. The Company received net proceeds of $4,954,042 from the public offering, after deducting the underwriting discount and other offering related expenses. The underwriters were Northland Securities, Inc., The Benchmark Company, LLC, and Newport Coast Securities Inc.

In connection with public offering, the Company was required to obtain a waiver and consent from the January Purchasers in order to conduct the public offering at a price of $2.75 per share and warrant. As a result, on September 10, 2014, the Company issued the majority January Purchasers 261,131 unregistered shares of common stock and reduced the exercise price on the outstanding January Warrants, June Warrants, and August Warrants from $3.00 to $2.00 per share of common stock. During the year months ended December 31, 2014, the Company recorded additional inducement expense of $718,110 and $232,360 related to the issuance of unregistered shares of common stock to the majority January Purchasers and the modification of the warrant exercise price, respectively.

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April 2015 Private Placement

On April 24, 2015, the Company entered into a securities purchase agreement (the “April Purchase Agreement”) with a group of accredited investors (the “April Purchasers”) pursuant to which the Company sold to such purchasers an aggregate of $1,575,000 principal amount of secured convertible notes (the “April Convertible Notes”), Class A Common Stock Purchase Warrants (the “Class A Warrants”) to purchase up to 468,749 shares of the Company’s common stock and Class B Common Stock Purchase Warrants (the “Class B Warrants,” and together with the Class A Warrants, the “April Warrants”) to purchase up to 468,749 shares of the Company’s common stock. The April Convertible Notes bear interest at 6% per annum and are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $2.52 per share. The April Warrants are exercisable beginning six (6) months after issuance through the fifth (5th) anniversary of such initial exercisability date. The Class A Warrants have an initial exercise price equal to $3.02 per share and the Class B Warrants have an initial exercise price equal to $5.00 per share. The Company received cash proceeds of $1,481,500 from the issuance of the April Convertible Notes after deducting debt issuance costs of $93,500.

The Company recorded a debt discount of $1,575,000 related to the sale of the April Convertible Notes and the April Warrants. The debt discount reflects the underlying fair value of the April Warrants of approximately $860,000 on the date of the transaction and a beneficial conversion charge of approximately $715,000. The debt discount will be amortized to interest expense over the earlier of (i) term of the April Convertible Notes or (ii) conversion of the debt.

In connection with the sale of the April Convertible Notes and April Warrants, the Company entered into a registration rights agreement, dated April 24, 2015 (the “April Registration Rights Agreement”), with the April Purchasers, pursuant to which the Company agreed to register the shares of common stock underlying the April Convertible Notes and April Warrants on a Form S-3 registration statement to be filed with the SEC within ten (10) business days after the date of the issuance of the April Convertible Notes and April Warrants (the “April Filing Date”) and to cause the April Registration Statement to be declared effective under the Securities Act within ninety (90) days following the April Filing Date. If certain of its obligations under the April Registration Rights Agreement are not met, the Company is required to pay partial liquidated damages to each April Purchaser. On May 8, 2015, the Company filed a registration statement on Form S-3 with the SEC to register the shares issuable upon the conversion of the April Convertible Notes, the related accrued interest and the exercise of the April Warrants. Such registration statement was declared effective with the SEC on May 14, 2015.

In connection with the sale of the April Convertible Notes and the April Warrants, the Company entered into a security agreement, dated April 24, 2015 (the “April Security Agreement”), between the Company, 3D-ID and the collateral agent thereto. Pursuant to the Security Agreement, the April Purchasers were granted a security interest in certain personal property of the Company and 3D-ID to secure the payment and performance of all obligations of the Company and 3D-ID under the April Convertible Notes, April Warrants, April Purchase Agreement, April Registration Rights Agreement and April Security Agreement. In addition, in connection with the April Security Agreement, 3D-ID executed a subsidiary guaranty, pursuant to which it agreed to guarantee and act as surety for payment of the April Convertible Notes and other obligations of the Company under the April Warrants, April Purchase Agreement, April Registration Rights Agreement and April Security Agreement.

As described below, the April Purchasers exchanged the April Convertible Notes into the convertible notes that were issued on December 8, 2015. As a result, the Company incurred a loss on extinguishment of the April Convertible Notes of $635,986 which resulted primarily from the write off of the remaining unamortized note discount and deferred debt issue costs on extinguishment. In order to obtain their consent to issue the December Notes on December 8, 2015, and to effect the exchange, the Company issued to each of the April Purchasers additional December Notes with a face value of $500,000. On December 8, 2015, the total outstanding face amount of these convertible notes was $2,134,850. On December 28, 2015, the note holders accelerated installment repayments in an aggregate amount of $350,000 which the Company satisfied by an issuance of common stock as a result of a waiver by the holders which allowed the Company to issue common stock when the contractual conversion rate is below $0.25. As a result of this installment, the outstanding amount of the convertible notes held by the April Purchasers was $1,784,850 on December 31, 2015.

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July 2015 Private Placement

On July 27, 2015, the Company entered into a securities purchase agreement with an accredited investor (the “July Purchaser”) pursuant to which the Company sold an aggregate of $222,222 in principal amount of the 8% Original Issue Discount Convertible Notes (the “8% Convertible Notes”) for an aggregate purchase price of $200,000. The Company received net proceeds of $200,000 from the sale of the 8% Convertible Notes.

The 8% Convertible Notes mature on September 11, 2015 (the “Maturity Date”), less any amounts converted or redeemed prior to the Maturity Date. The 8% Convertible Notes bear interest at a rate of 8% per annum, subject to increase to the lesser of 24% per annum or the maximum rate permitted under applicable law upon the occurrence of certain events of default.

The 8% Convertible Notes are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $3.50 per share, which is subject to adjustment for stock dividends, stock splits, combinations or similar events.

The Company agreed that if it effected a registered offering either utilizing Form S-1 or Form S-3 (a “Registered Offering”), the Holder shall have the right to convert the entire amount of the subscription amount into such Registered Offering.  The July Purchaser converted the entire subscription amount into the August Offering described below.

The conversion price used to convert the entire purchase price into common stock was equivalent to the equity offering price of $1.75 on August 4, 2015 and not the conversion price of $3.50 stipulated in the securities purchase agreement. As a result of the change in the conversion price, the Company recorded additional inducement expense of $100,000 at the time of conversion.

August 2015 Offerings

On August 4, 2015, the Company closed with certain purchasers (the “August 2015 Purchasers”) a public offering (the “August Offering”) providing for the issuance and sale by the Company of 1,721,429 shares of the Company’s common stock at a price to the public of $1.75 per share (the “Registered Shares”) for an aggregate purchase price of $3,012,500.

In connection with the sale of the Registered Shares, the Company also entered into a Warrant Purchase Agreement (the “Warrant Purchase Agreement”) with the August 2015 Purchasers providing for the issuance and sale by the Company of warrants to purchase 860,716 shares of the Company’s common stock at a purchase price of $0.0000001 per warrant (the “August 2015 Warrants”).  Each August 2015 Warrant shall be initially exercisable on the six (6) month anniversary of the issuance date an exercise price equal to $2.35 per share and have a term of exercise equal to five (5) years from the date on which first exercisable.

The Registered Shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the SEC on April 24, 2015 and declared effective on May 14, 2015 (File No. 333-203637).

Pursuant to a Registration Rights Agreement, dated July 30, 2015, by and between the Company and the August 2015 Purchasers, the Company agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon exercise of the August 2015 Warrants.

The placement agent in connection with the Registered Shares was Northland Securities, Inc.

October 2015 Public Offering

On October 21, 2015, the Company closed on an underwritten public offering of its common stock. The Company offered 1,500,000 shares of common stock at a price to the public of $0.70 per share. The Company received gross proceeds from the offering, before deducting underwriting discounts and commission and other estimated offering expenses payable by the Company, of approximately $1,050,000. The underwriter was Aegis Capital Corp.

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November 2015 Term Note

On November 25, 2015, the Company issued the Term Note with a principal amount of $200,000 to an accredited purchaser (the “November Purchaser”). The Term Note was scheduled to mature on December 15, 2015. The interest rate was 12% per annum with a minimum guaranteed interest of $10,000. The November Purchaser converted the entire principal amount into the December Offering described below.

December 2015 Private Placement

On December 8, 2015, the Company entered into a securities purchase agreement (the “December Purchase Agreement”) with certain accredited investors (the “December Purchasers”) pursuant to which the Company sold an aggregate of $1,500,000 in principal amount of Senior Secured Convertible Notes (the “December Notes”) for an aggregate purchase price of $1,500,000 (the “December Offering”). The Notes will mature on December 8, 2016 (the “December Maturity Date”), less any amounts converted or redeemed prior to the December Maturity Date. The December Notes bear interest at a rate of 8% per annum. The December Notes are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $0.55 per share. In case of an Event of Default (as defined in the December Notes), the notes are convertible at 85% of the average of the five (5) lowest daily Weighted Average Prices (as defined in the December Notes) in the prior fifteen (15) trading days, until such Event of Default has been cured. The conversion price is subject to adjustment for stock dividends, stock splits, combinations or similar events. The Notes are repayable from the earlier of June 7, 2016 or the effective date of the initial registration statement that was filed with this offering, (The Installment Trigger Date). The installment payments are to be made on the lst and 15th calendar day of each month. The amount of each installment is the quotient of the original principal amount divided by the number of installment payments after the Installment Trigger Date and the scheduled Maturity Date on December 7, 2016. The holder of the notes may opt to accelerate two installment amounts in an amount up to twice the regular installment amount. The installment payments may be made in cash or in common stock at 85% of the average of the five (5) lowest daily Weighted Average Prices (as defined in the December Notes) in the prior fifteen (15) trading days at the option of the Company.

In connection with the sale of the December Notes, the Company also issued to the December Purchasers an aggregate of 900,000 shares of the Company’s common stock in consideration of each Investor’s execution and delivery of the December Purchase Agreement (the “Commitment Shares”). The Commitment Shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the SEC on April 24, 2015 and declared effective on May 14, 2015 (File No. 333-203637).

As described above, the April Purchasers exchanged the April Convertible Notes into the convertible notes that were issued on December 8, 2015. As a result, the Company incurred a loss on extinguishment of the April Convertible Notes of $635,986 which resulted primarily from the write off of the remaining unamortized note discount and deferred debt issue costs on extinguishment. In order to obtain their consent to issue the December Notes on December 8, 2015, and to effect the exchange, the Company issued to each of the April Purchasers additional December Notes with a face value of $500,000. On December 8, 2015, the total outstanding principal amount of these convertible notes was $2,134,850. On December 28, 2015, the note holders accelerated installment repayments in an aggregate amount of $350,000 which the Company satisfied by an issuance of common stock as a result of a waiver by the holders which allowed the Company to issue common stock below $0.25. As a result of this repayment, the outstanding amount of the convertible notes held by the April Purchasers was $1,784,850 on December 31, 2015.

The total face amount of the December Notes outstanding on December 8, 2015 was $3,644,850.

On December 8, 2015 the Company recorded a debt discount of $1,719,700 and a derivative liability of $912,330.

The debt discount is attributable to the value of the separately accounted for conversion feature and common stock issued in connection with the sale of the December Notes. The embedded conversion feature derivatives relate to the conversion option, the installment payments and the accelerated installment option of the December Notes. The embedded derivatives were evaluated under FASB ASC Topic 815-15, were bifurcated from the debt host, and were classified as liabilities in the consolidated balance sheet. The debt discount is amortized using the effective interest method over the term of the December Notes. For the year ended December 31, 2015, the Company recorded a total of $1,093,371 of debt discount amortization, which was recorded as an interest expense in the consolidated statement of operations. Of this amount, $109,535 related to the December Notes.

At December 31, 2015, the face amount of the December Notes outstanding was $3,294,850.

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December 2015 Strategic Agreements

On December 31, 2015, the Company entered into a Master Product Development Agreement (the “Development Agreement”) with WorldVentures. The Development Agreement commenced on December 31, 2015, and has an initial term of two (2) years (the “Initial Term”). Thereafter, the Development Agreement will automatically renew for additional successive one (1) year terms (each a “Renewal Term”) unless and until WorldVentures provides written notice of non-renewal at least thirty (30) days prior to the end of the Initial Term or then-current Renewal Term. Each Renewal Term will commence immediately on expiration of the Initial Term or preceding Renewal Term. The Development Agreement may also be terminated earlier pursuant to certain conditions.

Pursuant to the Development Agreement, WorldVentures retained the Company to design, develop and manufacture a series of Proprietary Products (as defined in the Development Agreement) for distribution through WorldVenture’s network of sales representatives, members, consumers, employees, contractors or affiliates. In conjunction with the Development Agreement, the Company and WorldVentures contractually agreed to dedicate $1,500,000 of the $2,000,000 in total proceeds received by the Company to the development and manufacture of the product for WorldVentures. In addition, any expenditure of the $1,500,000 in proceeds is restricted in that the Company will need prior approval from WorldVentures on a monthly basis in order to fund the estimated expenditures needed for the development of the product for WorldVentures from the $1,500,000.

In connection with the Development Agreement, on December 31, 2015, the Company entered into a securities purchase agreement (the “WVH Purchase Agreement”) with WorldVentures providing for the issuance and sale by us of 10,050,000 shares (the “WVH Shares”) of common stock and a common stock purchase warrant (the “WVH Warrant”) to purchase 2,512,500 shares (the “WVH Warrant Shares”) of common stock, for an aggregate purchase price of $2,000,000. The WVH Warrant is initially exercisable on May 31, 2016 at an exercise price equal to $0.75 per share and expires on December 31, 2018.

In connection with the sale of the WVH Shares and the WVH Warrant, the Company entered into a registration rights agreement, dated December 31, 2015 (the “WVH Registration Rights Agreement”), with WorldVentures, pursuant to which the Company agreed to register the WVH Shares and the WVH Warrant Shares on a Form S-1 or Form S-3 registration statement to be filed with the SEC within ninety (90) days after the date of the issuance of the WVH Shares and the WVH Warrants and to cause such registration statement to be declared effective under the Securities Act within one hundred eight (180) days following the filing date.

In the event that the registration statement is filed with the SEC untimely, WorldVentures may be, in addition to being entitled to exercise all rights granted by law and under the WVH Registration Rights Agreement, including recovery of damages, shall be entitled to specific performance of its rights under the WVH Registration Rights Agreement. Pursuant to the WVH Registration Rights Agreement each of the Company and WorldVentures agreed that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of the WVH Registration Rights Agreement and that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

March 2016 Promissory Note

On March 11, 2016, the Company issued a promissory note with a principal amount $400,000 to an accredited purchaser. The promissory note matures on April 25, 2016 and bears interest at a rate of 12% per annum.

April 2016 Registered Direct Offering

On April 11, 2016, the Company closed a registered direct offering (the “April 2016 Offering”) of shares of its Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”). The Company sold 2,500,000 shares of Series A Preferred Stock at a price of $1.00 per share, and received gross proceeds from the offering, before deducting placement agent fees and other estimated offering expenses payable by the Company, of approximately $2,500,000. Aegis Capital Corp. acted as the placement agent for the offering.

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Off Balance Sheet Arrangements

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. In addition, we do not have any undisclosed borrowings or debt, and we have not entered into any synthetic leases. We are, therefore, not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

Critical Accounting Policies

The following discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America. Certain accounting policies and estimates are particularly important to the understanding of our financial position and results of operations and require the application of significant judgment by our management or can be materially affected by changes from period to period in economic factors or conditions that are outside of our control. As a result, they are subject to an inherent degree of uncertainty. In applying these policies, our management uses their judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on our historical operations, our future business plans and projected financial results, our observance of trends in the industry and information available from other outside sources, as appropriate. Please see Note 3 to our consolidated financial statements for a more complete description of our significant accounting policies.

We intend to utilize the extended transition period provided in Securities Act Section 7(a)(2)(B) as allowed by Section 107(b)(1) of the JOBS Act for the adoption of new or revised accounting standards as applicable to emerging growth companies. As part of the election, we will not be required to comply with any new or revised financial accounting standard until such time that a company that does not qualify as an “issuer” (as defined under Section 2(a) of the Sarbanes-Oxley Act of 2002) is required to comply with such new or revised accounting standards.

As an emerging growth company within the meaning of the rules under the Securities Act, and we will utilize certain exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies. For example, we will not have to provide an auditor’s attestation report on our internal controls in future annual reports on Form 10-K as otherwise required by Section 404(b) of the Sarbanes-Oxley Act. In addition, Section 107 of the JOBS Act provides that an emerging growth company can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to utilize this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards as they become applicable to public companies.

Basis of Presentation. The Company’s consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States which contemplate continuation of the Company as a going concern. However, the Company is subject to the risks and uncertainties associated with a new business, has no established source of revenue, and has incurred significant losses from operations since inception. The Company’s operations are dependent upon it raising additional capital. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that could result from the outcome of this uncertainty. Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

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Revenue Recognition. The Company recognizes revenue when persuasive evidence of an arrangement exists, the service has been rendered or product delivery has occurred, the price is fixed or readily determinable and collectability of the sale is reasonably assured. The Wocket® sales comprise multiple element arrangements including both the Wocket® smart wallet device itself as well as unspecified future upgrades. The Company offers to all of its end-consumer customers a period of fourteen days post the actual receipt date in which to return their Wocket®. The Company was unable to reliably estimate returns at the time shipments were made during the year ended months ended December 31, 2015 due to lack of return history. Accordingly, the Company has recognized revenue only on those shipments whose fourteen day return period had lapsed by December 31, 2015. The Company accrues for the estimated costs associated with the one-year Wocket® warranty at the time revenue associated with the sale is recorded, and periodically updates its estimated warranty cost based on actual experience.

For the year ended December 31, 2015, the Company’s revenues related to shipments of the Wocket® to customers who pre-ordered the product in 2014 as well as to those customers who ordered the product in 2015. In addition, the revenues for the year ended December 31, 2015 included resale sales of the Wocket® who resell the Wocket® through their respective distribution channels. The aggregate amount of these two sales was $151,466. The terms and conditions of these sales provide the retail customers with trade credit terms. In addition, these sales were made to the retailers with no rights of return and are subject to the normal warranties offered to the ultimate consumer for product defects.

Warranty Costs. The Company’s product is sold with a one-year warranty against defects in materials and workmanship under normal use. The Company accrues for the estimated costs associated with the one-year Wocket® warranty at the time revenue associated with the sale is recorded, and periodically updates its estimated warranty cost based on actual experience. Estimating warranty costs requires significant judgment. To date, warranty claims have been inconsequential and the Company estimates any such claims against sales made to date will be immaterial. Accordingly, no accrual for warranty costs has been recorded at December 31, 2015.

Inventory. The Company performs regular reviews of inventory quantities on hand and evaluates the realizable value of its inventories. The Company will adjust the carrying value of the inventory as necessary with the estimated valuation reserves for excess, obsolete, and slow-moving inventory by comparing the individual inventory parts to forecasted product demand or production requirements.

Convertible Instruments. The Company applies the accounting standards for derivatives and hedging and for distinguishing liabilities from equity when accounting for hybrid contracts that feature conversion options. The accounting standards require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (i) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (ii) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (iii) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. The derivative is subsequently marked to market at each reporting date based on current fair value, with the changes in fair value reported in the results of operations.

Conversion options that contain variable settlement features such as provisions to adjust the conversion price upon subsequent issuances of equity or equity linked securities at exercise prices more favorable than that featured in the hybrid contract generally result in their bifurcation from the host instrument.

The Company accounts for convertible debt instruments when the Company has determined that the embedded conversion options should not be bifurcated from their host instruments in accordance with ASC 470-20 “Debt with Conversion and Other Options.” The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt.

Derivative Financial Instruments. The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at the reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses the Black-Scholes option valuation model to value the derivative instruments at inception and on subsequent valuation dates. The conversion feature embedded within Company’s convertible note payable does not have fixed settlement provisions as the conversion price varies based on the trading price of the Company’s common stock and the potential number of common shares to be issued upon conversion is indeterminable up to a maximum of 120,000 shares of common stock. In addition, the January Warrants issued in connection with the January Offering do not have fixed settlement as their exercise prices may be lowered if the Company conducts an offering in the future at a price per share below the exercise price of the warrants. Accordingly, the conversion feature and warrants have been recognized as derivative instruments. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve (12) months of the balance sheet date.

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MANAGEMENT

The following table sets forth the names, ages and positions of all of the directors and executive officers of the Company and the positions they hold as of the date hereof.

Name	Age	Position	Date First Elected or Appointed
Gino M. Pereira	58	Chief Executive Officer and Director	February 8, 2012
Vincent S. Miceli	58	Vice President and Chief Financial Officer	September 29, 2014
David Tunnell	50	Vice President and Chief Technology Officer	June 25, 2012
Major General David R. Gust, USA, Ret	71	Director	June 25, 2012
Michael J. D’Almada-Remedios, PhD	53	Director	September 26, 2013
Daniel P. Sharkey	59	Director	June 23, 2014
Stanley E. Washington	51	Director	October 8, 2015

Background of Directors and Executive Officers

Gino M. Pereira, one of our co-founders, has served as the Chief Executive Officer, Chief Financial Officer and director, from the date of inception of the Company. Mr. Pereira has over 30 years of executive, operational and financial experience with technology companies in the United States, Europe and the Far East. He has also helped to develop several technology start-ups as well as served in an executive capacity in a large multinational public company. Mr. Pereira was Chief Financial Officer and later Chief Executive Officer of Technest Holdings Inc., a publicly quoted defense contracting company, from 2004 to 2011. Technest Holdings operated subsidiaries EOIR Technologies, Inc. and Genex Technologies, Inc. Mr. Pereira is a Fellow of the Chartered Association of Certified Accountants (UK) and has an MBA, with a specialty in finance, from the Manchester Business School in England.

Mr. Pereira brings to the Board significant expertise in the biometric and software recognition industries, as well as experience in international business technology and extensive management and operating experience. Having founded and/or operated companies in similar or related industries during the past 15 years, provides the board with unparalleled knowledge of the Company and its operations and an understanding of the markets the Company plans to operate in.

Vincent S. Miceli, has served as a Vice-President and Chief Financial Officer of the Company since September 29, 2014. Mr. Miceli has over 30 years of experience in executive, financial and operational management for companies based primarily in the United States. Prior to joining the Company, Mr. Miceli was Vice-President and Chief Financial Officer/Treasurer of Panolam Industries International, Inc., a privately held company which primarily designs, manufactures, and distributes decorative and industrial laminates from May 2006 to mid-December 2013. Prior to that, Mr. Miceli was the Chief Financial Officer and Corporate Controller of Opticare Health Systems, Inc., a company that provides integrated eye care services from 2004 to 2006. Prior to 2004, Mr. Miceli held senior accounting positions at Amphenol Corporation and United Technologies, Inc. Mr. Miceli holds a BS degree in accounting from Quinnipiac College, an MBA, with a concentration in Finance, from the University of Hartford and he is an affiliate member of both the AICPA and Connecticut Society of Certified Public Accountants.

David Tunnell, one of our co-founders, has served as the Chief Technology Officer, from the date of inception of the Company. Mr. Tunnell is an expert in biometrics and is the inventor of a variety of miniature technologies for remote distributed sensors. Mr. Tunnell has over 23 years of experience in developing high-technology solutions for the US Government. He was the divisional director of 3D identification products at Technest Holdings Inc., from 2003 to 2011. Prior to that he was at the National Security Agency (NSA) serving in operations, support, and development and later at L3 Communications where he served as Director of Engineering, overseeing the development of SIGINT solutions and served as the primary interface with customers, bridging the gap between customer requirements and system design and engineering. He also managed technical personnel, budgets, schedules, and technical direction. Mr. Tunnell earned a Masters in Technical Management (MSTM) from Johns Hopkins University and a BSEE from the University of Tennessee.

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Major General David R. Gust, USA, Ret. has served as a director of the Company from the date of inception of the Company. General Gust presently does consulting work for his own company, David R. Gust & Associates, LLC. Between April 2007 and May 2009, General Gust was the President of USfalcon, a privately-held company working with the U.S. Defense sector, primarily in information technology. Previously, General Gust had served as the Manager for Federal Telecommunications for Bechtel National, Inc. from November 2004 to March 2007. Prior to that, he was the President and Chief Executive Officer of Technical and Management Services Corporation from 2000 to 2004. General Gust retired from the United States Army in 2000 after completing a career of 34 years of service.

His General Officer assignments included the Program Executive Officer, Communications Systems (PEO-Comm Systems), Program Executive Officer, Intelligence, Electronic Warfare and Sensors (PEO-IEW&S) and at Army Materiel Command, as Deputy Chief of Staff for Research, Development and Acquisition (DCSRDA).

His final assignment at the Army Materiel Command included serving as the Chairman of the Source Selection Advisory Council for the Tactical Unmanned Aerial Vehicle procurement and supervising preparation of the acquisition procurement package for the Stryker combat vehicle. General Gust received his B.S. in Electrical Engineering from the University of Denver and Master’s Degrees in Systems Management and National Security and Strategy from the University of Southern California and the United States Naval War College, respectively.

General Gust brings to the Board valuable business expertise, particularly expertise in defense and Homeland security market segments due to his significant experience as a director of a publicly held companies and his substantial experience gained as a member of the US Armed Services.

Michael J. D’Almada-Remedios, PhD had served as a director of the Company since September 26, 2013. Dr. Remedios’ background includes a successful track record for product innovation and development, outsourcing, global platform integration, massive-scale/hyper-growth operations, and building/developing teams from 50 to over 500 people. His key accomplishments at each company consistently show impressive gains in sales, profitability and global expansion into new markets.

Between January 2011 and September 2013 he was Chief Information Officer for Arbonne International, a billion dollar global cosmetics company. From February 2009 to December 2010 he was a Vice-President at Expedia, Inc. and was responsible for all technologies, product development and technical operations for hotels.com and Venere brands, including “One H”, the global integration of business and technology for hotels.com and Expedia, Inc.

Prior to February 2009 Dr. Remedios was Chief Technology Officer for Realtor.com and Shopping.com, a subsidiary of eBay, Inc.  At eBay he was a member of the eBay Inc. Technology Board for eBay, PayPal and Skype. He was also a key member of the eBay Inc. workgroups for defining and driving the next-generation consumer experience “Finding 2.0”, “on-eBay” and the Advertising and Distributed Commerce Network offering “off-eBay”.

Earlier in his career, he was Global Chief Information Officer for the Travelocity group of companies and President and Chief Operating Officer of Bluelight.com, a subsidiary of Kmart. Dr. Remedios began his career as Vice President and Manager, Systems Integration& Development at Wells Fargo Bank, Consumer Banking Group.

Dr. Remedios recently joined WorldVentures Holdings, LLC, an international travel company, as Chief Technology Officer. He has a PhD in Computer Control and Fluid Dynamics from the University of Nottingham in England and a B.Sc. in Physics and Computer Science from Kings College, University of London in England.

Dr. Remedios brings to the Board valuable business experience, particularly expertise in eCommerce and hyper growth companies.

Daniel P. Sharkey, has served as a director of the Company since June 23, 2014. Mr. Sharkey’s background includes 36 years of broad experience with finance and business development for technology companies. His key accomplishments in his prior engagements focused on expanding technology companies into new marketplaces and plotting and implementing successful, long-term growth strategies. Between 2007 and 2014, Mr. Sharkey was Executive Vice President of Business Development for ATMI, a publicly traded semi-conductor company. Mr. Sharkey originally joined ATMI as Chief Financial Officer in 1990. ATMI was sold to Entegris in 2014 for $1.15 billion.

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From 1987 to 1990, before joining ATMI, Mr. Sharkey was Vice President of Finance for Adage, a publicly traded computer graphics manufacturer. From 1983 to 1987, Mr. Sharkey served as Corporate Controller for CGX Corporation, a venture capital backed, privately held, computer graphics manufacturer that merged with Adage in 1987. Mr. Sharkey was a Certified Public Accountant for KPMG from 1978 to 1983.

Mr. Sharkey earned a Bachelor of Arts degree in Economics and Accounting from the College of the Holy Cross in Worcester, Massachusetts.

Stanley E. Washington, has been a business leader in the financial services industry for over 25 years. Currently, as Founder and Chief Executive Officer of Pantheon Business Consulting (“PBC”) he manages a strategic business development firm which focuses on partnering fast growing small and mid-sized companies in emerging categories with large strategic partners and providing senior leadership teams with innovative thought leadership concepts aimed at increased revenue generation, consumer program activation and diverse strategic supplier partnership development for the building of long-term shareholder growth and profitability.

Prior to PBC, Mr. Washington spent 17 years as an executive at American Express and was Regional Vice President and General Manager of the Western United States operating as the region’s senior business leader where he managed American Express’ U.S. Commercial Card Division overseeing the Account Development Organization, including sales and operational support across multiple industries, to more than 260 U.S. based companies, representing over $300 billion in annual corporate revenue. Mr. Washington held numerous positions within the company, including Regional Vice President and General Manager of the American Express Establishment Services Division where he was responsible for over $50 billion in annual charge volume, managing all merchant account relationships, card member marketing, sponsorships and advertising to more than one million American Express merchant business locations throughout the Western States and Micronesia. During his tenure he was also responsible for American Express’ penetration into several key industries, including entertainment, gaming, restaurant, wine, ski and luxury hotels.

Mr. Washington’s extensive experience in advising companies and years of executive management give him the qualifications and skills to serve as a director of our Company.

Board Committees

Our Board of Directors currently has the following committees:

Audit – Daniel Sharkey*(1), David R. Gust, Michael J. D’Almada-Remedios, PhD

Compensation – David R. Gust*, Daniel Sharkey, Michael J. D’Almada-Remedios, PhD

Nominating and Governance – David R. Gust*, Daniel Sharkey, Michael J. D’Almada-Remedios, PhD

*  —Indicates Committee Chair

(1)—Indicates Committee Financial Expert

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

●	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
●	determines the engagement of the independent registered public accounting firm;
●	reviews and approves the scope of the annual audit and the audit fee;
●	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

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●	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
●	reviews our critical accounting policies and estimates; and
●	annually reviews the audit committee charter and the committee’s performance.

The audit committee operates under a written charter adopted by the Board of Directors that satisfies the applicable standards of NASDAQ.

Compensation Committee

Our compensation committee reviews and recommends policies relating to the compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and makes recommendations to the board of directors regarding compensation of these officers based on such evaluations. The compensation committee administers the issuance of stock options and other awards under our stock plans. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee. The compensation committee operates under a written charter adopted by the board of directors that satisfies the applicable standards of NASDAQ.

Corporate Governance and Nomination Committee

Our corporate governance and nomination committee is responsible for, among other objectives, making recommendations to the Board regarding candidates for directorships; overseeing the evaluation of the board of directors; reviewing developments in corporate governance practices; developing a set of corporate governance guidelines, and; reviewing and recommending changes to the charters of other board committees. In addition, the corporate governance and nomination committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the board concerning corporate governance matters.

Director Independence

As we are listed on NASDAQ, our determination of independence of directors is made using the definition of “independent director” contained in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. Our board affirmatively determined that Major General David R. Gust, Michael J. D’Almada-Remedios, PhD , and Daniel P. Sharkey, are “independent” directors, as that term is defined in the Nasdaq Stock Market Rules.

Involvement in Certain Legal Proceedings

Except as described below, to the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

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●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

On September 29, 2014, Vincent S. Miceli joined the Company as Vice-President and Chief Financial Officer. Prior to joining the Company, Mr. Miceli was the Vice-President and Chief Financial Officer/Treasurer of Panolam Industries International, Inc., a privately held company engaged primarily in the design, manufacture and distribution of decorative and industrial laminates. Mr. Miceli was employed by Panolam from May 2006 to mid-December 2013. On November 4, 2009, Panolam filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware seeking relief under the provisions of chapter 11 of title 11 of the United States Code in order to facilitate a change in the company’s ownership and to restructure its debt that originated from a leveraged buyout that was already in place before Mr. Miceli joined the company. Mr. Miceli played an integral role in the prepackaged restructuring process which was completed within 30 days with no adverse effect on the company’s customers, vendors or employees.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Family Relationships

There are no relationships between any of the officers or directors of the Company.

Director Nomination Procedures

There have been no material changes to the procedures by which security holders may recommend nominees to our Board of Directors.

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EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2015 and 2014

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the years ended December 31, 2015 and 2014 in all capacities for the accounts of our executives, including the Chief Executive Officer and Chief Financial Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	NonEquity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gino M. Pereira,	2015	330,000	-	124,000	-	-	-	18,252	472,252
Chief Executive Officer	2014	300,000	150,000	-	-	-	-	17,617	467,617
David Tunnell,	2015	260,000	-	62,000	-	-	-	14,400	336,400
Chief Technology Officer	2014	240,000	120,000	-	-	-	-	14,400	374,400
Vincent S. Miceli (1),	2015	200,000	-	62,000	-	-	-	14,400	276,400
Chief Financial Officer	2014	46,385	-	179,250	-	-	-	3,600	229,235

(1)	Vincent S. Miceli joined the Company as Vice-President and Chief Financial Officer on September 29, 2014.

Employment Agreements

Effective October 1, 2015, we extended the employment agreement with Gino M. Pereira, our Chief Executive Officer. The term of the employment agreement is 3 years beginning on October 1, 2015. Effective January 1, 2016, Mr. Pereira’s base salary increased to $346,500 from $330,000. The employment agreement also provides for:

●	Payment of all necessary and reasonable out-of-pocket expenses incurred by the executive in the performance of his duties under the agreement.
●	Eligibility to participate in bonus or incentive compensation plans that may be established by the board of directors from time to time applicable to the executive's services.
●	Eligibility to receive equity awards as determined by the board of directors, or a committee of the board of directors, composed in compliance with the corporate governance standards of any applicable listing exchange.

We do not have employment agreements with Vincent S. Miceli, our Chief Financial Officer, or David Tunnell, our Chief Technology Officer.

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Outstanding Equity Awards at 2015 Fiscal Year End

The following table provides information relating to the vested and unvested option and stock awards held by the named executives as of December 31, 2015. Each award to each named executive is shown separately, with a footnote describing the award’s vesting schedule. As there are no outstanding awards, this table is blank.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Option (# Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units Or Other Rights That Have Not Vested ($)
Gino Pereira	-	-	-	-	-	-	-	$-	$-
David Tunnell	-	-	-	-	-	-	-	$-	$-
Vincent S. Miceli	-	-	-	-	-	-	-	$-	$-

Director Compensation for Fiscal 2015

Effective with the fourth quarter 2014 installment, our non-employee directors began receiving $60,000 annually for serving on our Board, which is paid quarterly in stock. Prior to the fourth quarter of 2014, our non-employee directors received $20,000 annually for serving on our Board. The following table reflects all compensation awarded to, earned by or paid to the Company’s directors for the fiscal year ended December 31, 2015.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Major General David R. Gust, USA, Ret.	-	60,000	-	-	-	490	60,490
Michael J. D’Almada-Remedios, PhD	-	60,000	-	-	-	975	60,975
Daniel P. Sharkey	-	60,000	-	-	-	-	60,000

(1)	Major General David R. Gust, received 89,871 shares of common stock at an average price of approximately $0.67 per share.
(2)	Michael J. D’Almada-Remedios received 89,871 shares of common stock at an average price of approximately $0.67 per share.
(3)	Daniel P. Sharkey received 89,871 shares of common stock at an average price of approximately $0.67 per share.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 2, 2016 by (a) each stockholder who is known to us to own beneficially 5% or more of our outstanding common stock; (b) all directors; (c) our executive officers, and (d) all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of common stock.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within sixty (60) days of May 2, 2016. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of May 2, 2016 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares of common stock listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of our directors and executive officers is c/o Nxt-ID, Inc. 285 North Drive, Suite D, Melbourne, FL 32904.

Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percent of class of Common Stock (1)
5% Shareholders:
WorldVentures Holdings, LLC	10,050,000	17.48%

Directors and Officers:

Gino M. Pereira Chief Executive Officer and Director	9,168,738	15.95%

David Tunnell Chief Technology Officer	7,694,208	13.38%

Vincent S. Miceli Vice-President and Chief Financial Officer	178,251	*

Major General David R. Gust, USA, Ret. Director	174,629	*

Michael J. D’Almada-Remedios, PhD Director	228,296	*

Daniel P. Sharkey Director	124,504	*

Stanley E. Washington Director	80,000	*

Directors and Officers as a group (7 persons)	17,648,626	30.70%

*	Less than 1%

(1)	Based on 57,389,783 shares of common stock issued and outstanding as of May 2, 2016. Shares of common stock subject to options or warrants currently exercisable or exercisable within sixty (60) days are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, during the past three (3) years, there have been no transactions, whether directly or indirectly, between our company and any of our officers, directors, beneficial owners of more than 5% of our outstanding common stock or their family members that exceeded $120,000.

Effective June 25, 2012, the Company acquired certain 100% of the membership interests in 3D-ID, LLC (“3D-ID”), a limited liability company formed in Florida in February 2011 and owned by the Company’s founders. Since this was a transaction between entities under common control, in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations”, the Company recognized the net assets of 3D-ID at their carrying amounts in the accounts of the Company on the date that 3D-ID was organized, February 14, 2011.

Dr. Michael Remedios is a director of the Company and the Chief Technical Officer of WorldVentures with which we completed a strategic transaction on December 31, 2015 (see “Private Placement of Securities”). We do not consider Dr. Remedios to be a related party as he is not an executive officer or a member of WorldVentures and is employed in a technical role. In addition, Dr. Remedios recused himself from any involvement or voting in the transaction between WorldVentures and the Company other than to provide input at a technical level.

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DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law (the “DGCL”) relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

The Company is authorized to issue 110,000,000 shares of its capital stock consisting of (a) 100,000,000 shares of common stock, par value $0.0001 per share and (b) 10,000,000 shares of “blank check” preferred stock, of which 3,000,000 shares of preferred stock were designated as the Series A Convertible Preferred Stock (the “Series A Preferred Stock”). As of May 2, 2016, 57,389,783 shares of our common stock were issued and outstanding and 2,500,000 shares of our Series A Preferred Stock were issued and outstanding.

Common Stock

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. There are no provisions in our certificate of incorporation or our by-laws that would prevent or delay change in our control.

Series A Preferred Stock

The following is a summary of the material terms of the Series A Preferred Stock. This summary is not complete. The following summary of the terms and provisions of the Series A Preferred Stock is qualified in its entirety by reference to the Certificate of Designations setting forth the terms of the Series A Preferred Stock (as amended, the “Certificate of Designations”) and our certificate of incorporation.

Ranking

The Series A Preferred Stock will rank with respect to dividend rights and/or rights upon distributions, liquidation, dissolution or winding up of the Company senior to all of our common stock and other classes of capital stock.

Liquidation Preference of Series A Preferred Stock

Upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, before the payment of any amount to the holder of shares of junior stock, the holders of Series A Preferred Stock are entitled to receive in cash an amount equal to the greater of (i) the stated value of the Series A Preferred Stock or (ii) the amount the holder of Series A Preferred Stock would receive if such holder converted the Series A Preferred Stock into common stock immediately prior to the date of the liquidation event, including accrued and unpaid dividends.

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Dividends on Series A Preferred Stock

Holders of Series A Preferred Stock shall be entitled to receive from the first date of issuance of the Series A Preferred Stock until the date that is twelve (12) months from the issuance date (the “Maturity Date”) cumulative dividends at a rate of 25% per annum on a compounded basis, which dividend amount shall be guaranteed.  Accrued and unpaid dividends shall be payable by the Company in cash.

Redemption of Series A Preferred Stock

Upon the occurrence of certain triggering events (including the Series A Preferred Stock or common stock underlying the Series Preferred Stock is not freely tradeable without restriction; the failure of the common stock to be listed on the NASDAQ Capital Market or other national securities exchange; and bankruptcy, insolvency, reorganization or liquidation proceedings instituted against the Company shall not be dismissed in thirty (30) days or the voluntary commencement of such proceedings by the Company), the holder of Series A Preferred Stock shall have the right to require the Company, by written notice, to redeem all or any of the shares of Series A Preferred Stock in cash at a price equal to the greater of (i) 110% of the conversion amount to be redeemed and (ii) the product of (a) the conversion amount divided by $0.60 multiplied by (b) 110% of the greatest closing sale price of the common stock on any trading day during the period commencing on the date immediately preceding such triggering event and ending on the date the Company makes the entire redemption payment to the holder of Series A Preferred Stock.

Upon the occurrence of a change in control of the Company, a holder of Series A Preferred Stock shall have the right to require the Company to redeem all or any portion of the Series A Preferred Stock in cash at a price equal to 110% of the stated value of the Series A Preferred Stock. In addition, so long as certain equity conditions do not exist (including the Company shall have timely delivered any common stock upon the conversion of the Series A Preferred Stock), then the Company shall have the right to redeem all, but not less than all, of the Series A Preferred Stock outstanding in cash at a price equal to the sum of (i) 110% of the stated value of the Series A Preferred Stock and (ii) all accrued and unpaid dividends thereon.

Furthermore, beginning on the six-month anniversary of the initial issuance date of the Series Preferred Stock, the Company shall redeem one-fourteenth (1/14th) of the outstanding amount of Series A Preferred Stock and any accrued but unpaid dividends on a bi-weekly basis (the "Installment Redemption Payment").  The Installment Redemption Payment shall be payable,  at the option of the Company, in cash at a price equal to 110% of the stated value of the Series A Preferred Stock plus all accrued and unpaid dividends, or, subject to certain equity conditions, in common stock at a price equal to the lesser of (a) $0.60 or (b) 80% of the lowest volume weighted average price of the common stock in the ten (10) consecutive trading days ending on the trading day that is immediately prior to the date of the Installment Redemption Payment (the "Installment Conversion Price"), except that accrued and unpaid dividends shall be paid in cash; and provided that, the Installment Conversion Price shall not be below $0.235.

Conversion Rights of Series A Preferred Stock

A holder of Series A Preferred Stock shall have the right to convert the Series A Preferred Stock, in whole or in part, upon written notice to the Company at a conversion price equal to $0.60, which shall be subject to adjustment for any share dividend, share split, share combination, reclassification or similar transaction.

Mandatory Conversion Upon Qualified Offering

Effective on the closing of either (i) a firm commitment underwritten public offering, or (ii) a private offering with registration rights granted to investors, of equity or debt securities of the Company for a minimum aggregate purchase price of $6,000,000 (the "Qualified Offering"), each holder of shares of Series A Preferred Stock shall convert a minimum of at least two-thirds (2/3) and up to 100% of its outstanding shares of Series A Preferred Stock into the Qualified Offering at the price of such securities issued in the Qualified Offering.

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Fundamental Transactions

The Company shall use its commercially reasonable efforts to not enter into a “fundamental transaction” unless the successor entity assumes in writing the obligations of the Company under the Certificate of Designations and the successor entity (including its parent entity) is a publicly traded company whose shares of common stock are quoted or listed on an eligible national securities exchange. Upon a change of control of the Company, a holder of Series A Preferred Stock shall have the right to require the Company to redeem all or any portion of the Series A Preferred Stock at the applicable premium redemption price. A fundamental transaction is a transaction in which (i) the Company, directly or indirectly, in one or more related transactions, (a) consolidates or merges with or into any other entity (except where the Company is the surviving entity), (b) sells, leases, licenses, assigns, transfers, conveys or otherwise disposes of all or substantially all of its properties or assets to any other entity, (c) allows any other entity to make a purchase, tender or exchange offer that is accepted by such holders of more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the entity making or party to, or associated or affiliated with the entity making or party to, such purchase, tender or exchange offer), or (d) consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other entity whereby such other entity acquires more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the other entity making or party to, or associated or affiliated with the other entity making or party to, such stock or share purchase agreement or other business combination), or (e) reorganizes, recapitalizes or reclassifies the common stock (which shall not include a reverse stock split), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Company.

Voting Rights

Except with respect to certain material changes in the terms of the Series A Preferred Stock and certain other matters, and except as may be required by Delaware law, holders of Series A Preferred Stock shall have no voting rights. The approval of a majority of the holders of the Series A Preferred Stock is required to amend the Certificate of Designations.

Warrants

As of December 31, 2015 and December 31, 2014, we had outstanding warrants to purchase shares of common stock as set forth in the table below:

			Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Life	Intrinsic
	Warrants	Price	In Years	Value
Outstanding at January 1, 2014	454,600	$3.23	4.97	$351,300
Issued	3,675,176	2.79	4.51	-
Exercised	(500,000)	3.00	-	-
Cancelled	-	-	-	-
Outstanding and Exercisable at December 31, 2014	3,629,776	$2.80	4.51	$283,828
Issued	4,310,714	1.78	4.04	-
Exercised	(325,000)	2.00	-	-
Cancelled	-	-	-	-
Outstanding and Exercisable at December 31, 2015	7,615,490	$2.26	3.83	$-

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Long-Term Stock Incentive Plan

On January 4, 2013, a majority of the Company’s stockholders approved by written consent the Company’s 2013 Long-Term Stock Incentive Plan (“LTIP”). The maximum aggregate number of shares of common stock that may be issued under the LTIP, including stock awards, stock issued to directors for serving on the Company’s board, and stock appreciation rights, is limited to 10% of the shares of common stock outstanding on the first business or trading day of any fiscal year, which is 4,441,159 at December 31, 2015. During the year ended December 31, 2015, the Company issued 269,613 shares of common stock under the LTIP to three non-executive directors for serving on the Company’s board. The aggregate fair value of the shares of common stock issued to the directors was $180,000. Also during the year ended December 31, 2015, the Company issued 50,000 shares of common stock with an aggregate fair value of $147,500 to one non-executive employee. These shares of common stock were issued with no Company imposed restrictions and as a result, the aggregate fair value of $147,500 was expensed entirely in 2015.

During the year ended December 31, 2014, the Company issued 31,397 shares of common stock under the LTIP to three non-executive directors for serving on the Company’s board. The aggregate fair value of the shares of common stock issued to the directors was $80,000. Also during the year ended December 31, 2014, the Company issued 112,500 shares of common stock with an aggregate fair value of $275,225 to one executive officer and five non-executive employees. These shares of common stock were issued with no Company imposed restrictions and as a result, the aggregate fair value of $275,225 was expensed entirely in 2014. In addition, on November 18, 2014 the Company granted 215,000 restricted shares of common stock with an aggregate fair value of $451,500 to six non-executive employees and one consultant.

Limitation on Directors’ Liability

Delaware law authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us and our stockholders to the fullest extent Delaware law permits. Specifically, no director will be personally liable for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to us or our stockholders;
●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and
●	for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Our bylaws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities. See “Indemnification of Directors and Officers” in this registration statement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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Anti-Takeover Effects of Provisions of the DGCL and our Certificate of Incorporation and Bylaws

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Section 203 of the DGCL. We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any “business combination” with any interested stockholder for a period of three (3) years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three (3) years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Amendments to Our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

●	increase or decrease the aggregate number of authorized shares of such class;
●	increase or decrease the par value of the shares of such class; or
●	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

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If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the Board of Directors. Our bylaws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called at any time by our President whenever so directed in writing by a majority of the entire board of directors. Special meetings can also be called whenever one-third of the number of shares of our capital stock entitled to vote at such meeting shall, in writing, request one. Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than sixty (60) days before the date of the special meeting to each stockholder entitled to vote at such meeting.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Registration Rights

Pursuant to the WVH Registration Rights Agreement, we agreed to register the WVH Shares and the WVH Warrant Shares on a Form S-1 or Form S-3 registration statement to be filed with the SEC within ninety (90) days after the date of the issuance of the WVH Shares and the WVH Warrants and to cause such registration statement to be declared effective under the Securities Act within one hundred eight (180) days following the filing date.

Listing

Our common stock is listed on the NASDAQ under the symbol “NXTD.”

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

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PLAN OF DISTRIBUTION

The selling stockholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed the selling stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

58

SHARES ELIGIBLE FOR FUTURE SALE

As of May 2, 2016, we had 57,389,783 shares of common stock outstanding, not including shares issuable upon exercise of our warrants. All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless they are purchased by our “affiliates,” as that term is defined in Rule 144 promulgated under the Securities Act, in which case such securities may only be sold in compliance with the limitations described below.

Public Float

Of our outstanding shares of common stock, as of May 2, 2016, approximately 27,698, 626 shares are beneficially owned by executive officers, directors and affiliates (excluding shares of our common stock which may be acquired upon exercise of stock options and warrants which are currently exercisable or which become exercisable within sixty (60) days of May 2, 2016). The approximately 29,691,157 remaining shares of common stock constitute our public float.

Rule 144

In general, under Rule 144 of the Securities Act, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (ii) we have been subject to the Exchange Act, periodic reporting requirements for at least 90 days before the sale. Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to volume restrictions, by which such person would be entitled to sell, subject to expiration of the lock-up agreements described below, within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the number of shares of our common stock then outstanding, which will equal approximately 599,023 shares of common stock immediately after this offering, based on the number of shares of common stock outstanding as of May 2, 2016; or
●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we have been subject to and are current with the Exchange Act periodic reporting requirements for at least 90 days before the sale. Sales by affiliates must also comply with the manner of sale and notice provisions of Rule 144.

Lock-Up Agreements

In connection with the April 2016 Offering (see the description under the heading “April 2016 Registered Direct Offering” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), we, and each of our directors and executive officers, agreed to certain restrictions on the ability to sell shares of our common stock for a period of 90 days after April 1, 2016, the date of the prospectus supplement. The restrictions in these agreements may be waived by the placement agent in its sole discretion. The lock-up period discussed above is subject to extension such that if (1) we are not an “emerging growth company” (as defined in Section 2(a)(19) of the Securities Act) and (2) either (i) during the last 17 days of the lock-up period, we issue an earnings or financial results release or material news or a material event relating to us occurs or (ii) prior to the expiration of the lock-up period, we announce that we will release earnings or financial results during the 16-day period beginning on the last day of the lock-up period, then in either case the expiration of the lock-up period will be extended until the expiration of the 18-day period beginning on the issuance of the earnings or financial results release or the occurrence of the material news or material event, as applicable, unless the placement agent waives, in writing, such an extension. The restrictions described above do not apply to certain transactions by our officers and directors pursuant to any trading plan established pursuant to Rule 10b-5 of the Exchange Act.

59

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Robinson Brog Leinwand Greene Genovese & Gluck P.C., New York, New York.

EXPERTS

The consolidated financial statements of Nxt-ID, Inc. as of December 31, 2015 and December 31, 2014 and for the years then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and in the registration statement, and upon the authority of said firm as experts in auditing and accounting. The audit report contains an explanatory paragraph that states that the Company has incurred recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.nxt-id.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

60

INDEX TO FINANCIAL STATEMENTS

Nxt-ID, Inc. and Subsidiary

F-1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Nxt-ID, Inc.:

We have audited the accompanying consolidated balance sheets of Nxt-ID, Inc. and subsidiary as of December 31, 2015 and 2014 and the related consolidated statements of operations, changes in stockholders’ equity (deficiency), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nxt-ID, Inc. and subsidiary as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Company has incurred recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

Stamford, Connecticut

April 14, 2016

F-2

Nxt-ID, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2015	2014

Assets

Current Assets
Cash	$418,991	$2,201,287
Restricted cash	1,534,953	28,439
Inventory	1,767,942	359,544
Prepaid expenses and other current assets	1,039,405	918,204
Total Current Assets	4,761,291	3,507,474

Property and equipment, net of accumulated depreciation of $196,353 and $13,157, respectively	373,214	156,223

Total Assets	$5,134,505	$3,663,697

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$1,333,137	$535,209
Accrued expenses	641,438	254,545
Customer deposits	8,729	138,599
Convertible notes payable, net of discount of $1,445,342 and $26,755, respectively	1,849,508	-
Derivative liability conversion feature	420,360	-
Total Current Liabilities	4,253,172	928,353

Commitments and Contingencies

Stockholders' Equity
Preferred stock, $0.0001 par value: 10,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.0001 par value: 100,000,000 shares authorized; 44,411,591 and 24,762,360 issued and outstanding, respectively	4,441	2,476
Additional paid-in capital	22,783,765	11,562,887
Accumulated deficit	(21,906,873)	(8,830,019)

Total Stockholders' Equity	881,333	2,735,344

Total Liabilities and Stockholders' Equity	$5,134,505	$3,663,697

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Nxt-ID, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2015	2014
Revenues	$616,854	$-
Costs of goods sold	1,823,824	-

Gross Profit (Loss)	(1,206,970)	-

Operating Expenses
General and administrative	3,565,242	2,432,660
Selling and marketing	3,423,567	1,396,077
Research and development	2,728,518	1,417,745

Total Operating Expenses	9,717,327	5,246,482

Operating Loss	(10,924,297)	(5,246,482)

Other Income and (Expense)
Interest income	727	1,235
Interest expense	(1,249,961)	(30,744)
Inducement expense	(755,000)	(2,212,538)
Loss on extinguishment of debt	(635,986)	-
Realized gain on change in fair value of derivative liabilities	47,242	-
Unrealized gain on change in fair value of derivative liabilities	444,728	412,763
Total Other Expense, Net	(2,148,250)	(1,829,284)

Loss before Income Taxes	(13,072,547)	(7,075,766)
Provision for Income Taxes	(4,307)	(843)

Net Loss	$(13,076,854)	$(7,076,609)

Net Loss Per Share - Basic and Diluted	$(0.48)	$(0.31)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	27,111,975	22,849,010

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Nxt-ID, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	Common Stock		Additional Paid-in Capital	Accumulated
	Shares	Amount	(Deficit)	Deficit	Total

Balance - January 1, 2014	21,937,822	$2,194	$(80,177)	$(1,753,410)	$(1,831,393)

Exercise of common stock purchase warrants, net of fees	500,000	50	1,469,950	-	1,470,000

Issuance of common stock and warrants for cash, net of fees	2,404,197	240	5,758,795	-	5,759,035

Unrealized gain on change in fair value of derivative liability	-	-	(412,763)	-	(412,763)

Issuance of common stock for services	280,637	28	765,947	-	765,975

Issuance of restricted stock to employees	-	-	26,833	-	26,833

Retirement of common stock by officers	(676,924)	(68)	68	-	-

Issuance of warrants in connection with offering (Note 8)	-	-	1,531,303	-	1,531,303

Write-off of conversion feature liability	-	-	118,940	-	118,940

Write-off of CI note and accrued interest	55,497	6	171,479	-	171,485

Inducement fees	261,131	26	2,212,512	-	2,212,538

Net loss	-	-	-	(7,076,609)	(7,076,609)
Balance - December 31, 2014	24,762,360	$2,476	$11,562,887	$(8,830,019)	$2,735,344

Exercise of common stock purchase warrants, net of fees	325,000	33	649,967	-	650,000

Issuance of common stock and warrants for cash, net of fees	3,321,429	332	2,917,046	-	2,917,378

Stock issued related to waiver of installment provisions (Note 8)	583,003	58	139,863	-	139,921

Issuance of common stock for services	2,541,466	254	2,381,707	-	2,381,961

Issuance of restricted stock to employees	160,000	16	373,818	-	373,834

Release of escrowed common stock to officers	118,333	12	(12)	-	-

Issuance of common stock and warrants in connection with the World Ventures Holding Transaction (Note 7)	10,050,000	1,005	1,973,517	-	1,974,522

Shares issued in connection with the issuance of convertible notes on December 8, 2015 (Note 6)	900,000	90	332,910	-	333,000

Conversion of convertible notes to common stock (Note 8)	1,400,000	140	183,653	-	183,793

Warrants issued in connection with the issuance of convertible notes on April 23, 2015, net of deferred financing costs (Note 6)	-	-	1,513,434	-	1,513,434

Inducement fees	250,000	25	754,975	-	755,000

Net loss	-	-	-	(13,076,854)	(13,076,854)
Balance - December 31, 2015	44,411,591	$4,441	$22,783,765	$(21,906,873)	$881,333

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Nxt-ID, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2015	2014
Cash Flows from Operating Activities
Net loss	$(13,076,854)	$(7,076,609)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	183,196	12,473
Stock based compensation	1,513,584	792,808
Amortization of debt discount	1,093,371	26,755
Loss on extinguishment of debt	635,986	-
Inducement fees	755,000	2,212,538
Non - cash inventory charges	999,124	-
Amortization of deferred debt issuance costs	35,683	-
Unrealized gain on change in fair value of derivative liabilities	(444,728)	(412,763)
Realized gain on change in fair value of derivative liabilities	(47,242)	-
Stock issued related to waiver of installment provisions	139,921	-
Other	69,850	-
Changes in operating assets and liabilities:
Inventory	(2,407,522)	(353,011)
Prepaid expenses and other current assets	400,497	(910,911)
Accounts payable	1,352,881	268,106
Accrued expenses	306,451	141,013
Customer deposits	(129,870)	138,599
Total Adjustments	4,456,182	1,915,607
Net Cash Used in Operating Activities	(8,620,672)	(5,161,002)

Cash flows from Investing Activities
Restricted cash	(1,506,514)	(28,439)
Purchase of equipment	(381,767)	(137,953)
Net Cash Used in Investing Activities	(1,888,281)	(166,392)

Cash flows from Financing Activities
Proceeds received in connection with issuance of common stock and warrants, net	5,114,353	5,754,035
Proceeds received in connection with issuance of common stock, net	-	-
Proceeds from convertible notes payable	2,962,304	-
Proceeds received in connection with exercise of warrants	650,000	1,470,000
Proceeds received in connection with issuance of warrants	-	1,020
Net Cash Provided by Financing Activities	8,726,657	7,225,055
Net (Decrease) Increase in Cash	(1,782,296)	1,897,661
Cash - Beginning of Year	2,201,287	303,626
Cash - End of Year	$418,991	$2,201,287

Supplemental Disclosures of Cash Flow Information:
Cash paid during the periods for:
Interest	$-	$-
Taxes	$1,000	$-
Non-cash financing activities:
Equipment purchases on payment terms	$18,420	$-
Fees incurred in connection with equity offerings	$222,453	$-
Recognition of liability in connection with warrant exercise	$-	$3,450,976
Reclassification of warrant liability to additional paid-in capital in connection with warrant modification	$-	$4,589,734
Issuance of common stock in connection with accelerated installments of note payable	$350,000	171,485
Reclassification of conversion feature liability in connection with note conversion	$-	$98,722
Retirement of common stock by officers	$-	$68
Commitment shares issued in connection with December 8, 2015 notes	$333,000	$-
Additional convertible notes issued in connection with exchange of April 24, 2015 notes for December 8, 2015 notes	$500,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND PRINCIPAL BUSINESS ACTIVITY

Nxt-ID, Inc. (“Nxt-ID” or the “Company”) was incorporated in the State of Delaware on February 8, 2012. Nxt-ID is a biometrics and authentication company focused on the growing m-commerce market with an innovative MobileBio™ suite of biometric solutions that secure mobile platforms. The Company also serves the access control and law enforcement facial recognition markets.

3D-ID, LLC (“3D-ID”) was organized and registered in the State of Florida on February 14, 2011. The Company is an emerging growth company engaged in the design, research and development, integration, analysis, modeling, system networking, sales and support of intelligent surveillance, three dimensional facial recognition and three dimensional imaging devices and systems primarily for identification and access control in the security industries.

On June 25, 2012, Nxt-ID, a company having similar ownership as 3D-ID, acquired 100% of the membership interests in 3D-ID (the “Acquisition”) in exchange for 20,000,000 shares of Nxt-ID common stock. Since this was a transaction between entities under common control, in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations”, Nxt-ID recognized the net assets of 3D-ID at their carrying amounts in the accounts of Nxt-ID on the date that 3D-ID was organized.

NOTE 2 - GOING CONCERN AND MANAGEMENT PLANS

The Company is an emerging growth entity and incurred net losses of $13,076,854 during the year ended December 31, 2015. As of December 31, 2015 the Company had working capital of $508,119 and stockholders’ equity of $881,333. In order to execute the Company's long-term strategic plan to develop and commercialize its core products and fulfill its product development commitments, the Company will need to raise additional funds, through public or private equity offerings, debt financings, or other means. The Company can give no assurance that the cash raised subsequent to December 31, 2015 or any additional funds raised will be sufficient to execute its business plan. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company can give no assurance that additional funds will be available on reasonable terms, or available at all, or that it will generate sufficient revenue to alleviate these conditions.

The Company’s ability to execute its business plan is dependent upon its ability to raise additional equity, secure debt financing, and/or generate revenue. Should the Company not be successful in obtaining the necessary financing, or generate sufficient revenue to fund its operations, the Company would need to curtail certain of its operational activities. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES IN THE FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Nxt-ID and its wholly-owned subsidiary, 3D-ID. Intercompany balances and transactions have been eliminated in consolidation.

CASH

The Company considers all highly liquid securities with an original maturity date of three months or less when purchased to be cash equivalents. Due to their short-term nature, cash equivalents are carried at cost, which approximates fair value. At December 31, 2015 and 2014, the Company had no cash equivalents.

F-7

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RESTRICTED CASH

At December 31, 2015 and 2014, the Company had restricted cash of $1,534,953 and $28,439, respectively. The restricted cash balance at December 31, 2015 includes $1,500,000 received on December 31, 2015 as a result of the World Ventures Holdings transaction. See Note 7 for further information regarding the World Ventures Holdings transaction. Restricted cash also includes amounts held back by the Company’s third party credit card processor for potential customer refunds, claims and disputes.

CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company maintains its cash balances in financial institutions located in the United States. At times, the Company’s cash balances may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limits.

REVENUE RECOGNITION

The Company recognizes revenue when persuasive evidence of an arrangement exists, the service has been rendered or product delivery has occurred, the price is fixed or readily determinable and collectability of the sale is reasonably assured. The Company’s wocket® smart wallet sales comprise multiple element arrangements including both the wocket® smart wallet device itself as well as unspecified future upgrades. The Company offers to all of its end-consumer customers a period of fourteen days post the actual receipt date in which to return their wocket® smart wallet. The Company was unable to reliably estimate returns at the time shipments were made during the twelve months ended December 31, 2015 due to lack of return history. Accordingly, the Company has recognized revenue only on those shipments whose fourteen day return period had lapsed by December 31, 2015. The Company accrues for the estimated costs associated with the one year wocket® smart wallet warranty at the time revenue associated with the sale is recorded, and periodically updates its estimated warranty cost based on actual experience.

For the year ended December 31, 2015, The Company’s revenues related to shipments of the wocket® smart wallet to customers who pre-ordered the product in 2014 as well as to those customers who ordered the product in 2015. In addition, the revenues for the year ended December 31, 2015 included resale sales of the wocket® smart wallet to retail customers who resell the wocket® smart wallet through their respective distribution channels. The aggregate amount of these resale sales was $167,164. The terms and conditions of these sales provide the retail customers with trade credit terms. In addition, these sales were made to the retailers with no rights of return and are subject to the normal warranties offered to the ultimate consumer for product defects.

LONG-LIVED ASSETS

Long-lived assets, such as property and equipment, are evaluated for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable in accordance with ASC 360-10-35-17 through 35-35 "Measurement of an Impairment Loss." The Company assesses the impairment of the assets based on the undiscounted future cash flow the assets are expected to generate compared to the carrying value of the assets. If the carrying amount of the assets is determined not to be recoverable, a write-down to fair value is recorded. Management estimates future cash flows using assumptions about expected future operating performance. Management's estimates of future cash flows may differ from actual cash flow due to, among other things, technological changes, economic conditions or changes to the Company's business operations.

PROPERTY AND EQUIPMENT

Property and equipment consisting of furniture, fixtures and tooling is stated at cost. The costs of additions and improvements are generally capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful life of the respective asset as follows:

Equipment	5 years
Furniture and fixtures	3 to 5 years
Tooling and molds	2 to 3 years

Depreciation expense for the year ended December 31, 2015 and 2014 was $183,196 and $12,473, respectively.

Property and equipment, net at December 31, 2015 and 2014 consist of the following:

	December 31,
	2015	2014
Equipment	$105,902	$43,849
Furniture and fixtures	$72,713	$48,157
Tooling and molds	$390,952	$77,374
	$569,567	$169,380
Accumulated depreciation	$(196,353)	$(13,157)
Property and equipment, net	$373,214	$156,223

F-8

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORY

Effective October 1, 2015 for application prospectively, we adopted FASB Accounting Standards Update No. 2015-11, simplifying the Measurement of Inventory (“ASU 2015-11”). ASU 2015-11 requires that inventory is measured at the lower of cost or net realizable value, defined as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Previously, inventory was measured at the lower of cost or market. We adopted ASU 2015-11 in connection with our fourth quarter 2015 inventory valuation review, and prompted by the impact of EMV chip point of sale and Nearfield Communication technologies on our business. As a result, our fourth quarter 2015 inventory valuation charges were determined based upon our inventory’s net realizable value.

The Company performs regular reviews of inventory quantities on hand and evaluates the realizable value of its inventories. The Company adjusts the carrying value of the inventory as necessary with estimated valuation reserves for excess, obsolete, and slow-moving inventory by comparing the individual inventory parts to forecasted product demand or production requirements. As of December 31, 2015 inventory was comprised of $1,587,653 in raw materials and $180,289 in finished goods on hand. Inventory of $359,544 at December 31, 2014 was comprised solely of raw materials. As an emerging growth entity, the Company is required to prepay for raw materials with certain vendors until credit terms can be established. As of December 31, 2015 and 2014, $49,103 and $423,054, respectively of prepayments made primarily for raw materials inventory is included in prepaid expenses and other current assets on the consolidated balance sheet.

CONVERTIBLE INSTRUMENTS

The Company applies the accounting standards for derivatives and hedging and for distinguishing liabilities from equity when accounting for hybrid contracts that feature conversion options. The accounting standards require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (i) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (ii) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (iii) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The derivative is subsequently marked to market at each reporting date based on current fair value, with the changes in fair value reported in the results of operations.

Conversion options that contain variable settlement features such as provisions to adjust the conversion price upon subsequent issuances of equity or equity linked securities at exercise prices more favorable than that featured in the hybrid contract generally result in their bifurcation from the host instrument.

The Company accounts for convertible debt instruments when the Company has determined that the embedded conversion options should not be bifurcated from their host instruments in accordance with ASC 470-20 “Debt with Conversion and Other Options”. The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt. See Note 5.

DERIVATIVE FINANCIALS INSTRUMENTS

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses the Black-Scholes option valuation model to value the derivative instruments at inception and on subsequent valuation dates. The conversion feature embedded within Company’s convertible note payable does not have fixed settlement provisions as the conversion price varies based on the trading price of the Company’s common stock and the potential number of common shares to be issued upon conversion is indeterminable up to a maximum of 120,000 shares of common stock. In addition, the warrants issued in connection with the Offering (as defined in Note 8) do not have fixed settlement provisions as their exercise prices may be lowered if the Company conducts an offering in the future at a price per share below the exercise price of the warrants. Accordingly, the conversion feature and warrants have been recognized as derivative instruments. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.  (See Note 6.)

DEBT DISCOUNT AND AMORTIZATION OF DEBT DISCOUNT

Debt discount represents the fair value of embedded conversion options of various convertible debt instruments and attached convertible equity instruments issued in connection with debt instruments. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt. The amortization of debt discount is included as a component of interest expense included in other income and expenses in the accompanying statements of operations.

F-9

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, "Income Taxes." Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740-10-30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company will classify as income tax expense any interest and penalties. The Company has no material uncertain tax positions for any of the reporting periods presented. Generally, the tax authorities may examine the partnership/corporate tax returns for three years from the date of filing. The Company has filed all of its tax returns for all prior periods through December 31, 2015. As a result, the Company’s net operating loss carryovers will now be available to offset any future taxable income.

STOCK-BASED COMPENSATION

The Company accounts for share-based awards exchanged for employee services at the estimated grant date fair value of the award. The Company accounts for equity instruments issued to non-employees at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instrument vests or becomes non-forfeitable. Non-employee stock-based compensation charges are amortized over the vesting period or as earned.

NET LOSS PER SHARE

Basic loss per share was computed using the weighted average number of common shares outstanding. Diluted loss per share includes the effect of diluted common stock equivalents. Potentially dilutive securities realizable from the exercise of 7,615,490 warrants as of December 31, 2015 were excluded from the computation of diluted net loss per share because the effect of their inclusion would have been anti-dilutive. As of December 31, 2014, potentially dilutive securities realizable from the exercise of 3,629,776 warrants were excluded from the computation of diluted net loss per share because the effect of their inclusion would have been anti-dilutive.

RESEARCH AND DEVELOPMENT

Research and development costs consist of expenditures incurred during the course of planned research and investigation aimed at the discovery of new knowledge, which will be useful in developing new products or processes. The Company expenses all research and development costs as incurred.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued Accounting Standards Update 2016-02, Leases (Topic 842) ("ASU 2016-02"). ASU 2016-02 establishes a right-of-use ("ROU") model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently assessing the potential impact of ASU 2016-02 on the audited financial statements and related disclosures.

In April 2015, the FASB issued Accounting Standards Update 2015-03, Interest - Imputation of Interest (Subtopic 835-30), Simplifying the Presentation of Debt Issuance Costs ("ASU 2015-03"), which provides guidance for simplifying the presentation of debt issuance costs. ASU 2015-03 requires that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of debt liability, consistent with debt discounts or premiums. This guidance will be effective for fiscal years beginning after December 15, 2015, and early adoption is permitted for financial statements that have not been previously issued. The standard requires application on a retrospective basis and represents a change in accounting principle. In addition, in August 2015, Accounting Standards Update 2015-15, Interest - Imputation of Interest ("ASU 2015-15"), was released, which codified guidance pursuant to the SEC Staff Announcement at the June 18, 2015 Emerging Issues Task Force (EITF) meeting about the presentation and subsequent measurement of debt issuance costs associated with line-of-credit arrangements. Given the absence of authoritative guidance within ASU 2015-03 for debt issuance costs related to line-of-credit arrangements, ASU 2015-15 states the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. The impact of ASU 2015-03 and ASU 2015-15 on the Company's financial statements includes a reclassification of deferred debt issuance costs related to the Company's convertible notes payable to be presented in the consolidated balance sheets as a direct deduction from the carrying amount of those borrowings. The Company will adopt this accounting guidance in its first quarter of 2016.

F-10

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS, CONTINUED

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (a consensus of the FASB Emerging Issues Task Force). The amendments in this ASU state that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Early adoption is permitted. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted. The adoption of this standard did not have a material impact on the Company’s consolidated financial position and results of operations.

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which stipulates that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for such goods or services. To achieve this core principle, an entity should apply the following steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract(s); (3) determine the transaction price(s); (4) allocate the transaction price(s) to the performance obligations in the contract(s); and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The guidance also requires advanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016 with early adoption not permitted. The amendments may be applied retrospectively to each period presented or with the cumulative effect recognized as of the date of initial application. The Company is currently evaluating ASU 2014-09.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”), amending FASB Accounting Standards Subtopic 205-40 to provide guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. Specifically, the amendments (1) provide a definition of the term “substantial doubt,” (2) require an evaluation every reporting period, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that financial statements are issued. ASU 2014-15 is effective for fiscal years ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently evaluating ASU 2014-15 and does not anticipate a material impact on its consolidated financial statements.

NOTE 4 - ACCRUED EXPENSES

Accrued expenses consist of the following:

	December 31,
	2015	2014
Salaries and payroll taxes	$18,380	$35,239
Reimbursable expenses	5,000	5,426
Consulting fees	32,173	10,000
Audit fees	35,000	50,000
Insurance	-	136,349
Rent	3,077	628
State income taxes	4,150	843
Legal fees	81,281	-
Management incentives	372,000	-
Interest expense - convertible note	45,100	-
Other	45,277	16,060
Totals	$641,438	$254,545

F-11

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - CONVERTIBLE NOTES PAYABLE

December 2015 Private Placement

On December 8, 2015, the Company entered into a securities purchase agreement (the “December Purchase Agreement”) with certain accredited investors (the “December Purchasers”) pursuant to which the Company sold an aggregate of $1,500,000 in principal amount of Senior Secured Convertible Notes (the “December Notes”) for an aggregate purchase price of $1,500,000 (the “December Offering”). The Notes will mature on December 8, 2016 (the “December Maturity Date”), less any amounts converted or redeemed prior to the December Maturity Date. The December Notes bear interest at a rate of 8% per annum. The December Notes are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $0.55 per share. In case of an Event of Default (as defined in the December Notes), the notes are convertible at 85% of the average of the five (5) lowest daily Weighted Average Prices (as defined in the December Notes) in the prior fifteen (15) trading days, until such Event of Default has been cured. The conversion price is subject to adjustment for stock dividends, stock splits, combinations or similar events. The Notes are repayable from the earlier of June 7, 2016 or the effective date of the initial registration statement that was filed with this offering, (The Installment Trigger Date). The installment payments are to be made on the lst and 15th calendar day of each month. The amount of each installment is the quotient of the original principal amount divided by the number of installment payments after the Installment Trigger Date and the scheduled Maturity Date on December 7, 2016. The holder of the notes may opt to accelerate two installment amounts in an amount up to twice the regular installment amount. The installment payments may be made in cash or in common stock at 85% of the average of the five (5) lowest daily Weighted Average Prices (as defined in the December Notes) in the prior fifteen (15) trading days at the option of the Company.

In connection with the sale of the December Notes, the Company also issued to the December Purchasers an aggregate of 900,000 shares of the Company’s common stock in consideration of each Investor’s execution and delivery of the December Purchase Agreement (the “Commitment Shares”). The Commitment Shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the SEC on April 24, 2015 and declared effective on May 14, 2015 (File No. 333-203637).

As described above, the April Purchasers exchanged the April Convertible Notes plus accrued but unpaid interest into the convertible notes that were issued on December 8, 2015. (The December Notes). As a result, the Company incurred a loss on extinguishment of the April Convertible Notes of $635,986 which resulted primarily from the write off of the remaining unamortized note discount and deferred debt issue costs on extinguishment. In order to obtain their consent to issue the December Notes on December 8, 2015, and to effect the exchange, the Company issued to each of the April Purchasers additional December Notes with a face value of $500,000. On December 8, 2015, the total outstanding principal amount of these convertible notes was $2,134,850. On December 28, 2015, the note holders accelerated installment repayments in an aggregate amount of $350,000 which the Company satisfied by an issuance of common stock as a result of a waiver by the holders which allowed the Company to issue common stock below $0.25. As a result of this repayment, the outstanding amount of the convertible notes held by the April Purchasers was $1,784,850 on December 31, 2015.

The total face amount of the Notes outstanding on December 8, 2015 were $3,644,850.

On December 8, 2015 the Company recorded a debt discount of $1,719,700 and a derivative liability of $912,330.

The debt discount is attributable to the value of the separately accounted for conversion feature and common stock issued in connection with the sale of the Notes. The embedded conversion feature derivatives relate to the conversion option, the installment payments and the accelerated installment option of the Notes. The embedded derivatives were evaluated under FASB ASC Topic 815-15, were bifurcated from the debt host, and were classified as liabilities in the consolidated balance sheet. The debt discount is amortized using the effective interest method over the term of the Notes. For the year ended December 31, 2015, the Company recorded a total of $1,093,371 of debt discount amortization, which was recorded as an interest expense in the consolidated statement of operations. Of this amount, $ 109,535 related to the December Notes.

During December 2015, the holders of the Notes accelerated $350,000 in installments in exchange for common stock as a result of a waiver by the holders which allowed the Company to issue common stock below $0.25. At December 31, 2015, the balance on the Notes outstanding was $3,294,850.

November 2015, Term Note

On November 25, 2015, the Company issued the Term Note with a principal amount of $200,000 to an accredited purchaser (the “November Purchaser”). The Term Note was scheduled to mature on December 15, 2015. The interest rate was 12% per annum with a minimum guaranteed interest of $10,000. The November Purchaser converted the entire principal amount into the December Offering described below.

July 2015 Convertible Note

On July 27, 2015, the Company entered into a securities purchase agreement with an accredited investor pursuant to which the Company sold an aggregate of $222,222 in principal amount of the 8% Convertible Notes for an aggregate purchase price of $200,000. The Company received net proceeds of $200,000 from the sale of the 8% Convertible Notes. The 8% Convertible Notes matured on September 11, 2015 (the “Maturity Date”), less any amounts converted or redeemed prior to the Maturity Date. The 8% Convertible Notes bear interest at a rate of 8% per annum, subject to increase to the lesser of 24% per annum or the maximum rate permitted under applicable law upon the occurrence of certain events of default. The 8% Convertible Notes were convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $3.50 per share, which was subject to adjustment for stock dividends, stock splits, combinations or similar events. The Company was able to prepay in cash any portion of the principal amount of the 8% Convertible Notes and any accrued and unpaid interest.

F-12

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - CONVERTIBLE NOTES PAYABLE (CONTINUED)

If such prepayment was made within sixty (60) days after the issuance date of the 8% Convertible Notes, the Company would pay an amount in cash equal to 109% of the sum of the then outstanding principal amount of the note and interest; thereafter, if such prepayment was made, the Company would pay an amount in cash equal to 114% of the sum of the then outstanding principal amount of the note and interest. In the event the Company effects a registered offering either utilizing Form S-1 or Form S-3 (a “Registered Offering”), the Holder would have the right to convert the entire amount of the purchase price into such Registered Offering. On August 4, 2015, the Company closed a Registered Offering and the holder of the 8% Convertible Notes elected to convert the entire purchase price amount into common shares. The conversion price used to convert the entire purchase price into common stock was equivalent to the equity offering price of $1.75 on August 4, 2015 and not the conversion price of $3.50 stipulated in the securities purchase agreement. As a result of the change in the conversion price, the Company recorded additional inducement expense of $100,000 in three months ended September 30, 2015.

April 2015 Private Placement

On April 24, 2015, the Company entered into a securities purchase agreement (the “April Purchase Agreement”) with a group of accredited investors (the “April Purchasers”) pursuant to which the Company sold to such purchasers an aggregate of $1,575,000 principal amount of secured convertible notes (the “Convertible Notes”), a Class A Common Stock Purchase Warrant (the “Class A Warrant”) to purchase up to 468,749 shares of the Company’s common stock and a Class B Common Stock Purchase Warrant (the “Class B Warrant,” and together with the Class A Warrant, the “April Warrants”) to purchase up to 468,749 shares of the Company’s common stock. The Convertible Notes bear interest at 6% per annum and are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $2.52 per share. The April Warrants are exercisable beginning six (6) months after issuance through the fifth (5th) anniversary of such initial exercisability date. The Class A Warrant has an initial exercise price equal to $3.02 per share and the Class B Warrant has an initial exercise price equal to $5.00 per share. The Company received cash proceeds of $1,481,500 from the issuance of the Convertible Notes after deducting debt issuance costs of $93,500.

The Company recorded a debt discount of $1,575,000 related to the sale of the Convertible Notes and the April Warrants. The debt discount reflects the underlying fair value of the April Warrants of approximately $860,000 on the date of the transaction and a beneficial conversion charge of approximately $715,000. During the period April 23, 2015 through December 8, 2015, the Company amortized $983,836 of the debt discount as a component of interest expense in the accompanying statements of operations.

In connection with the sale of the Convertible Notes and April Warrants, the Company entered into a registration rights agreement, dated April 24, 2015 (the “April Registration Rights Agreement”), with the April Purchasers, pursuant to which the Company agreed to register the shares of common stock underlying the Convertible Notes and Warrants on a Form S-3 registration statement to be filed with the Securities and Exchange Commission within ten (10) business days after the date of the issuance of the Convertible Notes and April Warrants (the “April Filing Date”) and to cause the April Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”) within ninety (90) days following the April Filing Date. If certain of its obligations under the April Registration Rights Agreement are not met, the Company is required to pay partial liquidated damages to each April Purchaser. On May 8, 2015, the Company filed a registration statement on Form S-3 with the SEC to register the shares issuable upon the conversion of the Convertible Notes, the related accrued interest and the exercise of the April Warrants. Such registration statement was declared effective with the SEC on May 14, 2015.

In connection with the sale of the Convertible Notes and the April Warrants, the Company entered into a security agreement, dated April 24, 2015 (the “April Security Agreement”), between the Company, 3D-ID and the collateral agent thereto. Pursuant to the Security Agreement, the April Purchasers were granted a security interest in certain personal property of the Company and 3D-ID to secure the payment and performance of all obligations of the Company and 3D-ID under the Convertible Notes, April Warrants, April Purchase Agreement, April Registration Rights Agreement and April Security Agreement. In addition, in connection with the Security Agreement, 3D-ID executed a subsidiary guaranty, pursuant to which it agreed to guarantee and act as surety for payment of the Convertible Notes and other obligations of the Company under the April Warrants, April Purchase Agreement, April Registration Rights Agreement and April Security Agreement.

As described above, the April Purchasers exchanged the April Convertible Notes into the convertible notes that were issued on December 8, 2015. As a result, the Company incurred a loss on extinguishment of the April Convertible Notes of $635,986 which resulted primarily from the write off of the remaining unamortized note discount and deferred debt issue costs on extinguishment. In order to obtain their consent to issue the December Notes on December 8, 2015, and to effect the exchange, the Company issued to each of the April Purchasers additional December Notes with a face value of $500,000. On December 8, 2015, the total outstanding principal amount of these convertible notes was $2,134,850. On December 28, 2015, the note holders accelerated installment repayments in an aggregate amount of $350,000 which the Company satisfied by an issuance of common stock as a result of a waiver by the holders which allowed the Company to issue common stock below $0.25. As a result of this repayment, the outstanding amount of the convertible notes held by the April Purchasers was $1,784,850 on December 31, 2015.

In exchange for the consents given to the Company by the December Purchasers and the April Purchasers in connection with the consent to the WVH transaction (described below), the December Notes as defined on page F-12 under December 15 Private Placement, the Exchange Notes, and the Additional December Notes were amended. One of the significant amendments was as follows: the notes are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price the lesser of (a) $0.55 per share and (b) from and after an Event of Default (as defined in the December Notes), 85% of the average of the five (5) lowest daily Weighted Average Prices (as defined in the December Notes) in the prior thirty (30) trading days, until such Event of Default has been cured.

F-13

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - CONVERTIBLE NOTES PAYABLE (CONTINUED)

Connecticut Innovations, Inc. Private Placement

On December 13, 2012, the Company received approval from Connecticut Innovations, Inc. (“CII”) for a Convertible Note (the “Note”) in the amount of $150,000. The Company received the first tranche of $75,000 on December 21, 2012, and the second tranche of $75,000 on January 31, 2013. The Note’s maturity date was December 21, 2014.

The Company received notice on February 11, 2014 from CII regarding converting the Note, along with accrued interest of $21,485, into common stock at a 25% discount to the Company’s closing stock price on February 17, 2014. Since February 17, 2014 was a holiday the Company used its closing stock price on February 18, 2014 to determine the number of shares issued to CII resulting from the conversion. The Company issued 55,497 shares in full relief of its outstanding debt and accrued interest of $171,485.

Since the Note was converted on February 18, 2014, the Company re-measured the conversion feature liability associated with the convertible note payable on that date. The Company recorded an unrealized gain on the change in the fair value of the conversion feature liability of $20,218 for the six months ended June 30, 2014 (See Note 6) and reclassified the re-measured conversion feature of $98,722 to additional paid-in capital. Since the Note was converted the remaining unamortized portion of the debt discount of $26,755 was expensed during the six months ended June 30, 2014.

On December 13, 2012, the Company received approval from Connecticut Innovations, Inc. (“CII”) for a Convertible Note (the “Note”) in the amount of $150,000 The Company received the first tranche of $75,000 on December 21, 2012, and the second tranche of $75,000 on January 31, 2013. As of December 31, 2013, the Company has accrued $17,497 in interest in connection with the Note. The Note’s maturity date is December 21, 2014.

The Company received notice on February 11, 2014 from CII regarding converting its outstanding convertible note of $150,000, along with accrued interest of $21,485, into common stock at a 25% discount to the Company’s closing stock price on February 17, 2014. Since February 17, 2014 was a holiday, the Company used its closing stock price on February 18, 2014 to determine the number of shares issued to CII resulting from the conversion. The Company issued 55,497 shares in full relief of its outstanding debt and accrued interest of $171,485.

Since the Note was converted on February 18, 2014, the Company re-measured the conversion feature liability associated with the convertible note payable on that date. The Company recorded an unrealized gain on the change in the fair value of the conversion feature liability of $20,218 for the nine months ended September 30, 2014 (see Note 6 below) and reclassified the re-measured conversion feature of $98,722 to additional paid-in capital. Since the Note was converted, the remaining unamortized portion of the debt discount of $26,755 was expensed during the first quarter of 2014.

NOTE 6 - DERIVATIVE LIABILITIES

Fair value of financial instruments is defined as an exit price, which is the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date. The degree of judgment utilized in measuring the fair value of assets and liabilities generally correlates to the level of pricing observability. Financial assets and liabilities with readily available, actively quoted prices or for which fair value can be measured from actively quoted prices in active markets generally have more pricing observability and require less judgment in measuring fair value. Conversely, financial assets and liabilities that are rarely traded or not quoted have less price observability and are generally measured at fair value using valuation models that require more judgment. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency of the asset, liability or market and the nature of the asset or liability. The Company has categorized its financial assets and liabilities measured at fair value into a three-level hierarchy.

The conversion features embedded within the Company’s convertible notes payable issued in connection with December 8, 2015 private placement (as defined in Note 5) did not have fixed settlement provisions on the date they were initially issued because the conversion price could be lowered if certain provisions included in the note agreement occurs before conversion.

During 2015, the derivative liabilities were valued using the Monte Carlo simulation model and the following weighted average assumptions on the following dates:

	December 31,	December 8,
	2015	2015
Embedded Conversion Feature Liability:
Risk-free interest rate	.62%	.76%
Expected volatility	100.00%	90.00%
Expected life (in years)	.92	1.00
Expected dividend yield	-	-
Face Value of convertible notes	3,294,850	3,644,850
Fair value	$420,360	$912,330

F-14

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - DERIVATIVE LIABILITIES (CONTINUED)

The conversion feature embedded within the Company’s warrants issued in connection with the January Offering (as defined in Note 8) did not have fixed settlement provisions on the date they were initially issued because the exercise prices could have been lowered if the Company issued securities at a lower price before exercise.

During 2014, the derivative liabilities were valued using the Black-Scholes option valuation model and the following weighted average assumptions on the following dates:

	February 21, 2014	February 18, 2014	January 13, 2014
Embedded Conversion Feature and Warrant Liability:
Risk-free interest rate	1.52%	.10%	1.60%
Expected volatility	105.36%	105.36%	123.54%
Expected life (in years)	4.88	.75	5.00
Expected dividend yield	-	-	-
Number of shares	1,391,539	55,497	941,539
Fair value	$4,589,734	$98,722	$3,450,976

During 2013, the derivative liabilities were valued using the Black-Scholes option valuation model and the following weighted average assumptions on the following dates:

The risk-free interest rate was based on rates established by the Federal Reserve. Since the Company’s stock has not been publicly traded for a sufficiently long period of time, the Company is utilizing an expected volatility figure based on a review of the historical volatilities, over a period of time, equivalent to the expected life of the instrument being valued, of similarly positioned public companies within its industry. The expected life of the conversion feature was determined by the maturity date of the Note and the expected life of the warrants was determined by their expiration dates. The expected dividend yield was based upon the fact that the Company has not historically paid dividends on its common stock, and does not expect to pay dividends on its common stock in the future.

Fair Value Measurement

Valuation Hierarchy

ASC 820, “Fair Value Measurements and Disclosures,” establishes a valuation hierarchy for disclosure of the inputs to valuation used to measure fair value. This hierarchy prioritizes the inputs into three broad levels as follows. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument. Level 3 inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value. A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement. The Company had no liabilities carried at fair value that were measured on a recurring basis at December 31, 2014.

The following table provides the liabilities carried at fair value measured on a recurring basis as of December 31, 2015:

		Fair Value Measurements at December 31, 2015
	Total Carrying Value at December 31, 2015	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Derivative liabilities	$420,360	$-	$-	$420,360

F-15

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - DERIVATIVE LIABILITIES (CONTINUED)

The carrying amounts of cash, inventory, prepaid expenses, accounts payable and accrued liabilities approximate their fair value due to their short maturities. The Company’s other financial instruments include its convertible notes payable obligations. The carrying value of these instruments approximate fair value, as they bear terms and conditions comparable to market, for obligations with similar terms and maturities. The Company measures the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value.

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the derivative liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s accounting department, who reports to the Principal Financial Officer, determines its valuation policies and procedures. The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s accounting department and are approved by the Principal Financial Officer.

Level 3 Valuation Techniques

Level 3 financial liabilities consist of the conversion feature liability and common stock purchase warrants for which there are no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate. A significant decrease in the volatility or a significant decrease in the Company’s stock price, in isolation, would result in a significantly lower fair value measurement.

During December 31, 2015 and 2014, there were no transfers in or out of level 3 from other levels in the fair value hierarchy.

The following table sets forth a summary of the changes in the fair value of our Level 3 financial liabilities that are measured at fair value on a recurring basis:

	For the year ended December 31, 2015	For the year ended December 31, 2014

Beginning liability balance	$-	$1,650,243
Recognition of derivative value in equity	-	3,450,976
Recognition of conversion feature liability	912,330	-
Net unrealized gain on derivative liabilities in equity	-	(392,545)
Net realized gain on conversion feature liabilities	(47,242)	-
Net unrealized gain on conversion feature liabilities	(444,728)	(20,218)
Adjustment to additional paid-in capital upon conversion and modification	-	(4,688,456)
Ending balance	$420,360	$-

The Company held no Level 3 financial instruments at December 31, 2014.

F-16

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – STRATEGIC AGREEMENTS WITH WORLD VENTURES HOLDINGS

On December 31, 2015, we entered into a Master Product Development Agreement (the “Development Agreement”) with World Ventures Holdings, LLC (“WVH”). The Development Agreement commenced on December 31, 2015, and has an initial term of two (2) years (the “Initial Term”). Thereafter, the Development Agreement will automatically renew for additional successive one (1) year terms (each a “Renewal Term”) unless and until WVH provides written notice of non-renewal at least thirty (30) days prior to the end of the Initial Term or then-current Renewal Term. Each Renewal Term will commence immediately on expiration of the Initial Term or preceding Renewal Term. The Development Agreement may also be terminated earlier pursuant to certain conditions.

Pursuant to the Development Agreement, WVH retained the Company to design, develop and manufacture a series of Proprietary Products (as defined in the Development Agreement) for distribution through WVH’s network of sales representatives, members, consumers, employees, contractors or affiliates. In conjunction with the Development Agreement, the Company and WVH contractually agreed to dedicate $1,500,000 of the $2,000,000 in total proceeds received by the Company to the development and manufacture of the product for WVH. In addition, any expenditure of the $1,500,000 in proceeds is restricted in that the Company will need prior approval from WVH on a monthly basis in order to fund the estimated expenditures needed for the development of the product for WVH from the $1,500,000. Accordingly, the $1,500,000 is included in the restricted cash balance on the accompanying Balance Sheet at December 31, 2015.

In connection with the Development Agreement, on December 31, 2015, the Company entered into a securities purchase agreement (the “WVH Purchase Agreement”) with WVH providing for the issuance and sale by us of 10,050,000 shares (the “WVH Shares”) of Common Stock and a common stock purchase warrant (the “WVH Warrant”) to purchase 2,512,500 shares (the “WVH Warrant Shares”) of Common Stock, for an aggregate purchase price of $2,000,000. The WVH Warrant is initially exercisable on the five (5) month anniversary of the issuance date at an exercise price equal to $0.75 per share and has a term of exercise equal to two (2) years and seven (7) months from the date on which first exercisable.

 NOTE 8 - STOCKHOLDERS’ EQUITY (DEFICIENCY)

On January 13, 2014, the Company closed a “best efforts” private offering of $1,000,000 (the “January Offering”) with a group of accredited investors (the “January Purchasers”) and the Company exercised the oversubscription amount allowed in the January Offering of $350,000, for total gross proceeds to the Company of $1,350,000 before deducting placement agent fees and other expenses. Pursuant to a securities purchase agreement with the January Purchasers (the “January Purchase Agreement”), the Company issued to the January Purchasers (i) 415,387 shares of the Company’s common stock, par value $0.0001 and (ii) warrants (the “January Warrants”) to purchase 1,350,000 shares (the “Warrant Shares”) of the Company’s common stock at an exercise price of $3.25 per share. In connection with the January Offering, 138,463 units were sold at the end of December 2013 and 276,924 units were sold in January 2014, all at $3.25 per unit. As a result, the Company received aggregate gross proceeds of $450,000 in December 2013 from the issuance of 138,463 shares of common stock and 450,000 January Warrants, and the Company received $900,000 in January 2014 from the issuance of 276,924 shares of common stock and 900,000 January Warrants. Costs incurred associated with the January Offering in December 2013 and January 2014 were $56,820 and $100,006, respectively. In January 2014, the placement agent received 41,539 Warrants to purchase 41,539 shares of the Company’s common stock as fees.

Pursuant to the January Purchase Agreement, the Company’s founders who are members of management (the “Founders”) agreed to cancel a corresponding number of shares to those shares issued in the January Offering and place in escrow a corresponding number of shares to be cancelled for each January Warrant Share issued. As a result, the Founders retired 138,463 and 276,924 shares of common stock in December 2013 and January 2014, respectively.

F-17

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCKHOLDERS’ EQUITY (DEFICIENCY) (CONTINUED)

The January Warrants are exercisable for a period of five (5) years from the original issue date. The initial exercise price with respect to the January Warrants was $3.25 per share. On the date of issuance, the January Warrants were recognized as derivative liabilities as they did not have fixed settlement provisions because their exercise prices could be lowered if the Company was to issue securities at a lower price in the future. As a result, the Company recorded $3,450,976 as derivative liability warrants on the condensed consolidated balance sheet on January 13, 2014.

On February 21, 2014, the Company amended the terms of the 1,391,539 January Warrants issued in the January Offering as compensation to the placement agent to eliminate the anti-dilution provision and to lower the exercise price of the January Warrants from $3.25 to $3.00. As a result of the January Warrant modifications, the Company re-measured the January Warrant liability on the modification date and recorded an unrealized gain on derivative liabilities of $448,072 and reclassified the aggregate re-measured value of the January Warrants of $4,514,772 to additional paid-in capital. See Note 6 above.

On various dates, during the twelve months ended December 31, 2014, the Company received gross proceeds of $1,500,000 in connection with the exercise of 500,000 January Warrants into 500,000 shares of common stock at an exercise price of $3.00 per share, net of fees paid upon the exercise of the January Warrants issued in the January Offering per the terms of the underwriter agreement of $30,000. Upon exercise, pursuant to the January Purchase Agreement, the Company’s Founders cancelled a certain number of shares of common stock in accordance with the January Purchase Agreement.

On September 10, 2014, the exercise price of the January Warrants was amended to $2.00.

Effective March 5, 2015, the January Purchasers holding a majority of the securities offered in the January 2014 offering waived a provision that required certain stockholders of the Company to surrender shares of common stock proportional to the number of January Warrants exercised. To date, these stockholders have retired 697,054 shares of common stock which will remain in treasury.

On April 23, 2015, the Company entered into a waiver and termination of certain rights agreement (the “Waiver Agreement”) whereby the majority January Purchasers of shares of common stock and January Warrants in the January Offering agreed to terminate certain provisions in the January Purchase Agreement for an aggregate of 250,000 shares of common stock. The fair value of the 250,000 shares of common stock issued on April 23, 2015 was $655,000 and was recorded as inducement expense by the Company.

June 2014 Private Placement

From June 12, 2014 to June 17, 2014, the Company conducted a private offering with a group of accredited investors (the “June Purchasers”) who had previously participated in the January Offering that occurred between December 30, 2013 and January 13, 2014 (as discussed in this Note 5). Pursuant to a securities purchase agreement with the June Purchasers, the Company issued to the June Purchasers warrants (the “June Warrants”) to purchase an aggregate of 400,000 shares (the “June Shares”) of the Company’s common stock at an exercise price of $3.00 per share. On September 10, 2014, the exercise price of the June Warrants was amended to $2.00. The June Warrants are exercisable for a period of five (5) years from the original issue date. The exercise price for the June Warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

In connection with the issuance of the June Warrants, the Company entered into a registration rights agreement with the June Purchasers pursuant to which the Company agreed to register the June Shares on a Form S-1 registration statement (the “June Registration Statement”) to be filed with the SEC ninety (90) days following the completion of an underwritten public offering (the “June Filing Date”) and to cause the June Registration Statement to be declared effective under the Securities Act within ninety (90) days following the June Filing Date (the “June Required Effective Date”).

The June Registration Statement was not filed by the June Filing Date or declared effective by the June Required Effective Date of December 15, 2014. Under the original terms of the arrangement, the Company was required to pay partial liquidated damages to each June Purchaser in the amount equal to two percent (2%) for the purchase price paid for the June Warrants then owned by such June Purchaser for each 30-day period for which the Company is non-compliant. On January 30, 2015, the Company received signed documentation from all of the June Purchasers waiving their right to liquidated damages and terminating the registration rights agreement.

F-18

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCKHOLDERS’ EQUITY (DEFICIENCY) (CONTINUED)

August 2014 Private Placement

On August 21, 2014, pursuant to a securities purchase agreement with two (2) Purchasers (the “August Purchasers”) who had previously participated in the January Offering that occurred between December 30, 2013 and January 13, 2014 (as discussed in this Note 5), the Company issued to the August Purchasers warrants (the “August Warrants”) to purchase an aggregate of 100,000 shares (the “August Shares”) of the Company’s common stock at an exercise price of $3.00 per share. On September 10, 2014, the exercise price of the August Warrants was amended to $2.00. The August Warrants are exercisable for a period of five (5) years from the original issue date. The exercise price for the August Warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers, or other corporate changes and dilutive issuances.

In connection with the issuance of the August Warrants, the Company entered into a registration rights agreement with the August Purchasers pursuant to which the Company agreed to register the August Shares on a Form S-1 registration statement (the August Registration Statement”) to be filed with the SEC ninety (90) days following the filing date (the “August Filing Date”) and to cause the August Registration Statement to be declared effective under the Securities Act by the required effective date (the “August Effective Date”).

The August Registration Statement was not filed by the August Filing Date or declared effective by the August Required Effective Date. Under the original terms of the arrangement, the Company was required to pay partial liquidated damages to each August Purchaser in the amount equal to two percent (2%) for the purchase price paid for the August Warrants then owned by such August Purchaser for each 30-day period for which the Company is non-compliant. On January 30, 2015, the Company received signed documentation from all of the August Purchasers waiving their right to liquidated damages and terminating the registration rights agreement.

The Company determined that the effect of the issuance of the 500,000 warrants (i.e., the June Warrants and the August Warrants) was to induce the January Purchasers to exercise the January Warrants previously issued to them in the January Offering. As a result, the Company recorded inducement expense of $1,262,068 during the twelve months ended December 31, 2014.

September 2014 Public Offering

On September 15, 2014, the Company closed on an underwritten public offering of its common stock and warrants. The Company offered 2,127,273 shares of common stock and warrants to purchase 2,127,273 shares of common stock, at a combined price to the public of $2.75 per share and related warrant. The warrants are exercisable for a period of five (5) years beginning on September 15, 2014 at an exercisable price of $3.288 per share. The Company received net proceeds of $4,954,042 from the public offering, after deducting the underwriting discount and other offering related expenses. The underwriters were Northland Securities, Inc., The Benchmark Company, LLC, and Newport Coast Securities Inc.

In connection with the underwritten public offering of the Company’s common stock and warrants on September 15, 2014, the Company was required to obtain a waiver and consent from the January Purchasers in the January Offering in order to conduct the public offering at a price of $2.75 per share and warrant. As a result, on September 10, 2014, the Company issued the majority January Purchasers 261,131 unregistered shares of common stock and reduced the exercise price on the outstanding January Warrants, June Warrants, and August Warrants from $3.00 to $2.00 per share of common stock for all of the investors. During the twelve months ended December 31, 2014, the Company recorded additional inducement expense of $718,110 and $232,360 related to the issuance of unregistered shares of common stock to the majority investors and the modification of the warrant exercise price, respectively.

F-19

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCKHOLDERS’ EQUITY (DEFICIENCY) (CONTINUED)

April 2015 Private Placement

On April 24, 2015, the Company entered into a securities purchase agreement (the “April Purchase Agreement”) with a group of accredited investors (the “April Purchasers”) pursuant to which the Company sold to such purchasers an aggregate of $1,575,000 principal amount of secured convertible notes (the “April Convertible Notes”), a Class A Common Stock Purchase Warrant (the “Class A Warrant”) to purchase up to 468,749 shares of the Company’s common stock and a Class B Common Stock Purchase Warrant (the “Class B Warrant,” and together with the Class A Warrant, the “April Warrants”) to purchase up to 468,749 shares of the Company’s common stock. The April Convertible Notes bear interest at 6% per annum and are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $2.52 per share. The April Warrants are exercisable beginning six (6) months after issuance through the fifth (5th) anniversary of such initial exercisability date. The Class A Warrant has an initial exercise price equal to $3.02 per share and the Class B Warrant has an initial exercise price equal to $5.00 per share. The Company received cash proceeds of $1,481,500 from the issuance of the Convertible Notes after deducting debt issuance costs of $93,500.

The Company recorded a debt discount of $1,575,000 related to the sale of the April Convertible Notes and the April Warrants. The debt discount reflects the underlying fair value of the April Warrants of approximately $860,000 on the date of the transaction and a beneficial conversion charge of approximately $715,000. The debt discount will be amortized to interest expense over the earlier of (i) term of the April Convertible Notes or (ii) conversion of the debt.

In connection with the sale of the April Convertible Notes and April Warrants, the Company entered into a registration rights agreement, dated April 24, 2015 (the “April Registration Rights Agreement”), with the April Purchasers, pursuant to which the Company agreed to register the shares of common stock underlying the April Convertible Notes and April Warrants on a Form S-3 registration statement to be filed with the Securities and Exchange Commission (the “SEC”) within ten (10) business days after the date of the issuance of the April Convertible Notes and April Warrants (the “April Filing Date”) and to cause the April Registration Statement to be declared effective under the Securities Act within ninety (90) days following the April Filing Date. If certain of its obligations under the April Registration Rights Agreement are not met, the Company is required to pay partial liquidated damages to each April Purchaser. On May 8, 2015, the Company filed a registration statement on Form S-3 with the SEC to register the shares issuable upon the conversion of the April Convertible Notes, the related accrued interest and the exercise of the April Warrants. Such registration statement was declared effective with the SEC on May 14, 2015.

In connection with the sale of the April Convertible Notes and the April Warrants, the Company entered into a security agreement, dated April 24, 2015 (the “April Security Agreement”), between the Company, 3D-ID and the collateral agent thereto. Pursuant to the Security Agreement, the April Purchasers were granted a security interest in certain personal property of the Company and 3D-ID to secure the payment and performance of all obligations of the Company and 3D-ID under the April Convertible Notes, April Warrants, April Purchase Agreement, April Registration Rights Agreement and April Security Agreement. In addition, in connection with the April Security Agreement, 3D-ID executed a subsidiary guaranty, pursuant to which it agreed to guarantee and act as surety for payment of the April Convertible Notes and other obligations of the Company under the April Warrants, April Purchase Agreement, April Registration Rights Agreement and April Security Agreement.

As described below, the April purchaser exchanged the April Convertible Notes into convertible notes that were identical to the convertible notes that were issued on December 8, 2015.

F-20

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCKHOLDERS’ EQUITY (DEFICIENCY) (CONTINUED)

July 2015 Private Placement

On July 27, 2015, the Company entered into a securities purchase agreement with an accredited investors (the “July Purchaser”) pursuant to which the Company sold an aggregate of $222,222 in principal amount of the 8% Original Issue Discount Convertible Notes (the “8% Convertible Notes”) for an aggregate purchase price of $200,000. The Company received net proceeds of $200,000 from the sale of the 8% Convertible Notes.

The 8% Convertible Notes will mature on September 11, 2015 (the “Maturity Date”), less any amounts converted or redeemed prior to the Maturity Date. The 8% Convertible Notes bear interest at a rate of 8% per annum, subject to increase to the lesser of 24% per annum or the maximum rate permitted under applicable law upon the occurrence of certain events of default.

The 8% Convertible Notes are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $3.50 per share, which is subject to adjustment for stock dividends, stock splits, combinations or similar events.

The Company agreed that if it effected a registered offering either utilizing Form S-1 or Form S-3 (a “Registered Offering”), the Holder shall have the right to convert the entire amount of the subscription amount into such Registered Offering.  The July Purchaser converted the entire amount of the subscription amount into the August Offering described below.

The conversion price used to convert the entire purchase price into common stock was equivalent to the equity offering price of $1.75 on August 4, 2015 and not the conversion price of $3.50 stipulated in the securities purchase agreement. As a result of the change in the conversion price, the Company recorded additional inducement expense of $100,000 at the time of conversion.

August 2015 Offerings

On August 4, 2015, the Company closed with certain purchasers (the “August 2015 Purchasers”) a public offering (the “August Offering”) providing for the issuance and sale by the Company of 1,721,429 shares of the Company’s common stock at a price to the public of $1.75 per share (the “Registered Shares”) for an aggregate purchase price of $3,012,500.

In connection with the sale of the Registered Shares, the Company also entered into a Warrant Purchase Agreement (the “Warrant Purchase Agreement”) with the August 2015 Purchasers providing for the issuance and sale by the Company of warrants to purchase 860,716 shares of the Company’s common stock at a purchase price of $0.0000001 per warrant (the “August 2015 Warrants”).  Each August 2015 Warrant shall be initially exercisable on the six (6) month anniversary of the issuance date an exercise price equal to $2.35 per share and have a term of exercise equal to five (5) years from the date on which first exercisable.

The Registered Shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission (the “SEC”) on April 24, 2015 and declared effective on May 14, 2015 (File No. 333-203637) (the “Registration Statement”).

Pursuant to a Registration Rights Agreement, dated July 30, 2015, by and between the Company and the August 2015 Purchasers, the Company agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon exercise of the August 2015 Warrants.

The placement agent in connection with the Registered Shares was Northland Securities, Inc.

October 2015 Public Offering

On October 21, 2015, the Company closed on an underwritten public offering of its common stock. The Company offered 1,500,000 shares of common stock at a price to the public of $0.70 per share. The Company received gross proceeds from the offering, before deducting underwriting discounts and commission and other estimated offering expenses payable by the Company, of approximately $1,050,000. The underwriter was Aegis Capital Corp.

F-21

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCKHOLDERS’ EQUITY (DEFICIENCY) (CONTINUED)

December 2015 Private Placement

In connection with the sale of the December Notes, the Company also issued to the December Purchasers an aggregate of 900,000 shares of the Company’s common stock in consideration of each Investor’s execution and delivery of the December Purchase Agreement (the “Commitment Shares”). The Commitment Shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the SEC on April 24, 2015 and declared effective on May 14, 2015 (File No. 333-203637).

The following table summarizes the Company's warrants outstanding and exercisable at December 31, 2014 and 2015:

			Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Life	Intrinsic
	Warrants	Price	In Years	Value
Outstanding at January 1, 2014	454,600	$3.23	4.97	$351,300
Issued	3,675,176	2.79	4.51	-
Exercised	(500,000)	3.00	-	-
Cancelled	-	-	-	-
Outstanding and Exercisable at December 31, 2014	3,629,776	$2.80	4.51	$283,828
Issued	4,310,714	1.78	4.04	-
Exercised	(325,000)	2.00	-	-
Cancelled	-	-	-	-
Outstanding and Exercisable at December 31, 2015	7,615,490	$2.26	3.83	$-

Long-Term Stock Incentive Plan

On January 4, 2013, a majority of the Company’s stockholders approved by written consent the Company’s 2013 Long-Term Stock Incentive Plan (“LTIP”). The maximum aggregate number of shares of common stock that may be issued under the LTIP, including stock awards, stock issued to directors for serving on the Company’s board, and stock appreciation rights, is limited to 10% of the shares of common stock outstanding on the first business or trading day of any fiscal year, which is 4,441,159 at December 31, 2015. During the year ended December 31, 2015, the Company issued 269,613 shares under the plan to three non-executive directors for serving on the Company’s board. The aggregate fair value of the shares issued to the directors was $180,000. Also during the year ended December 31, 2015, the Company issued 50,000 shares with an aggregate fair value of $147,500 to one non-executive employee. These shares were issued with no Company imposed restrictions and as a result, the aggregate fair value of $147,500 was expensed entirely in 2015. On November 18, 2014 the Company granted 215,000 restricted shares with an aggregate fair value of $451,500 to six non-executive employees and one consultant. The vesting period for these restricted shares is twelve months with the exception of one award that vests over a thirty-six month period. During the years ended December 31, 2015 and December 31, 2014, the Company expensed $217,000 and $26,833, respectively related to these restricted stock awards. During the year ended December 31, 2014, the Company issued 31,397 shares under the plan to three non-executive directors for serving on the Company’s board. The aggregate fair value of the shares issued to the directors was $80,000. Also during the year ended December 31, 2014, the Company issued 112,500 shares with an aggregate fair value of $275,225 to one executive officer and five non-executive employees. These shares were issued with no Company imposed restrictions and as a result, the aggregate fair value of $275,225 was expensed entirely in 2014.

F-22

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - INCOME TAXES

As of December 31, 2015, the Company had US federal and state net operating loss (“NOLs”) carryovers of $16,475,612 and $12,522,480, respectively, available to offset future taxable income, which expire beginning in 2033. In addition, the Company had tax credit carryforwards of $177,909 at December 31, 2015 that will be available to reduce future tax liabilities. The tax credit carryforwards will begin to expire beginning in 2033.

In accordance with Section 382 of the Internal Revenue Code, deductibility of the Company’s NOLs may be subject to an annual limitation in the event of a change of control. The Company has determined that a change of control has not occurred as of December 31, 2015 and therefore none of the NOLs are limited under Section 382. The Company has no material uncertain tax positions for any of the reporting periods presented. The Company has filed all of its tax returns for all prior periods through December 31, 2015. As a result, the Company’s net operating loss carryovers will now be available to offset any future taxable income.

The income tax provision consists of the following:

	December 31,
	2015	2014
Current
Federal	$-	$-
State	4,307	843
	4,307	843
Deferred
Federal	(3,543,673)	(1,744,445)
State	(362,722)	(314,699)
	(3,906,395)	(2,059,144)
Change in valuation allowance	3,906,395	2,059,144
Total income tax provision	$4,307	$843

A reconciliation of the effective income tax rate and the statutory federal income tax rate is as follows:

	December 31,
	2015	2014
U.S. federal statutory rate	34.00%	34.00%
State income tax rate, net of federal benefit	1.81	2.93
Inducement expenses	(2.33)	(10.63)
Other permanent differences	(3.63)	2.79
Less: valuation allowance	(29.88)	(29.10)
Provision for income taxes	(.03)%	(.01)%

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts became deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, Management believes that significant uncertainties exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2015 and 2014, the change in valuation allowance was $3,906,395 and $2,059,144.

F-23

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - INCOME TAXES (CONTINUED)

The tax effects of temporary differences that give rise to deferred tax assets and liabilities are presented below:

	December 31,
	2015	2014
Deferred tax assets:
Net operating loss carryforward	$6,109,750	$2,487,784
Tax credits	177,909	75,337
Accruals and reserves	315,580	23,023
Restricted stock	4,238	114,712
Charitable donations	3,759	-
Total deferred tax assets before valuation allowance:	$6,611,236	$2,700,856
Valuation allowance	(6,604,638)	(2,698,243)
Deferred tax assets, net of valuation allowance	6,598	2,613

Deferred tax liabilities:
Fixed assets	$(6,598)	$(2,613)
Convertible debt	-
Total deferred tax liabilities	(6,598)	(2,613)

Net deferred tax asset (liability)	$-	$-

NOTE 10 - COMMITMENTS AND CONTINGENCIES

LEGAL MATTERS

On November 12, 2015, we received a complaint that one of our technologies infringed upon one or more claims of a patent(s) issued to the claimant.  The claimant has subsequently acknowledged that we are not currently infringing on their patent(s) as the technology in question is not commercially available at the current time. We are in the process of negotiating a future royalty agreement with the claimant should we decide to introduce this technology in the future.

From time to time we may be involved in various claims and legal actions arising in the ordinary course of our business. Other than as described above, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, or any of our subsidiaries in which an adverse decision could have a material adverse effect upon our business, operating results, or financial condition.

F-24

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

COMMITMENTS

On September 12, 2014, the Company entered into a lease agreement for office space in Oxford, Connecticut. The term of the lease is for two (2) years with a monthly rent of $2,300 in the first year, increasing to $2,450 per month in the second year. On October 3, 2014, the Company entered into a lease agreement for customer service and warehouse space in Melbourne, Florida. The lease term commenced on January 1, 2015. The term of the lease is for three (3) years with a monthly rent amount of $6,395 which includes the base rent, an escrow for taxes and insurance, common area maintenance charges and applicable sale tax. The Company incurred rent expense of $124,698 and $28,071 for the years ended December 31, 2015 and December 31, 2014, respectively. Minimum lease payments for non-cancelable operating leases are as follows:

Future Lease Obligations

2016	$121,575
2017	87,459
Total future lease obligations	$209,034

NOTE 11 - SUBSEQUENT EVENTS

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued.

Effective February 12, 2016, and in exchange for the consents given to the Company by the purchasers and the Secured Parties in connection with the WVH transaction, the Company, the Secured Parties, and the Purchasers agreed, to the following amendments to Notes issued on December 8, 2016.

1.	From the Issuance Date of the Note up to and including April 15, 2016, the Holder (as defined in the Notes) shall trade no more than 5% of the intra-day volume of the Common Stock (as defined in the Notes). After April 15, 2016, the Holder shall trade no more than 10% of the intra-day volume of the Common Stock. However, if the Common Stock closes below $0.40 or above $2.00 or an Event of Default (as defined in the Notes) occurs and is continuing, the foregoing restrictions (the “Restrictions”) shall be removed. If the Common Stock closes below $0.40, then, with respect to the Note, the Holder shall trade no more than the greater of (i) $7,500 of Common Stock per Trading Day (as defined in the Notes) of (ii) 10% of the intraday volume of the Common Stock. If the Common Stock subsequently closes between $0.41 and $1.99 or the Company cures any Event of Default, the Restrictions shall be reinstated.

2.	The “Market Price” for conversions was revised to mean 85% of the average of the five (5) lowest daily Weighted Average Prices in the prior thirty (30) Trading Days as opposed to (5) Trading Days in the original note agreement. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction during such Measuring Period”.

3.	So long as the Note is outstanding, including, without limitation, during the periods that the Holder holds any Common Stock underlying the Note, the Holder agrees not to sell the Common Stock short or participate in any hedging activities, either directly or indirectly through its affiliates, principals or advisors.

On February 23, 2016, the exercise price for the June 2014 Warrants, was amended to $0.50 as an incentive to induce the June Purchasers, to exercise the June Warrants.

On March 11, 2016, the Company issued a promissory note with a principal amount of $400,000 to an accredited Purchaser. The promissory note matures on April 25, 2016, and bears interest at a rate of 12% per annum.

On March 25, 2016, the Company received proceeds of $50,000 in connection with the exercise of 100,000 warrants into 100,000 shares of common stock at an exercise price of $0.50 per share.

On various dates during the first quarter 2016, certain purchasers of the convertible notes issued and exchanged on December 8, 2015 converted $2,707,147 of principal and accrued interest into 12,288,279 shares of common stock.

On April 8, 2016, the Company sold an aggregate of 2,500,000 shares of the Company’s Series A Convertible Preferred Stock, par value $.0001 per share for an aggregate purchase price of $2,500,000.

F-25

12,562,500 Shares of Common Stock

NXT-ID, INC.

PROSPECTUS

The date of this prospectus is              , 2016.

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

SEC Registration Fee	$581.92
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$50,000
Miscellaneous	$420
Total	$61,001.92

All amounts are estimates other than the SEC’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholder. The selling stockholder, however, will pay any other expenses incurred in selling its common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the directors breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or were, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or directors has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

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We maintain a general liability insurance policy that covers liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15. Recent Sales of Unregistered Securities.

During the last three completed fiscal years and to date in the current fiscal year, we have sold the following unregistered securities:

On January 9, 2013, the Company entered into an agreement with a consultant to provide business development services to the Company for a period of three months. Pursuant to the agreement, the Company issued the consultant 20,000 shares of common stock.

On January 11, 2013, we awarded $5,000 of common stock to our director, David Gust, as a quarterly retainer at an assumed price of $0.25 per share.  The shares were awarded from our Long-term Incentive Plan.

On March 31, 2013, we awarded 20,000 shares of common stock to our director, David Gust, as a quarterly retainer at an assumed price of $0.25 per share.

During the three months ended September 30, 2013, the Company issued 6,333 unregistered shares of common stock with a value of $10,000 to a Board member.

During the three months ended September 30, 2013, the Company issued 77,744 unregistered shares of common stock with a value of $100,400 to consultants.

During the three months ended September 30, 2013, the Company issued 100,000 unregistered shares of common stock with a value of $100,000 to non-executive employees.

Between October 15, 2013 and December 31, 2013 the Company issued 13,145 shares of common stock to consultants and board members with an aggregate fair value of $55,840.

Between December 30, 2013 and January 13, 2014, the Company completed a “best efforts” private offering of $1,000,000 (the “January Offering”) with a group of accredited investors (the “January Purchasers”) and the Company exercised the oversubscription amount allowed in the January Offering of $350,000 for total gross proceeds to the Company of $1,350,000 before deducting placement agent fees and other expenses. Pursuant to a securities purchase agreement with the January Purchasers (the “January Purchase Agreement”), the Company issued to the January Purchasers (i) 415,387 shares of the Company’s common stock and (ii) warrants (the “January Purchaser Warrants”) to purchase shares of the Company’s common stock at an exercise price of $3.25 per share.

On January 13, 2014, we issued a warrant to acquire an aggregate of 41,539 shares of our common stock (the “January Agent Warrant,” and together with the January Purchaser Warrants, the “January Warrants”) to the placement agent and its sub-agents, or their respective designees, in the January Offering.  The January Agent Warrant is exercisable for a period of five years from the original issuance date with an exercise price of $3.25 per share. The exercise price of the January Agent Warrant is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances. The exercise price of the January Warrants was amended to $2.00 on September 10, 2014. On April 23, 2015, the Company entered into a waiver and termination of certain rights agreement (the “Waiver Agreement”) whereby the majority January Purchasers agreed to terminate certain provisions in the January Purchase Agreement for an aggregate of 250,000 shares of common stock.

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Between June 12, 2014 and June 17, 2014, the Company completed a private offering with a group of accredited investors, who had previously participated in the Company’s private offering that had occurred between December 30, 2013 and January 13, 2014 (the “June Purchasers”) for total net proceeds to the Company of $4,000. Pursuant to a securities purchase agreement with the June Purchasers, the Company issued to the June Purchasers warrants (the “June Warrants”) to purchase an aggregate of 400,000 shares (the “June Warrant Shares”) of our common stock at an exercise price of $3.00 per share. The June Warrants are exercisable for a period of five years from the original issue date. The exercise price for the June Warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change. The exercise price of the June Warrants was amended to $0.50 on February 23, 2016.

On August 21, 2014, pursuant to a securities purchase agreement with two (2) purchasers (the “August Purchasers”) who had previously participated in the January Offering, the Company issued to the August Purchasers warrants (the “August Warrants”) to purchase an aggregate of 100,000 shares (the “August Shares”) of the Company’s common stock at an exercise price of $3.00 per share. On September 10, 2014, the exercise price of the August Warrants was amended to $2.00. The August Warrants are exercisable for a period of five (5) years from the original issue date. The exercise price for the August Warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers, or other corporate changes and dilutive issuances.

In connection with the Company’s public offering in September 2014, the Company was required to obtain a waiver and consent from the January Purchasers in order to conduct the public offering at a price of $2.75 per share and warrant. As a result, on September 10, 2014, the Company issued the majority January Purchasers 261,131 unregistered shares of common stock and reduced the exercise price on the outstanding January Warrants, June Warrants and August Warrants from $3.00 to $2.00 per share of common stock.

On April 24, 2015, the Company entered into a securities purchase agreement (the “April Purchase Agreement”) with a group of accredited investors (the “April Purchasers”) pursuant to which the Company sold to such purchasers an aggregate of $1,575,000 principal amount of secured convertible notes (the “April Convertible Notes”), Class A Common Stock Purchase Warrants (the “Class A Warrants”) to purchase up to 468,749 shares of the Company’s common stock and Class B Common Stock Purchase Warrants (the “Class B Warrants,” and together with the Class A Warrants, the “April Warrants”) to purchase up to 468,749 shares of the Company’s common stock. The April Convertible Notes bear interest at 6% per annum and are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $2.52 per share. The April Warrants are exercisable beginning six (6) months after issuance through the fifth (5th) anniversary of such initial exercisability date. The Class A Warrants have an initial exercise price equal to $3.02 per share and the Class B Warrants have an initial exercise price equal to $5.00 per share.

Pursuant to an agreement, dated April 30, 2015, between Vista Partners LLC (“Vista”) and the Company (the “Vista Consultant Agreement”), as compensation for financial services, we agreed to issue Vista 60,000 shares of common stock for the initial one-year term of the Vista Consultant Agreement. We also agreed to pay Vista a fee of $37,500 for each three-month period during the initial one-year term and a fee of $12,500 to cover expenses for each six-month period during the initial one-year term. On May 2, 2016, we paid to Vista six months of fees in shares of common stock at a price of $0.45 per share for a total issuance of 194,446 shares of common stock.

On July 27, 2015, the Company entered into a securities purchase agreement with an accredited investor (the “July Purchaser”) pursuant to which the Company sold an aggregate of $222,222 in principal amount of the 8% Original Issue Discount Convertible Notes (the “8% Convertible Notes”) for an aggregate purchase price of $200,000. The 8% Convertible Notes mature on September 11, 2015 (the “Maturity Date”), less any amounts converted or redeemed prior to the Maturity Date. The 8% Convertible Notes bear interest at a rate of 8% per annum, subject to increase to the lesser of 24% per annum or the maximum rate permitted under applicable law upon the occurrence of certain events of default. The 8% Convertible Notes are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $3.50 per share, which is subject to adjustment for stock dividends, stock splits, combinations or similar events. The July Purchaser converted the entire subscription amount of 8% Convertible Notes into a public offering of the Company in August 2015.

On August 4, 2015, the Company entered into a Warrant Purchase Agreement (the “Warrant Purchase Agreement”) with certain purchasers providing for the issuance and sale by the Company of warrants to purchase 860,716 shares of the Company’s common stock at a purchase price of $0.0000001 per warrant (the “August 2015 Warrants”).  Each August 2015 Warrant shall be initially exercisable on the six (6) month anniversary of the issuance date an exercise price equal to $2.35 per share and have a term of exercise equal to five (5) years from the date on which first exercisable.

II-3

Between August 2015 and October 2015, we issued to Anuva Inc. 241,915 unregistered shares of common stock as compensation for manufacturing services.

Pursuant to a Consultant Agreement, dated November 1, 2015, between Verdi Enterprises, Inc. (“Verdi”) and the Company (the “Verdi Consultant Agreement”), on November 1, 2015, we issued to Verdi 150,000 unregistered shares of common stock as compensation for business development services. Pursuant to an Addendum to the Verdi Consultant Agreement, dated April 19, 2016, on May 2, 2016, we issued to Verdi an additional 434,043 unregistered shares of common stock as compensation for additional business development services.

On November 25, 2015, the Company issued a term note (the “Term Note”) with a principal amount of $200,000 to an accredited purchaser (the “November Purchaser”). The Term Note was scheduled to mature on December 15, 2015. The interest rate was 12% per annum with a minimum guaranteed interest of $10,000. The November Purchaser converted the entire principal amount into the December Offering described below.

On December 8, 2015, the Company entered into a securities purchase agreement (the “December Purchase Agreement”) with certain accredited investors (the “December Purchasers”) pursuant to which the Company sold an aggregate of $1,500,000 in principal amount of Senior Secured Convertible Notes (the “December Notes”) for an aggregate purchase price of $1,500,000 (the “December Offering”). The Notes will mature on December 8, 2016 (the “December Maturity Date”), less any amounts converted or redeemed prior to the December Maturity Date. The December Notes bear interest at a rate of 8% per annum. The December Notes are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $0.55 per share. The conversion price is subject to adjustment for stock dividends, stock splits, combinations or similar events.

The April Purchasers (described above) exchanged the April Convertible Notes into the December Notes. In order to obtain their consent to issue the December Notes on December 8, 2015, and to effect the exchange, the Company issued to each of the April Purchasers additional December Notes with a face value of $500,000. On December 28, 2015, the note holders accelerated installment repayments in an aggregate amount of $350,000 which the Company satisfied by an issuance of common stock as a result of a waiver by the holders which allowed the Company to issue common stock below $0.25.

On December 31, 2015, pursuant to a securities purchase agreement, we issued to WorldVentures 10,050,000 shares of common stock (the “WVH Shares”) and a common stock purchase warrant (the “WVH Warrant”) to purchase 2,512,500 shares (the “WVH Warrant Shares”) of common stock for an aggregate purchase price of $2,000,000. The WVH Warrant is initially exercisable on May 31, 2016 at an exercise price equal to $0.75 per share and expires on December 31, 2018.

On March 11, 2016, the Company issued a promissory note with a principal amount of $400,000 to an accredited purchaser. The promissory note matures on April 25, 2016 and bears interest at a rate of 12% per annum.

II-4

Item 16. Exhibits.

(a)	The following exhibits are filed as part of this registration statement.

Exhibit No.	Description of Exhibit
3.1(i)	Certificate of Incorporation (1)
3.1(i)(a)	Certificate of Designations of Series A Convertible Preferred Stock (12)
3.1(ii)	Bylaws (1)
4.1	Form of Warrant Agreement and Form of Warrant (1)
4.2	Form of Warrant for January 2014 Offering (2)
4.3	Form of Agent Warrant for January 2014 Offering (2)
4.4	Form of Warrant for June 2014 and August 2014 Offerings (5)
4.5	Form of Warrant for September 2014 Offering (6)
4.6	Form of Underwriter Warrant for September 2014 Offering (6)
4.7	Form of Class A Warrant (7)
4.8	Form of Class B Warrant (7)
4.9	Form of Warrant for August 2015 Private Placement (8)
4.10	Form of Warrant for December 2015 Agreement with WorldVentures Holdings, LLC (10)
5.1	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C.
10. 1†	Form of Indemnification Agreement (1)
10.2†	2013 Long Term Incentive Plan (1)
10.3†	Forms of Agreement Under 2013 Long Term Incentive Plan (1)
10.4†	Employment Agreement Between Nxt-ID and Gino Pereira (3)
10.5	License Agreement between 3D-ID, LLC and Genex Technologies (1)
10.6	License Agreement between 3D-ID, LLC and Aellipsys Holdings (1)
10.7	Purchase Agreement between 3D-ID, LLC and Nxt-ID, Inc. (1)
10.8††	Manufacturing agreement with Identita Technologies, Inc., dated January 18, 2013 (4)
10.9	Form of Securities Purchase Agreement for January 2014 Offering (2)
10.10	Form of Securities Purchase Agreement for June 2014 and August 2014 Offerings (5)
10.11	Form of Registration Rights Agreement for June 2014 and August 2014 Offerings (5)
10.12	Form of Registration Rights Agreement for April 2015 Offering (7)
10.13	Form of Warrant Purchase Agreement for August 2015 Private Placement (8)
10.14	Form of Securities Purchase Agreement for December 2015 Private Placement (9)
10.15	Form of Registration Rights Agreement for December 2015 Private Placement (9)
10.16	Form of Securities Purchase Agreement for December 2015 Agreement with WorldVentures Holdings, LLC (10)
10.17	Form of Registration Rights Agreement for December 2015 Agreement with WorldVentures Holdings, LLC (10)
10.18	Form of Securities Purchase Agreement for April 2016 Registered Direct Offering (11)
21.1	List of Subsidiaries (1)
23.1	Consent of KPMG LLP, an independent registered public accounting firm
23.2	Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C. (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page to this registration statement)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Schema
101.CAL	XBRL Taxonomy Calculation Linkbase
101.DEF	XBRL Taxonomy Definition Linkbase
101.LAB	XBRL Taxonomy Label Linkbase
101.PRE	XBRL Taxonomy Presentation Linkbase

† Management contract or compensatory plan or arrangement.

†† Confidential treatment has been received for schedules A, C, and D to the agreement

(1)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-184673) with the SEC on January 31, 2013.
(2)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on January 17, 2014.
(3)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K with the SEC on February 24, 2014.
(4)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-184673) with the SEC on March 25, 2013.
(5)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-197845) with the SEC on August 5, 2014.
(6)	Filed as Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-197845) with the SEC on August 14, 2014.
(7)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on April 24, 2015.
(8)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 30, 2015.
(9)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on December 9, 2015.
(10)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on January 4, 2016.
(11)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on April 1, 2016.
(12)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on April 11, 2016.

II-5

(b)	No financial statement schedules have been provided because the information is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereonto duly authorized, in the City of Melbourne, in the State of Florida on May 6, 2016.

NXT-ID, INC.

By:	/s/ Gino M. Pereira
Gino M. Pereira
Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gino M. Pereira, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this registration statement below.

Signature	Title	Date

/s/ Gino M. Pereira	Chief Executive Officer and Director	May 6, 2016
Gino Pereira	(Principal Executive Officer)

/s/ Vincent S. Miceli	Chief Financial Officer	May 6, 2016
Vincent S. Miceli	(Principal Financial and Accounting Officer)

/s/ Major General David R. Gust, USA, Ret.	Director	May 6, 2016
Major General David R. Gust, USA, Ret.

/s/ Michael J. D’Almada-Remedios, PhD	Director	May 6, 2016
Michael J. D’Almada-Remedios, PhD

/s/ Daniel P. Sharkey	Director	May 6, 2016
Daniel P. Sharkey

/s/ Stanley E. Washington	Director	May 6, 2016
Stanley E. Washington

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1(i)	Certificate of Incorporation (1)
3.1(i)(a)	Certificate of Designations of Series A Convertible Preferred Stock (12)
3.1(ii)	Bylaws (1)
4.1	Form of Warrant Agreement and Form of Warrant (1)
4.2	Form of Warrant for January 2014 Offering (2)
4.3	Form of Agent Warrant for January 2014 Offering (2)
4.4	Form of Warrant for June 2014 and August 2014 Offerings (5)
4.5	Form of Warrant for September 2014 Offering (6)
4.6	Form of Underwriter Warrant for September 2014 Offering (6)
4.7	Form of Class A Warrant (7)
4.8	Form of Class B Warrant (7)
4.9	Form of Warrant for August 2015 Private Placement (8)
4.10	Form of Warrant for December 2015 Agreement with WorldVentures Holdings, LLC (10)
5.1	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C.
10. 1†	Form of Indemnification Agreement (1)
10.2†	2013 Long Term Incentive Plan (1)
10.3†	Forms of Agreement Under 2013 Long Term Incentive Plan (1)
10.4†	Employment Agreement Between Nxt-ID and Gino Pereira (3)
10.5	License Agreement between 3D-ID, LLC and Genex Technologies (1)
10.6	License Agreement between 3D-ID, LLC and Aellipsys Holdings (1)
10.7	Purchase Agreement between 3D-ID, LLC and Nxt-ID, Inc. (1)
10.8††	Manufacturing agreement with Identita Technologies, Inc., dated January 18, 2013 (4)
10.9	Form of Securities Purchase Agreement for January 2014 Offering (2)
10.10	Form of Securities Purchase Agreement for June 2014 and August 2014 Offerings (5)
10.11	Form of Registration Rights Agreement for June 2014 and August 2014 Offerings (5)
10.12	Form of Registration Rights Agreement for April 2015 Offering (7)
10.13	Form of Warrant Purchase Agreement for August 2015 Private Placement (8)
10.14	Form of Securities Purchase Agreement for December 2015 Private Placement (9)
10.15	Form of Registration Rights Agreement for December 2015 Private Placement (9)
10.16	Form of Securities Purchase Agreement for December 2015 Agreement with WorldVentures Holdings, LLC (10)
10.17	Form of Registration Rights Agreement for December 2015 Agreement with WorldVentures Holdings, LLC (10)
10.18	Form of Securities Purchase Agreement for April 2016 Registered Direct Offering (11)
21.1	List of Subsidiaries (1)
23.1	Consent of KPMG LLP, an independent registered public accounting firm
23.2	Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C. (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page to this registration statement)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Schema
101.CAL	XBRL Taxonomy Calculation Linkbase
101.DEF	XBRL Taxonomy Definition Linkbase
101.LAB	XBRL Taxonomy Label Linkbase
101.PRE	XBRL Taxonomy Presentation Linkbase

† Management contract or compensatory plan or arrangement.

†† Confidential treatment has been received for schedules A, C, and D to the agreement

(1)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-184673) with the SEC on January 31, 2013.
(2)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on January 17, 2014.
(3)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K with the SEC on February 24, 2014.
(4)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-184673) with the SEC on March 25, 2013.
(5)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-197845) with the SEC on August 5, 2014.
(6)	Filed as Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-197845) with the SEC on August 14, 2014.
(7)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on April 24, 2015.
(8)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 30, 2015.
(9)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on December 9, 2015.
(10)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on January 4, 2016.
(11)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on April 1, 2016.
(12)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on April 11, 2016.

II-8